PURCHASE CONTRACT AND PLEDGE AGREEMENT

Dated as of March 20, 2007

among

The Stanley Works

and

The Bank of New York Trust Company, N.A.,

as Purchase Contract Agent,

and

HSBC Bank USA, National Association,

as Collateral Agent, Custodial Agent and Securities Intermediary

TIE SHEET

Section of Trust Indenture Act of 1939, as amended	Section of Purchase Contract and Pledge Agreement
310(a)	7.08
310(b)	7.09(d) and (g)
310(c)	Inapplicable
311(a)	16.02(b)
311(b)	16.02(b)
311(c)	Inapplicable
312(a)	16.02(a)
312(b)	16.02(b)
313	16.04
314(a)	16.05
314(b)	Inapplicable
314(c)	16.06
314(d)	Inapplicable
314(e)	1.02
314(f)	16.01
315(a)	7.01(a)
315(b)	7.02
315(c)	7.01(f)
315(d)(1)	7.01(b)
315(d)(2)	7.01(b)
315(d)(3)	16.09
316(a)(1)(A)	16.09
316(a)(1)(B)	16.07
316(b)	6.01
316(c)	16.02
317(a)	Inapplicable
317(b)	Inapplicable
318(a)	16.01(b)

*	This Cross-Reference Table does not constitute part of the Purchase Contract and Pledge Agreement and shall not affect the interpretation of any of its terms or provisions.

2

i

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                PURCHASE CONTRACT AND PLEDGE AGREEMENT, dated as of March 20, 2007 among The Stanley Works, a Connecticut corporation (the “Company”), The Bank of New York Trust Company, N.A., not individually, but acting solely as purchase contract agent for, and as attorney-in-fact of, the Holders from time to time of the Units (in such capacities, together with its successors and assigns in such capacities, the “Purchase Contract Agent”), and HSBC Bank USA, National Association, as collateral agent hereunder for the benefit of the Company (in such capacity, together with its successors in such capacity, the “Collateral Agent”), as custodial agent (in such capacity, together with its successors in such capacity, the “Custodial Agent”), and as securities intermediary (as defined in Section 8-102(a)(14) of the UCC) with respect to the Collateral Account (in such capacity, together with its successors in such capacity, the “Securities Intermediary”).

RECITALS

                WHEREAS, the Company has duly authorized the execution and delivery of this Agreement and the Certificates evidencing the Units;

                WHEREAS, all things necessary to make the Purchase Contracts, when the Certificates are executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent, as provided in this Agreement, the valid obligations of the Company and the Holders, and to constitute these presents a valid agreement of the Company, in accordance with its terms, have been done;

                WHEREAS, pursuant to the terms of this Agreement and the Purchase Contracts, the Holders of the Units have irrevocably authorized the Purchase Contract Agent, as attorney-in-fact of such Holders, among other things, to execute and deliver this Agreement on behalf of such Holders and to grant the Pledge provided herein of the Collateral to secure the Obligations.

                NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

                Section 1.01.  Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                (a)            the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

                (b)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

                (c)            the words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

                (d)            the following terms which are defined in the UCC shall have the meanings set forth therein: “certificated security,” “control,” “financial asset,” “entitlement order,” “securities account” and “security entitlement”; and

                (e)            the following terms have the meanings given to them in this Section 1.01(e):

                “Act” has the meaning, with respect to any Holder, set forth in Section 1.04.

                “Affiliate” has the same meaning as given to that term in Rule 405 of the Securities Act, or any successor rule thereunder.

                “Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

                “Applicable Market Value” on any Trading Day means the Daily VWAP of the Common Stock on such Trading Day.

                “Applicants” has the meaning set forth in Section 7.12(b).

                “Authorized Officer” means the Company’s Chief Executive Officer, its President or one of its Vice Presidents or its Treasurer or one of its Assistant Treasurers, or any other officer or agent of the Company duly authorized by the Board of Directors to act in respect of this Agreement.

                “Bankruptcy Code” means Title 11 of the United States Code, or any other law of the United States that from time to time provides a uniform system of bankruptcy laws.

                “Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with such Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of such Depositary).

                “Board of Directors” means the board of directors of the Company or a duly authorized committee of that board.

                “Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent.

                “Book-Entry Interest” means a beneficial interest in a Global Certificate, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

                “Business Day” means any day other than a Saturday or Sunday or any other day on which banking institutions and trust companies in New York City, New York are authorized or required by law or executive order to remain closed.

                “Cash” means any coin or currency of the United States as at the time shall be legal tender for payment of public and private debts.

                “Cash Merger” has the meaning set forth in Section 5.04(b)(ii).

                “Cash Merger Early Settlement” has the meaning set forth in Section 5.04(b)(ii).

                “Cash Merger Early Settlement Date” has the meaning set forth in Section 5.04(b)(ii).

                “Cash Merger Observation Period” has the meaning set forth in Section 5.04(b)(ii).

                “Cash Settlement” has the meaning set forth in Section 5.02(a)(i).

                “Certificate” means a Corporate Units Certificate or a Treasury Units Certificate, as the case may be.

                “Closing Price” per share of Common Stock on any date of determination means:

(i) the closing sale price as of the close of the principal trading session (or, if no closing price is reported, the last reported sale price) per share on the New York Stock Exchange, Inc. (the “NYSE”) on such date; or

(ii) if the Common Stock is not listed for trading on the NYSE on any such date, the closing sale price (or, if no closing price is reported, the last reported sale price) per share as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is so listed; or

(iii) if the Common Stock is not so listed on a United States national or regional securities exchange, the last reported quoted bid price for the Common Stock in the over-the-counter market; or

(iv) if the bid price referred to in clause (iv) above is not available, the average of the mid-point of the last bid and ask prices of the Common Stock on such date from at least three nationally recognized independent investment banking firms retained by the Company for purposes of determining the Closing Price.

                “Code” means the Internal Revenue Code of 1986, as amended.

                “Collateral” means the collective reference to:

(i) the Collateral Account and all investment property and other financial assets from time to time credited to the Collateral Account and all security entitlements with respect thereto, including, without limitation, (A) Convertible Notes and security entitlements relating thereto, (B) any Treasury Securities and security entitlements relating thereto Transferred to the Securities Intermediary from time to time in connection with the creation of Treasury Units in accordance with Section 3.13 hereof and (C) payments made by Holders pursuant to a Cash Settlement;

(ii) all Proceeds of any of the foregoing (whether such Proceeds arise before or after the commencement of any proceeding under any applicable bankruptcy, insolvency or other similar law, by or against the pledgor or with respect to the pledgor); and

(iii) all powers and rights now owned or hereafter acquired under or with respect to the Collateral.

                “Collateral Account” means the securities account of HSBC Bank USA, National Association, as Collateral Agent, maintained on the books of the Securities Intermediary and designated “HSBC Bank USA, National Association, as Collateral Agent of The Stanley Works, as pledgee of The Bank of New York

Trust Company, N.A., as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders”.

                “Collateral Agent” means the Person named as “Collateral Agent” in the first paragraph of this Agreement until a successor Collateral Agent shall have become such pursuant to this Agreement, and thereafter “Collateral Agent” shall mean the Person who is then the Collateral Agent hereunder.

                “collateral event of default” has the meaning set forth in Section 13.01(b).

                “Collateral Substitution” means (i) with respect to the Corporate Units, the substitution of the Pledged Convertible Notes with Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of such Pledged Convertible Notes or (ii) with respect to the Treasury Units, the substitution of the Pledged Treasury Securities included in such Treasury Units with Convertible Notes in an aggregate principal amount equal to the aggregate principal amount at stated maturity of the Pledged Treasury Securities.

                “Common Stock” means the common stock, $2.50 par value, of the Company.

                “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Company” shall mean such successor.

                “Constituent Person” has the meaning set forth in Section 5.04(c)(i).

                “Contract Adjustment Payments” means the payments payable by the Company on the Payment Dates in respect of each Purchase Contract, at a rate per year of 5.125% of the Stated Amount per Purchase Contract.

                “Convertible Notes” means the series of convertible senior notes designated the Convertible Notes of the Company issued pursuant to the Supplemental Indenture.

                “Corporate Trust Office” means the office of the Purchase Contract Agent at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602, Attention: Global Corporate Trust, or such other address as the Purchase Contract Agent may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Purchase Contract Agent (or such other address as such successor Purchase Contract Agent may designate from time to time by notice to the Holders, the Company, the Collateral Agent, the Custodial Agent

and the Securities Intermediary); provided, however, that for purposes of payments, transfers, exchanges, presentment or surrender of Certificates, the Corporate Trust Office shall be located at the agency office of the Purchase Contract Agent at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Division - Corporate Finance Unit, or such other address as the Purchase Contract Agent may designate from time to time by notice to the Company, or the principal corporate trust office of any successor Purchase Contract Agent (or such other address as such successor Purchase Contract Agent may designate from time to time by notice to the Company).

                “Corporate Unit” means the collective rights and obligations of a Holder of a Corporate Units Certificate in respect of the Convertible Notes, subject to the Pledge thereof, and the related Purchase Contract.

                “Corporate Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Corporate Units specified on such certificate.

                “Custodial Agent” means the Person named as Custodial Agent in the first Paragraph of this Agreement until a successor Custodial Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Custodial Agent” shall mean the Person who is then the Custodial Agent hereunder.

                “Daily Settlement Amount” has the meaning set forth in Section 5.01(a).

                “Daily VWAP” means, with respect to the Common Stock, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg (or any successor service) page SWK.N <Equity> AQR in respect of the period from the scheduled opening of trading on the NYSE or, if not then listed on the NYSE, on such other primary market or exchange on which the Common Stock then trades to the scheduled close of trading on such Trading Day or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day as determined by the Board of Directors in good faith using a volume-weighted method or by a nationally recognized independent investment banking firm retained for this purpose by the Company).

                 “Depositary” means a clearing agency registered under Section 17A of the Exchange Act that is designated to act as Depositary for the Units as contemplated by Sections 3.06 and 3.08.

                “Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book entry transfers and pledges of securities deposited with the Depositary.

                “DTC” means The Depository Trust Company.

                “Early Settlement” has the meaning set forth in Section 5.07(a).

                “Early Settlement Amount” has the meaning set forth in Section 5.07(b).

                “Early Settlement Date” has the meaning set forth in Section 5.07(b).

                “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

                “Exchange Act” means the Securities Exchange Act of 1934 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                “Ex-Dividend Date” means the first date upon which a sale of Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to the buyer of the Common Stock.

                “Expiration Date” has the meaning set forth in Section 1.04(e).

                “Failed Remarketing” has the meaning set forth in Section 5.02(b)(iii).

                “Global Certificate” means a Certificate that evidences all or part of the Units and is registered in the name of the Depositary or a nominee thereof.

                “Holder” means, with respect to a Unit, the Person in whose name the Unit evidenced by a Certificate is registered in the Security Register.

                “Indemnitees” has the meaning set forth in Section 7.07(c).

                “Indenture” means the Indenture, dated as of November 1, 2002, between the Company and the Indenture Trustee (including any provisions of the TIA that are deemed incorporated therein), as amended and supplemented from time to time, including by the Supplemental Indenture pursuant to which the Convertible Notes will be issued.

                “Indenture Trustee” means The Bank of New York Trust Company, N.A. (as successor trustee to JPMorgan Chase Bank N.A.) as trustee under the Indenture, or any successor thereto as described in the Indenture.

                “Initial Dividend Threshold” has the meaning set forth in Section 5.04(a).

                “Interest Rate” has the meaning set forth in the Supplemental Indenture.

                “Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by an Authorized Officer and delivered to the Purchase Contract Agent.

                “Losses” has the meaning set forth in Section 15.08(b).

                “Market Disruption Event” means the occurrence or existence for more than one half-hour period in the aggregate on any scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the NYSE or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.

                “Maximum Daily Amount” has the meaning set forth in Section 5.01(a).

                “NASDAQ” has the meaning set forth in Section 5.01(a).

                “NYSE” has the meaning set forth in Section 5.01(a).

                “Obligations” means, with respect to each Holder, all obligations and liabilities of such Holder under such Holder’s Purchase Contract and this Agreement or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest (including, without limitation, interest accruing before and after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to such Holder, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Company or the Collateral Agent or the Securities Intermediary that are required to be paid by the Holder pursuant to the terms of any of the foregoing agreements).

                “Observation Period” has the meaning set forth in Section 5.01(a).

                “Officer’s Certificate” means a certificate signed by the Authorized Officer and delivered to the Purchase Contract Agent. Any Officer’s Certificate delivered with respect to compliance with a condition or covenant provided for in this Agreement shall include the information set forth in Section 1.02 hereof.

                “Opinion of Counsel” means a written opinion of counsel, who may be counsel to the Company (and who may be an employee of the Company), and who shall be reasonably acceptable to the Purchase Contract Agent. An opinion of counsel may rely on certificates as to matters of fact.

                “Outstanding” means, as of any date of determination, all Units evidenced by Certificates theretofore authenticated, executed and delivered under this Agreement, except:

(i) all Units, if a Termination Event has occurred;

(ii) Units evidenced by Certificates theretofore cancelled by the Purchase Contract Agent or delivered to the Purchase Contract Agent for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(iii) Units evidenced by Certificates in exchange for or in lieu of which other Certificates have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Certificate in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Certificate is held by a protected purchaser in whose hands the Units evidenced by such Certificate are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Units have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Units, except that, in determining whether the Purchase Contract Agent shall be authorized and protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded. Units so owned that have been pledged in good faith may be regarded as Outstanding Units if the pledgee establishes to the satisfaction of the Purchase Contract Agent the pledgee’s right so to act with respect to such Units and that the pledgee is not the Company or any Affiliate of the Company.

                “Payment Date” means each February 17, May 17, August 17 and November 17 of each year, commencing August 17, 2007.

                “Permitted Investments” means any one of the following, but, except for clause (4) below, in any case each investment shall not exceed 5% of the total debt outstanding of any single issuer:

(1) any evidence of indebtedness with an original maturity of 365 days or less issued, or directly and fully guaranteed or insured, by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support of the timely payment thereof or such indebtedness constitutes a general obligation of it);

(2) time deposits or certificates of deposit with an original maturity of 365 days or less of any institution which is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500 million at the time of deposit and having a rating at the time of deposit at least equal to “A-1” by Standard & Poor’s Ratings Services (“S&P”) and at least equal to “P-1” by Moody’s Investors Service, Inc. (“Moody’s”) (and which may include the institution acting as the Collateral Agent);

(3) investments in commercial paper, other than commercial paper issued by the Company or its Affiliates, of any corporation incorporated under the laws of the United States or any State thereof, which commercial paper has a rating at the time of purchase at least equal to “A-1” by S&P or at least equal to “P-1” by Moody’s; and

(4) investments in money market funds (including, but not limited to, money market funds managed by the institution acting as the Collateral Agent or an affiliate of the institution acting as the Collateral Agent) registered under the Investment Company Act of 1940, as amended, rated in the highest applicable rating category by S&P or Moody’s.

                “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity of whatever nature.

                “Plan” means an employee benefit plan that is subject to ERISA, a plan or individual retirement account that is subject to Section 4975 of the Code or any entity whose assets are considered assets of any such plan.

                “Pledge” means the lien and security interest in the Collateral created by this Agreement.

                “Pledge Indemnitees” has the meaning set forth in Section 15.08(b).

                “Pledged Convertible Notes” means the Convertible Notes and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

                “Pledged Securities” means the Pledged Convertible Notes and the Pledged Treasury Securities, collectively.

                “Pledged Treasury Securities” means Treasury Securities and security entitlements with respect thereto from time to time credited to the Collateral Account and not then released from the Pledge.

                “Predecessor Certificate” means a Predecessor Corporate Units Certificate or a Predecessor Treasury Units Certificate.

                “Predecessor Corporate Units Certificate” of any particular Corporate Units Certificate means every previous Corporate Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Corporate Units evidenced thereby; and, for the purposes of this definition, any Corporate Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Corporate Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Corporate Units Certificate.

                “Predecessor Treasury Units Certificate” of any particular Treasury Units Certificate means every previous Treasury Units Certificate evidencing all or a portion of the rights and obligations of the Company and the Holder under the Treasury Units evidenced thereby; and, for the purposes of this definition, any Treasury Units Certificate authenticated and delivered under Section 3.10 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Treasury Units Certificate shall be deemed to evidence the same rights and obligations of the Company and the Holder as the mutilated, destroyed, lost or stolen Treasury Units Certificate.

                “Primary Treasury Dealer” means a primary U.S. government securities dealer.

                “Pro Rata” or “pro-rata” shall mean pro rata to each Holder according to the aggregate Stated Amount of the Units held by such Holder in relation to the aggregate Stated Amount of all Units outstanding, as determined by the Purchase Contract Agent.

                “Proceeds” has the meaning ascribed thereto in the UCC and includes, without limitation, all interest, dividends, cash, instruments, securities, financial assets and other property received, receivable or otherwise distributed upon the sale (including, without limitation, any Remarketing), exchange, collection or disposition of any financial assets from time to time credited to the Collateral Account.

                “Prospectus” means the prospectus relating to the delivery of shares or any securities in connection with an Early Settlement pursuant to Section 5.07 or a Cash Merger Early Settlement of Purchase Contracts pursuant to Section

5.04(b)(ii), in the form in which first filed, or transmitted for filing, with the Securities and Exchange Commission after the effective date of the Registration Statement pursuant to Rule 424(b) under the Securities Act, including the documents incorporated by reference therein as of the date of such Prospectus.

                “Purchase Contract” means, with respect to any Unit, the contract forming a part of such Unit and obligating the Company to (i) sell, and the Holder of such Unit to purchase, shares of Common Stock and (ii) pay the Holder thereof Contract Adjustment Payments, in each case on the terms and subject to the conditions set forth in Article 5 hereof.

                “Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Purchase Contract Agent” shall mean such Person or any subsequent successor who is appointed pursuant to this Agreement.

                “Purchase Contract Settlement Date” means May 17, 2010.

                “Purchase Contract Settlement Fund” has the meaning set forth in Section 5.03.

                “Purchase Price” has the meaning set forth in Section 5.01(a).

                “Put Right” has the meaning set forth in the Supplemental Indenture.

                “Quotation Agent” means any Primary Treasury Dealer selected by the Company.

                “Record Date” for any distribution and any Contract Adjustment Payment payable on any Payment Date means the first day of the calendar month in which the relevant Payment Date falls (whether or not a Business Day).

                “Record Date for Common Stock” means, for purposes of Section 5.04(a), with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which Common Stock (or other applicable security) is subdivided, split, combined, or exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of Common Stock subject to such subdivision, split or combination or entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                “Reference Price” means $54.45, subject to adjustment as set forth in Section 5.04 hereof.

                “Reference Property” has the meaning set forth in Section 5.04(b)(i).

                “Registration Statement” means a registration statement under the Securities Act prepared by the Company covering, inter alia, the delivery by the Company of any securities in connection with an Early Settlement on the Early Settlement Date or a Cash Merger Early Settlement on the Cash Merger Early Settlement Date under Section 5.04(b)(ii), including all exhibits thereto and the documents incorporated by reference in the prospectus contained in such registration statement, and any post-effective amendments thereto.

                “Remarketing” has the meaning set forth in the Remarketing Agreement.

                “Remarketing Agents” has the meaning set forth in the Supplemental Indenture.

                “Remarketing Agreement” means a Remarketing Agreement to be entered into between the Company and the Remarketing Agents setting forth the terms of a Remarketing substantially in the form attached as Exhibit Q.

                “Remarketing Date” means May 10, 2010 and, if a Successful Remarketing does note occur on such date, May 11, 2010 as set forth in Section 5.02(b)(i).

                “Remarketing Fee” has the meaning set forth in the Remarketing Agreement.

                “Remarketing Price” means 100% of the aggregate principal amount of Pledged Convertible Notes and Separate Convertible Notes to be remarketed in the Remarketing.

                “Remarketing Settlement Date” has the meaning set forth in the Remarketing Agreement.

                “Reorganization Event” has the meaning set forth in Section 5.04(b).

                “Reset Rate” has the meaning set forth in the Remarketing Agreement.

                “Responsible Officer” means, when used with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent assigned to the Global Corporate Trust Division or the Corporate Trust Division - Corporate Finance Unit (or any successor division or unit), as applicable, of the Purchase Contract Agent located at the Corporate Trust Office of the Purchase Contract Agent, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(b)(ii) and the proviso of Section 7.02 shall also include any other officer of the Purchase Contract Agent to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

                “Securities Act” means the Securities Act of 1933 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                “Securities Intermediary” means the Person named as Securities Intermediary in the first Paragraph of this Agreement until a successor Securities Intermediary shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Securities Intermediary” shall mean such successor or any subsequent successor.

                “Security Register” and “Securities Registrar” have the respective meanings set forth in Section 3.05.

                “Senior Indebtedness” means indebtedness of any kind of the Company unless the instrument under which such indebtedness is incurred expressly provides that it is on a parity in right of payment with or subordinate in right of payment to the Contract Adjustment Payments.

                “Separate Convertible Notes” means Convertible Notes that have been released from the Pledge following Collateral Substitution and therefore no longer underlie Corporate Units.

                “Settlement Rate” has the meaning set forth in Section 5.01(a).

                “Spin-Off” has the meaning set forth in Section 5.02(a)(iii).

                “Stated Amount” means, for each Purchase Contract, $1,000.

                “Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more Subsidiaries. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

                “Successful Remarketing” has the meaning set forth in Section 5.02(b)(ii).

                “Supplemental Indenture” means the Supplemental Indenture No. 1 dated as of the date hereof between the Company and the Indenture Trustee pursuant to which the Convertible Notes are issued.

                “Tax Event” has the meaning set forth in the Supplemental Indenture.

                “Termination Date” means the date, if any, on which a Termination Event occurs.

                “Termination Event” means the occurrence of any of the following events:

(i) at any time on or prior to the Purchase Contract Settlement Date, the Company institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof and if such proceeding, judgment, petition or order shall have been entered more than 60 days prior to the Purchase Contract Settlement Date, such proceeding, judgment, petition or order shall have continued undischarged and unstayed for a period of 60 days; or

(ii) at any time on or prior to the Purchase Contract Settlement Date, the Company seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets.

                “TIA” means the Trust Indenture Act of 1939 and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

                “TRADES” means the Treasury/Reserve Automated Debt Entry System maintained by the Federal Reserve Bank of New York pursuant to the TRADES Regulations.

                “TRADES Regulations” means the regulations of the United States Department of the Treasury, published at 31 C.F.R. Part 357, as amended from time to time. Unless otherwise defined herein, all terms defined in the TRADES Regulations are used herein as therein defined.

                “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other United States national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a United States national or regional securities exchange, in the principal other market on which the Common Stock is then traded.

                 “Transfer” means (i) in the case of certificated securities in registered form, delivery as provided in Section 8-301(a) of the UCC, indorsed to the transferee or in blank by an effective endorsement; (ii) in the case of Treasury Securities, registration of the transferee as the owner of such Treasury Securities on TRADES; and (iii) in the case of security entitlements, including, without limitation, security entitlements with respect to Treasury Securities, a securities intermediary indicating by book entry that such security entitlement has been credited to the transferee’s securities account.

                “Treasury Securities” means zero-coupon U.S. treasury securities that mature on May 15, 2010 (CUSIP No. 912820LR6).

                “Treasury Unit” means, following the substitution of Treasury Securities for Pledged Convertible Notes as collateral to secure a Holder’s obligations under the Purchase Contract, the collective rights and obligations of a Holder of a Treasury Units Certificate in respect of such Treasury Securities, subject to the Pledge thereof, and the related Purchase Contract.

                “Treasury Units Certificate” means a certificate evidencing the rights and obligations of a Holder in respect of the number of Treasury Units specified on such certificate.

                “UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time.

                “Underwriters” means the underwriters identified in Schedule II to the Underwriting Agreement.

                “Underwriting Agreement” means the Underwriting Agreement, dated March 20, 2007, between the Company and Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated and Banc of America Securities LLC, as representatives of the Underwriters, relating to the sale of Corporate Units.

                “Unit” means a Corporate Unit or a Treasury Unit, as the case may be.

                “Units Prospectus” means the Prospectus Supplement dated March 14, 2007, to the Prospectus dated July 23, 2004, which is a part of the registration statement on Form S-3 (No. 333-117607), filed by the Company with the Securities and Exchange Commission.

                “Value” means, with respect to any item of Collateral on any date, as to (1) Cash, the amount thereof, (2) Treasury Securities, the aggregate principal amount thereof at maturity and (3) Convertible Notes, the aggregate principal amount of such Convertible Notes.

                Section 1.02.  Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

                Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                Section 1.03.  Form of Documents Delivered to Purchase Contract Agent.

                In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

                Section 1.04.  Acts of Holders; Record Dates. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

                  (b)    The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Purchase Contract Agent deems sufficient.

                  (c)    The ownership of Units shall be proved by the Security Register.

                  (d)    Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit shall bind every future Holder of the same Unit and the Holder of every Certificate evidencing such Unit issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

                  (e)    The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Units entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Corporate Units and the Outstanding Treasury Units, as the case may be, on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Corporate Units or the Treasury Units, as the case may be, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable Expiration Date by Holders of the requisite number of Outstanding Units on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Units on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable Expiration Date to be given to the Purchase Contract Agent in writing and to each Holder in the manner set forth in Section 1.06.

                With respect to any record date set pursuant to this Section 1.04(e), the Company may designate any date as the “Expiration Date” and from time to time may change the Expiration Date to any later day; provided that no such change shall be effective unless notice of the proposed new Expiration Date is given to the Purchase Contract Agent in writing, and to each Holder in the manner set forth in Section 1.06, prior to or on the existing Expiration Date. If an Expiration Date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the Expiration Date with respect thereto, subject to its right to change the Expiration Date as provided in this paragraph. Notwithstanding the foregoing, no Expiration Date shall be later than the 180th day after the applicable record date.

                Section 1.05.  Notices. All notices, requests, consents and other communications provided for herein (including, without limitation, any modifications of, or waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or, as to any party, at such other address as shall be designated by such party in a notice to the other parties. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier (and in the case of the Purchase

Contract Agent, upon the Purchase Contract Agent’s confirmation of receipt in writing or by telephone) or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

                The Purchase Contract Agent shall send to the Indenture Trustee at the following address a copy of any notices in the form of Exhibits C, D, E, F, H or J it sends or receives:

The Bank of New York Trust Company, N.A.,
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602
Fax: (312) 827-8542

                Section 1.06.  Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Purchase Contract Agent shall constitute a sufficient notification for every purpose hereunder.

                Section 1.07.  Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                Section 1.08.  Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary, and the Holders from time to time of the Units, by their acceptance of the same, shall be deemed to have agreed to be bound by the provisions hereof and to have ratified the agreements of, and the grant of the Pledge hereunder by, the Purchase Contract Agent.

                Section 1.09.  Separability Clause. In case any provision in this Agreement or in the Units shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

                Section 1.10.  Benefits of Agreement. Nothing contained in this Agreement or in the Units, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Units evidenced by their Certificates by their acceptance of delivery of such Certificates.

                Section 1.11.  Governing Law; Waiver of Trial by Jury. THIS AGREEMENT AND THE UNITS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT A DIFFERENT LAW WOULD GOVERN AS A RESULT.

                EACH PARTY HERETO, AND EACH HOLDER OF A UNIT BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.

                Section 1.12.  Legal Holidays. In any case where any Payment Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Contract Adjustment Payments or other distributions shall not be paid on such date, but Contract Adjustment Payments or such other distributions shall be paid on the next succeeding Business Day, with the same force and effect as if made on such scheduled Payment Date; provided that if such Business Day falls in the next succeeding calendar month, the payment date for Contract Adjustment Payments or other distributions shall be brought forward to the immediately preceding Business Day; provided further that no interest or other amount shall accrue or be payable by the Company or to any Holder in respect of such delay.

                In any case where the Purchase Contract Settlement Date or any Early Settlement Date or Cash Merger Early Settlement Date shall not be a Business Day (notwithstanding any other provision of this Agreement or the Units), Purchase Contracts shall not be performed and Early Settlement and Cash Merger Early Settlement shall not be effected on such date, but Purchase Contracts shall be performed or Early Settlement or Cash Merger Early Settlement shall be effected, as applicable, on the next succeeding Business Day with the same force and effect as if made on such Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as applicable.

                Section 1.13.  Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

                Section 1.14.  Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Beneficial Owner.

                Section 1.15.  Appointment of Financial Institution as Agent for the Company. The Company may appoint a financial institution (which may be the Collateral Agent, provided that it shall have accepted such appointment) to act as its agent in performing its obligations and in accepting and enforcing performance of the obligations of the Purchase Contract Agent and the Holders, under this Agreement and the Purchase Contracts, by giving notice of such appointment in the manner provided in Section 1.05 hereof. Any such appointment shall not relieve the Company in any way from its obligations hereunder.

                Section 1.16.  No Waiver. No failure on the part of the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent, the Securities Intermediary or any of their respective agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

ARTICLE 2
CERTIFICATE FORMS

                Section 2.01.  Forms of Certificates Generally. The Certificates (including the form of Purchase Contract forming part of each Unit evidenced thereby) shall be in substantially the form set forth in Exhibit A hereto (in the case of Corporate Units Certificates) or Exhibit B hereto (in the case of Treasury Units Certificates), with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Units are listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

                The definitive Certificates shall be produced in any manner as determined by the officers of the Company executing the Units evidenced by such Certificates, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

                Every Global Certificate authenticated, executed on behalf of the Holders and delivered hereunder shall bear a legend substantially in the form set forth in Exhibit A and Exhibit B for a Global Certificate.

                Section 2.02.  Form of Purchase Contract Agent’s Certificate of Authentication. The form of the Purchase Contract Agent’s certificate of authentication of the Units shall be in substantially the form set forth on the form of the applicable Certificates.

ARTICLE 3
THE UNITS

                Section 3.01.  Amount; Form and Denominations. The aggregate number of Units evidenced by Certificates authenticated, executed on behalf of the Holders and delivered hereunder is limited to 330,000, except for Certificates authenticated, executed and delivered upon registration of transfer of, in exchange for, or in lieu of, other Certificates pursuant to Section 3.04, Section 3.05, Section 3.10, Section 3.13, Section 3.14 or Section 8.05.

                The Certificates shall be issuable only in registered form and only in denominations of a single Corporate Unit or Treasury Unit and any integral multiple thereof.

                Section 3.02.  Rights and Obligations Evidenced by the Certificates. Each Corporate Units Certificate shall evidence the number of Corporate Units specified therein, with each such Corporate Unit representing (1) the ownership by the Holder thereof of a $1,000 principal amount Convertible Note subject to the Pledge of such Convertible Note by such Holder pursuant to this Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Corporate Unit, to pledge, pursuant to Article 11 hereof, the Convertible Note, forming a part of such Corporate Unit to the Collateral Agent, for the benefit of the Company, and to grant to the Collateral Agent, as agent of and for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Convertible Note to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock. To effect such Pledge and grant such security interest, the Purchase Contract Agent on behalf of the Holders of Corporate Units has, on the date hereof, delivered to the Collateral Agent the Convertible Notes.

                Upon the formation of a Treasury Unit pursuant to Section 3.13, each Treasury Units Certificate shall evidence the number of Treasury Units specified therein, with each such Treasury Unit representing (1) the ownership by the Holder thereof of a Treasury Security with a principal amount equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to this Agreement, and (2) the rights and obligations of the Holder thereof and the Company under one Purchase Contract. The Purchase Contract Agent is hereby authorized, as attorney-in-fact for, and on behalf of, the Holder of each Treasury Unit, to pledge, pursuant to Article 11 hereof, such Holder’s interest in the Treasury Security forming a part of such Treasury Unit to the Collateral Agent, as agent of and for the benefit of the Company, and to grant to the Collateral Agent, for the benefit of the Company, a security interest in the right, title and interest of such Holder in such Treasury Security to secure the obligation of the Holder under each Purchase Contract to purchase shares of Common Stock.

                Prior to the purchase of shares of Common Stock under each Purchase Contract, such Purchase Contracts shall not entitle the Holder of a Unit to any of the rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors of the Company or for any other matter, or any other rights whatsoever as a shareholder of the Company.

                Section 3.03.  Execution, Authentication; Delivery and Dating. Subject to the provisions of Section 3.13 and Section 3.14 hereof, upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Certificates executed by the Company to the Purchase Contract Agent for authentication, execution on behalf of the Holders and delivery, together with its Issuer Order for authentication of such Certificates, and the Purchase Contract Agent in accordance with such Issuer Order shall authenticate, execute on behalf of the Holders and deliver such Certificates.

                The Certificates shall be executed on behalf of the Company by its Chairman of the Board of Directors, its Chief Executive Officer, its President, its Treasurer, one of its Vice Presidents or one of its Assistant Treasurers. The signature of any of these officers on the Certificates may be manual or facsimile.

                Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates.

                No Purchase Contract evidenced by a Certificate shall be valid until such Certificate has been executed on behalf of the Holder by the manual signature of an authorized officer of the Purchase Contract Agent, as such Holder’s attorney-in-fact. Such signature by an authorized officer of the Purchase Contract Agent shall be conclusive evidence that the Holder of such Certificate has entered into the Purchase Contracts evidenced by such Certificate.

                Each Certificate shall be dated the date of its authentication.

                No Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by an authorized officer of the Purchase Contract Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.

                Section 3.04.  Temporary Certificates. Pending the preparation of definitive Certificates, the Company may execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holders, and deliver, in lieu of such definitive Certificates, temporary Certificates which are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the Corporate Units or Treasury Units, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Certificates, as evidenced by their execution of the Certificates.

                If temporary Certificates are issued, the Company will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the Corporate Trust Office, at the expense of the Company and without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more definitive Certificates of like tenor and denominations and evidencing a like number of Units as the temporary Certificate or Certificates so surrendered. Until so exchanged, the temporary Certificates shall in all respects evidence the same benefits and the same obligations with respect to the Units evidenced thereby as definitive Certificates.

                Section 3.05.  Registration; Registration of Transfer and Exchange. The Purchase Contract Agent shall keep at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Purchase Contract Agent shall provide for the registration of Certificates and of transfers of Certificates (the Purchase Contract Agent, in such capacity, the “Security Registrar”). The Security Registrar shall record separately the registration and transfer of the Certificates evidencing Corporate Units and Treasury Units.

                Upon surrender for registration of transfer of any Certificate at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the designated transferee or transferees, and deliver, in the name of the designated transferee or transferees, one or more new Certificates of any authorized denominations, like tenor, and evidencing a like number of Corporate Units or Treasury Units, as the case may be.

                At the option of the Holder, Certificates may be exchanged for other Certificates, of any authorized denominations and evidencing a like number of Corporate Units or Treasury Units, as the case may be, upon surrender of the Certificates to be exchanged at the Corporate Trust Office. Whenever any Certificates are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver the Certificates which the Holder making the exchange is entitled to receive.

                All Certificates issued upon any registration of transfer or exchange of a Certificate shall evidence the ownership of the same number of Corporate Units or Treasury Units, as the case may be, and be entitled to the same benefits and subject to the same obligations under this Agreement as the Corporate Units or Treasury Units, as the case may be, evidenced by the Certificate surrendered upon such registration of transfer or exchange.

                Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Purchase Contract Agent duly executed by the Holder thereof or its attorney duly authorized in writing.

                No service charge shall be made for any registration of transfer or exchange of a Certificate, but the Company and the Purchase Contract Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates, other than any exchanges pursuant to Section 3.04, Section 3.06 and Section 8.05 not involving any transfer.

                Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder and deliver any Certificate in exchange for any other Certificate presented or surrendered for registration of transfer or for exchange on or after the Business Day immediately preceding the earliest to occur of any Early Settlement Date with respect to such Certificate, any Cash Merger Early Settlement Date with respect to such Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(a) if the Purchase Contract Settlement Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such other Certificate (or portion thereof) has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such other Certificate (or portion thereof); or

(b) if a Termination Event, Early Settlement, or Cash Merger Early Settlement shall have occurred prior to the Purchase Contract Settlement Date, or a Cash Settlement shall have occurred, transfer the Convertible Notes or the Treasury Securities, as the case may be, underlying such Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

                Section 3.06.  Book-entry Interests. The Certificates will be issued in the form of one or more fully registered Global Certificates, to be delivered to the Depositary or its custodian by, or on behalf of, the Company. The Company hereby designates DTC as the initial Depositary. Such Global Certificates shall initially be registered on the Security Register in the name of Cede & Co., the nominee of the Depositary, and no Beneficial Owner will receive a definitive Certificate representing such Beneficial Owner’s interest in such Global Certificate, except as provided in Section 3.09. The Purchase Contract Agent shall enter into an agreement with the Depositary if so requested by the Company. Following the issuance of such Global Certificates and unless and until definitive, and fully registered Certificates have been issued to Beneficial Owners pursuant to Section 3.09:

(a) the provisions of this Section 3.06 shall be in full force and effect;

(b) the Company and the Purchase Contract Agent shall be entitled to deal with the Depositary for all purposes of this Agreement (including, without limitation, making Contract Adjustment Payments and receiving approvals, votes or consents hereunder) as the Holder of the Units and the sole holder of the Global Certificates and shall have no obligation to the Beneficial Owners; provided that a Beneficial Owner may directly enforce against the Company, without any consent, proxy, waiver or involvement of the Depositary of any kind, such Beneficial Owner’s right to receive a definitive Certificate representing the Units beneficially owned by such Beneficial Owner, as set forth in Section 3.09;

(c) to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(d) except as set forth in the proviso of clause (ii) of this Section 3.06, the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants. The Depositary will make book-entry transfers among Depositary Participants and receive and transmit payments of Contract Adjustment Payments to such Depositary Participants.

                Transfers of securities evidenced by Global Certificates shall be made through the facilities of the Depositary, and any cancellation of, or increase or decrease in the number of, such securities (including the creation of Treasury Units and the recreation of Corporate Units pursuant to Section 3.13 and Section 3.14, respectively) shall be accomplished by making appropriate annotations on the Schedule of Increases and Decreases set forth in such Global Certificate.

                Section 3.07.  Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any Units registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

                Section 3.08.  Appointment of Successor Depositary. If the Depositary elects to discontinue its services as securities depositary with respect to the Units, the Company may, in its sole discretion, appoint a successor Depositary with respect to the Units.

                Section 3.09. Definitive Certificates.

                If:

(a) the Depositary notifies the Company that it is unwilling or unable to continue its services as securities depositary with respect to the Units and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice;

(b) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act when the Depositary is required to be so registered to act as the Depositary and so notifies the Company, and no successor Depositary has been appointed pursuant to Section 3.08 within 90 days after such notice;

(c) to the extent permitted by the Depositary, the Company determines in its discretion that the Global Certificates shall be exchangeable for definitive Certificates; or

(d) a Beneficial Owner seeking to exercise or enforce its rights under the Corporate Units or Treasury Units requests to exchange such Beneficial Owner’s interest in the Global Certificates for definitive Certificates;

then (x) definitive Certificates shall be prepared by the Company with respect to such Units and delivered to the Purchase Contract Agent and (y) upon surrender of the Global Certificates representing the Units by the Depositary, accompanied by registration instructions (other than in the case of clause (iv) above), the Company shall cause definitive Certificates to be delivered to Beneficial Owners in accordance with instructions provided by the Depositary. The Company and the Purchase Contract Agent shall not be liable for any delay in delivery of such instructions and may conclusively rely on and shall be authorized and protected in relying on, such instructions. Each definitive Certificate so delivered shall evidence Units of the same kind and tenor as the Global Certificate so surrendered in respect thereof.

                Section 3.10.  Mutilated, Destroyed, Lost and Stolen Certificates. If any mutilated Certificate is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                If there shall be delivered to the Company and the Purchase Contract Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Certificate, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company or the Purchase Contract Agent that such Certificate has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall authenticate, execute on behalf of the Holder, and deliver to the Holder, in lieu of any such destroyed, lost or stolen Certificate, a new Certificate, evidencing the same number of Corporate Units or Treasury Units, as the case may be, and bearing a Certificate number not contemporaneously outstanding.

                Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent, and the Purchase Contract Agent shall not be obligated to authenticate, execute on behalf of the Holder, and deliver to the Holder, a Certificate on or after the Business Day immediately preceding the earliest of any Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, any Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate, the Purchase Contract Settlement Date or the Termination Date. In lieu of delivery of a new Certificate, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration or transfer instructions from such Holder, the Purchase Contract Agent shall:

(a) if the Purchase Contract Settlement Date (including upon any Cash Settlement) or an Early Settlement Date or a Cash Merger Early Settlement Date with respect to such lost, stolen, destroyed or mutilated Certificate has occurred, deliver the shares of Common Stock issuable in respect of the Purchase Contracts forming a part of the Units evidenced by such Certificate; and

(a) if a Termination Event, Cash Merger Early Settlement or an Early Settlement with respect to such lost or mutilated Certificate shall have occurred prior to the Purchase Contract Settlement Date or a Cash Settlement shall have occurred, transfer the Convertible Notes or the Treasury Securities, as the case may be, underlying such Certificate, in each case subject to the applicable conditions and in accordance with the applicable provisions of Section 3.15 and Article 5 hereof.

                Upon the issuance of any new Certificate under this Section, the Company and the Purchase Contract Agent may require the payment by the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other fees and expenses (including, without limitation, the fees and expenses of the Purchase Contract Agent) connected therewith.

                Every new Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Certificate shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the Units evidenced thereby, whether or not the destroyed, lost or stolen Certificate (and the Units evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Certificates delivered hereunder.

                The provisions of this Section are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

                Section 3.11.  Persons Deemed Owners. Prior to due presentment of a Certificate for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Certificate is registered as the owner of the Units evidenced thereby for purposes of (subject to any applicable record date) any payment or distribution with respect to the Convertible Notes, as applicable, payment of Contract Adjustment Payments and performance of the Purchase Contracts and for all other purposes whatsoever in connection with such Units, whether or not such payment, distribution, or performance shall be overdue and notwithstanding any notice to the contrary, and neither the Company nor the Purchase Contract Agent, nor any agent of the Company or the Purchase Contract Agent, shall be affected by notice to the contrary.

                Notwithstanding the foregoing, with respect to any Global Certificate, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global Certificate, or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global Certificate. None of the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Certificate or maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                Section 3.12.  Cancellation. All Certificates surrendered for delivery of shares of Common Stock on or after the Purchase Contract Settlement Date or in connection with an Early Settlement or a Cash Merger Early Settlement or for delivery of the Convertible Notes or Treasury Securities, as the case may be, after the occurrence of a Termination Event or pursuant to a Cash Settlement, an Early

Settlement or a Cash Merger Early Settlement, a Collateral Substitution, or upon the registration of transfer or exchange of a Unit, shall, if surrendered to any Person other than the Purchase Contract Agent, be delivered to the Purchase Contract Agent along with appropriate written instructions regarding the cancellation thereof and, if not already cancelled, shall be promptly cancelled by it. The Company may at any time deliver to the Purchase Contract Agent for cancellation any Certificates previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Certificates so delivered shall, upon an Issuer Order, be promptly cancelled by the Purchase Contract Agent. No Certificates shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Certificates cancelled as provided in this Section 3.12, except as expressly permitted by this Agreement. All cancelled Certificates held by the Purchase Contract Agent shall be disposed of in accordance with its customary practices.

                If the Company or any Affiliate of the Company shall acquire any Certificate, such acquisition shall not operate as a cancellation of such Certificate unless and until such Certificate is delivered to the Purchase Contract Agent cancelled or for cancellation.

                Section 3.13.  Creation of Treasury Units by Substitution of Treasury Securities. (a) Subject to the conditions set forth in this Agreement, a Holder of Corporate Units may, at any time from and after the date of this Agreement and prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first Remarketing Date, effect a Collateral Substitution and separate the Convertible Notes in respect of such Holder’s Corporate Units by substituting for such Convertible Notes, Treasury Securities in an aggregate principal amount at maturity equal to the aggregate principal amount of the Convertible Notes. To effect such substitution, the Holder must:

(1) Transfer to the Securities Intermediary, for credit to the Collateral Account, Treasury Securities or security entitlements with respect thereto having a Value (as determined by the Purchase Contract Agent) equal to the aggregate principal amount of the Pledged Convertible Notes for which such Collateral Substitution is made; and

(2) Transfer the related Corporate Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, whereupon the Purchase Contract Agent shall promptly provide a direction and instruction to the Collateral Agent, substantially in the form of Exhibit F hereto.

                Upon confirmation that the Treasury Securities described in clause (1) above or security entitlements with respect thereto have been credited to the Collateral Account and receipt of the instruction to the Collateral Agent described in clause (2) above, the Collateral Agent shall release such Pledged Convertible Notes from the Pledge and instruct the Securities Intermediary by a notice, substantially in the form of Exhibit G hereto, to Transfer the Pledged Convertible Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby. Notwithstanding anything to the contrary herein, the Securities Intermediary and the Collateral Agent shall take no action to release such Pledged Convertible Notes from the Pledge unless and until the direction is provided by the Purchase Contract Agent substantially in the form of Exhibit F hereto.

                Upon credit to the Collateral Account of Treasury Securities or security entitlements with respect thereto delivered by a Holder of Corporate Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the Pledged Convertible Notes to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

                Upon receipt of the Pledged Convertible Notes, the Purchase Contract Agent shall promptly:

(i) cancel the related Corporate Units;

(ii) Transfer such Convertible Notes to the Holder (such Convertible Notes shall be tradeable as a separate security, independent of the concurrently created Treasury Units) in book-entry form, to the extent a Global Convertible Note (as defined in the Supplemental Indenture) is registered in the name of the Depositary; and

(iii) deliver Treasury Units in book-entry form, or if applicable, authenticate, execute on behalf of such Holder and deliver Treasury Units in the form of a Treasury Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Corporate Units.

                Holders who elect to separate the Convertible Notes by substituting Treasury Securities for Convertible Notes shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent), in respect of the substitution, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

                (b)      In the event a Holder making a Collateral Substitution pursuant to this Section 3.13 fails to effect a book-entry transfer of the Corporate Units or fails to deliver Corporate Units Certificates to the Purchase Contract Agent after depositing Treasury Securities with the Securities Intermediary, any distributions on the Convertible Notes constituting a part of such Corporate Units, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until such Corporate Units are so transferred or the Corporate Units Certificate is so delivered, as the case may be, or such Holder provides evidence satisfactory to the Company and the Purchase Contract Agent that such Corporate Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company.

                 (c)      Except as described in Section 5.02 or in this Section 3.13 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Corporate Unit remains in effect, such Corporate Units shall not be separable into its constituent parts, and the rights and obligations of the Holder in respect of the Convertible Notes and the Purchase Contract comprising such Corporate Units may be acquired, and may be transferred and exchanged, only as a Corporate Unit.

                Section 3.14.  Recreation of Corporate Units. (a) Subject to the conditions set forth in this Agreement, a Holder of Treasury Units may effect a Collateral Substitution and recreate Corporate Units at any time from and after the date of this Agreement and prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first Remarketing Date. To recreate Corporate Units, the Holder must:

(1) Transfer to the Securities Intermediary, for credit to the Collateral Account, Convertible Notes or security entitlements with respect thereto having an aggregate principal amount equal to the Value (as determined by the Purchase Contract Agent) of the Pledged Treasury Securities to be released; and

(2) Transfer the related Treasury Units to the Purchase Contract Agent accompanied by a notice to the Purchase Contract Agent, substantially in the form of Exhibit C hereto, whereupon the Purchase Contract Agent shall promptly provide a direction and instruction to the Collateral Agent, substantially in the form of Exhibit H hereto.

                Upon confirmation that the Convertible Notes described in clause (1) above or security entitlements with respect thereto has been credited to the Collateral Account and receipt of the instruction from the Purchase Contract Agent described in clause (2) above, the Collateral Agent shall release such Pledged Treasury Securities from the Pledge and shall instruct the Securities Intermediary by a notice, substantially in the form of Exhibit I hereto, to Transfer such Pledged Treasury Securities to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

                Upon credit to the Collateral Account of Convertible Notes or security entitlements with respect thereto delivered by a Holder of Treasury Units and receipt of the related instruction from the Collateral Agent, the Securities Intermediary shall promptly Transfer the Pledged Treasury Securities to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby. Notwithstanding anything to the contrary herein, the Securities Intermediary and the Collateral Agent shall take no action to release such Pledged Convertible Notes from the Pledge unless and until the direction is provided by the Purchase Contract Agent substantially in the form of Exhibit F hereto.

                Upon receipt of such Treasury Securities, the Purchase Contract Agent shall promptly:

(i) cancel the related Treasury Units;

(ii) Transfer the Treasury Securities to the Holder; and

(iii) deliver Corporate Units in book-entry form or, if applicable, authenticate, execute on behalf of such Holder and deliver Corporate Units in the form of a Corporate Units Certificate executed by the Company in accordance with Section 3.03 evidencing the same number of Purchase Contracts as were evidenced by the cancelled Treasury Units.

                Holders who elect to recreate Corporate Units shall be responsible for any fees or expenses (including, without limitation, fees and expenses payable to the Collateral Agent), in respect of the recreation, and neither the Company nor the Purchase Contract Agent shall be responsible for any such fees or expenses.

                 (b)      Except as provided in Section 5.02 or in this Section 3.14 or in connection with a Cash Settlement, an Early Settlement, a Cash Merger Early Settlement or a Termination Event, for so long as the Purchase Contract underlying a Treasury Unit remains in effect, such Treasury Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Treasury Unit in respect of the interest in the Treasury Security and the Purchase Contract comprising such Treasury Unit may be acquired, and may be transferred and exchanged, only as a Treasury Unit.

                Section 3.15.  Transfer of Collateral Upon Occurrence of Termination Event. (a) Upon the occurrence of a Termination Event, the Purchase Contract Agent shall notify the Collateral Agent of the occurrence thereof and request the release of the Collateral from the Pledge. Upon receipt by the Collateral Agent of such written notice or written notice pursuant to Section 5.06 hereof from the Company or the Purchase Contract Agent that a Termination Event has occurred, the Collateral Agent shall release all Collateral from the Pledge and shall promptly instruct the Securities Intermediary to Transfer:

(i) any Pledged Convertible Notes or security entitlements with respect thereto;

(ii) any Pledged Treasury Securities;

(iii) any payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 hereof; and

(iv) any Proceeds and all other payments the Collateral Agent receives in respect of the foregoing,

to the Purchase Contract Agent for the benefit of the Holders for distribution to such Holders, in accordance with their respective interests, free and clear of the Pledge created hereby.

                  (b)      Notwithstanding anything to the contrary in clause (a) of this Section 3.15, if such Termination Event shall result from the Company’s becoming a debtor under the Bankruptcy Code, and if the Collateral Agent shall for any reason fail promptly to effectuate the release and Transfer of all Pledged Convertible Notes, Pledged Treasury Securities and payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, as the case may be, as provided by this Section 3.15, the Purchase Contract Agent shall use its best efforts to obtain an opinion of a nationally recognized law firm to the effect that, notwithstanding the Company’s being the debtor in such a bankruptcy case, the Collateral Agent will not be prohibited from releasing or Transferring the Collateral as provided in this Section 3.15, and shall deliver or cause to be delivered such opinion to the Collateral Agent within ten days after the occurrence of such Termination Event, and if (A) the Purchase Contract Agent shall be unable to obtain such opinion within ten days after the occurrence of such Termination Event or (B) the Collateral Agent shall continue, after delivery of such opinion, to refuse to effectuate the release and Transfer of all Pledged Convertible Notes, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 hereof and Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, as the case may be, as provided in this Section 3.15, then the Purchase Contract Agent shall within fifteen days after the occurrence of such Termination Event commence an action or proceeding in the court having jurisdiction of the Company’s case under the Bankruptcy Code seeking an order requiring the Collateral Agent to effectuate the release and transfer of all Pledged Convertible Notes, Pledged Treasury Securities and the payments by Holders (or the Permitted Investments of such payments) pursuant to Section 5.02 hereof and

Proceeds and all other payments received by the Collateral Agent in respect of the foregoing, or as the case may be, as provided by this Section 3.15.

                  (c)      Upon the occurrence of a Termination Event and the Transfer to the Purchase Contract Agent of the Pledged Convertible Notes or the Pledged Treasury Securities, as the case may be, pursuant to Section 3.15, the Purchase Contract Agent shall request transfer instructions with respect to such Convertible Notes or Pledged Treasury Securities, as the case may be, from each Holder by written request, substantially in the form of Exhibit D hereto, mailed to such Holder at its address as it appears in the Security Register.

                  (d)      Upon book-entry transfer of the Corporate Units or the Treasury Units or delivery of a Corporate Units Certificate or Treasury Units Certificate to the Purchase Contract Agent with such transfer instructions, the Purchase Contract Agent shall transfer the Pledged Convertible Notes or Pledged Treasury Securities, as the case may be, underlying such Corporate Units or Treasury Units, as the case may be, to such Holder by book-entry transfer, or other appropriate procedures, in accordance with such instructions and, in the case of the Pledged Convertible Notes, in accordance with the terms of the Supplemental Indenture. In the event a Holder of Corporate Units or Treasury Units fails to effect such transfer or delivery, the Pledged Convertible Notes or Pledged Treasury Securities, as the case may be, underlying such Corporate Units of Treasury Units, as the case maybe, and any distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i) the transfer of such Corporate Units or Treasury Units or surrender of the Corporate Units Certificate or Treasury Units Certificate or the receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such Corporate Units Certificate or Treasury Units Certificate has been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii) the expiration of the time period specified by the applicable law governing abandoned property in the state in which the Purchase Contract Agent holds such property.

                Notwithstanding the foregoing, the Purchase Contract Agent may opt to deliver to the Company any funds or property held for two years, in which event the Company shall have sole responsibility for compliance with all applicable escheat laws with respect to all funds or property returned to it pursuant to this sentence.

                Section 3.16.  No Consent to Assumption. Each Holder of a Unit, by acceptance thereof, shall be deemed expressly to have (a) withheld any consent to the assumption under Section 365 of the Bankruptcy Code or otherwise, of the Purchase Contract by the Company or its trustee, receiver, liquidator or a person or entity performing similar functions in the event that the Company becomes a debtor under the Bankruptcy Code or subject to other similar state or Federal law providing for reorganization or liquidation and (b) agreed with the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary that the transaction contemplated by the Purchase Contract constitutes a “swap agreement” within the meaning of Section 101 (53B) of the Bankruptcy Code and that each such Holder shall constitute a “swap participant” within the meaning of Section 101 (53C) of the Bankruptcy Code.

                Section 3.17.  Substitutions. Whenever a Holder has the right to substitute Treasury Securities or Convertible Notes, as the case may be, or security entitlements for either of them for financial assets held in the Collateral Account, such substitution shall not constitute a novation of the security interest created hereby.

ARTICLE 4
THE CONVERTIBLE NOTES

                Section 4.01.  Interest Payments; Rights to Interest Payments Preserved. (a) The Collateral Agent shall transfer all income and distributions received by it on account of the Pledged Convertible Notes (if the Pledged Convertible Notes are in the name of the Collateral Agent) or Permitted Investments from time to time held in the Collateral Account to the Purchase Contract Agent for distribution to the applicable Holders as provided in this Agreement and the Purchase Contracts.

                (b)      Any payment on any Convertible Note on any Payment Date which is paid on or immediately prior to any Payment Date shall, subject to receipt thereof by the Purchase Contract Agent from the Company or from the Collateral Agent as provided in Section 4.01(a) above, be paid on the related Payment Date to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) relating to such Convertible Note is registered at the close of business on the Record Date for such Payment Date.

                (c)      Each Corporate Units Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of any other Corporate Units Certificate shall carry the right to accrued and unpaid interest or distributions, and to accrued interest or distributions, which were carried by Convertible Notes underlying such other Corporate Units Certificate.

                (d)      In the case of any Corporate Unit with respect to which (1) Cash Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.02(a) hereof, (2) Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.07 hereof, (3) Cash Merger Early Settlement of the underlying Purchase Contract is properly effected pursuant to Section 5.04(b)(ii) hereof or (4) a Collateral Substitution is properly effected pursuant to Section 3.13, in each case on a date that is after any Record Date and prior to or on the next succeeding Payment Date, interest in respect of the Convertible Notes underlying such Corporate Unit otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Cash Settlement, Early Settlement, Cash Merger Early Settlement or Collateral Substitution, and such payment or distributions shall, subject to receipt thereof by the Purchase Contract Agent, be payable to the Person in whose name the Corporate Units Certificate (or one or more Predecessor Corporate Units Certificates) was registered at the close of business on the Record Date.

                (e)      Except as otherwise expressly provided in Section 4.01(d) hereof, in the case of any Corporate Unit with respect to which Cash Settlement, Early Settlement or Cash Merger Early Settlement of the component Purchase Contract is properly effected, or with respect to which a Collateral Substitution has been effected, payments attributable to the Convertible Notes that would otherwise be payable or made after the Purchase Contract Settlement Date, Early Settlement Date, Cash Merger Early Settlement Date or the date of the Collateral Substitution, as the case may be, shall not be payable hereunder to the Holder of such Corporate Units; provided, however, that to the extent that such Holder continues to hold Separate Convertible Notes that formerly comprised a part of such Holder’s Corporate Units, such Holder shall be entitled to receive interest on such Separate Convertible Notes.

                Section 4.02.  Payments Prior to or on Purchase Contract Settlement Date. (a) Subject to the provisions of Section 5.02, Section 5.04(b)(ii) and Section 5.07, and except as provided in Section 4.02(b) below, if no Termination Event shall have occurred, all principal payments received by the Securities Intermediary in respect of (1) the Pledged Convertible Notes and (2) the Pledged Treasury Securities, shall be credited to the Collateral Account, to be invested in Permitted Investments until the Purchase Contract Settlement Date, and transferred to the Company on the Purchase Contract Settlement Date as provided in Section 5.02 hereof. Any balance remaining in the Collateral Account shall be released from the Pledge and transferred to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests, free and clear of the Pledge created hereby. The Company shall instruct the Collateral Agent in writing as to the specific Permitted Investments in which any payments made under this Section 4.02 shall be invested, provided, however, that if the Company fails to deliver such instructions by 10:30 a.m. (New York City time) on the day such payments are received by the Securities Intermediary, the Securities Intermediary shall invest such payments in the Permitted Investments described in clause (4) of the definition of Permitted Investments, and provided, further, however, that any such Permitted Investments shall mature on or prior to the Purchase Contract Settlement Date. In no event shall the Collateral Agent or the Securities Intermediary be liable for the selection of Permitted Investments or for investment losses incurred thereon. Neither the Collateral Agent nor the Securities Intermediary shall have any liability in respect of losses incurred based on acting or omitting to act under this Section 4.02(a) pursuant to any direction of the Company or as a result of the failure of the Company to provide timely written investment direction.

                (b)      All payments received by the Securities Intermediary in respect of (1) the Convertible Notes and (2) the Treasury Securities or security entitlements with respect thereto, that, in each case, have been released from the Pledge pursuant hereto shall be transferred to the Purchase Contract Agent for the benefit of the applicable Holders for distribution to such Holders in accordance with their respective interests.

                Section 4.03.  Notice and Voting. (a) Subject to Section 4.03(b) hereof, the Purchase Contract Agent may exercise, or refrain from exercising, any and all voting and other consensual rights pertaining to the Pledged Convertible Notes or any part thereof for any purpose not inconsistent with the terms of this Agreement; provided that the Purchase Contract Agent shall not exercise or shall not refrain from exercising such right, as the case may be, if, in the judgment of the Purchase Contract Agent, such action would impair or otherwise have a material adverse effect on the value of all or any of the Pledged Convertible Notes; and provided further that the Purchase Contract Agent shall give the Company and the Collateral Agent at least five Business Days’ prior written notice of the manner in which it intends to exercise, or its reasons for refraining from exercising, any such right. Upon receipt of any notices and other communications in respect of any Pledged Convertible Notes, including either notice of any meeting at which holders of the Convertible Notes are entitled to vote or the solicitation of consents, waivers or proxies of holders of the Convertible Notes, the Collateral Agent shall send promptly to the Purchase Contract Agent such notice or communication, and as soon as reasonably practicable after receipt of a written request therefor from the Purchase Contract Agent, to execute and deliver to the Purchase Contract Agent such proxies and other instruments in respect of such Pledged Convertible Notes (in form and substance satisfactory to the Collateral Agent) as are prepared by the Company and delivered to the Purchase Contract Agent with respect to the Pledged Convertible Notes.

                (b)      Upon receipt of notice of any meeting at which holders of Convertible Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Convertible Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate Units a notice:

(i) containing such information as is contained in the notice or solicitation;

(ii) stating that each Holder on the record date set by the Purchase Contract Agent therefor (which, to the extent possible, shall be the same date as the record date set by the Company for determining the holders of Convertible Notes entitled to vote) shall be entitled to instruct the Purchase Contract Agent as to the exercise of the voting rights pertaining to the Convertible Notes that are a component of their Corporate Units; and

(iiii) stating the manner in which such instructions may be given.

                Upon the written request of the Holders of Corporate Units on such record date received by the Purchase Contract Agent at least six days prior to such meeting or the expiration date of any consent solicitation, the Purchase Contract Agent shall endeavor insofar as practicable to vote or cause to be voted or to consent with respect to, in accordance with the instructions set forth in such requests, the maximum aggregate principal amount of Convertible Notes as to which any particular voting or consenting instructions are received. In the absence of specific instructions from the Holder of Corporate Units, the Purchase Contract Agent shall abstain from voting or consenting with respect to the Convertible Notes that are a component of such Corporate Units. The Company hereby agrees, if applicable, to solicit Holders of Corporate Units to timely instruct the Purchase Contract Agent as to the exercise of such voting or consenting rights in order to enable the Purchase Contract Agent to vote or consent with respect to such Convertible Notes.

                (c)      The Holders of Corporate Units and the Holders of Treasury Units shall, in their capacity as Holders, have no voting rights, rights to dividends or other distributions or other rights in respect of Common Stock.

                Section 4.04.  Payments to Purchase Contract Agent. The Securities Intermediary shall use commercially reasonable efforts to deliver any payments required to be made by it to the Purchase Contract Agent hereunder to the account designated by the Purchase Contract Agent for such purpose not later than 12:00 p.m. (New York City time) on the Business Day such payment is received by the Securities Intermediary; provided, however, that if such payment is received on a day that is not a Business Day or after 11:00 a.m. (New York City time) on a Business Day, then the Securities Intermediary shall use commercially reasonable efforts to deliver such payment to the Purchase Contract Agent no later than 10:30 a.m. (New York City time) on the next succeeding Business Day.

                Section 4.05.  Payments Held in Trust. If the Purchase Contract Agent or any Holder shall receive any payments on account of financial assets credited to the Collateral Account (other than interest on the Convertible Notes) and not released therefrom in accordance with this Agreement, the Purchase Contract Agent or such Holder shall hold such payments as trustee of an express trust for the benefit of the Company and, upon receipt of an Officer’s Certificate of the Company so directing, promptly deliver such payments to the Securities Intermediary for credit to the Collateral Account or to the Company for application to the Obligations of the applicable Holder or Holders, and the Purchase Contract Agent and Holders shall acquire no right, title or interest in any such payments of principal amounts so received. The Purchase Contract Agent shall have no liability under this Section 4.05 unless and until it has been notified in writing that such payment was delivered to it erroneously and shall have no liability for any action taken, suffered or omitted to be taken prior to its receipt of such notice.

ARTICLE 5
THE PURCHASE CONTRACTS

                Section 5.01.  Purchase of Shares of Common Stock. (a) Each Purchase Contract shall obligate the Holder of the related Unit to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount (the “Purchase Price”), a number of newly issued shares of Common Stock (subject to Section 5.08) equal to the Settlement Rate unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The “Settlement Rate” is equal to the sum of the Daily Settlement Amounts determined over a 20 consecutive Trading Day period ending on and including the third trading day prior to the Purchase Contract Settlement Date (the “Observation Period”). The “Daily Settlement Amount” for each Trading Day during the Observation Period is equal to:

(i) if the Applicable Market Value on such Trading Day is less than or equal to the Reference Price, 0.9183 shares of Common Stock per Purchase Contract, subject to adjustment pursuant to Section 5.04 below (as adjusted, the “Maximum Daily Amount”); and

(ii) if the Applicable Market Value on such Trading Day is greater than the Reference Price, subject to adjustment pursuant to Section 5.04 below, the number of shares of Common Stock equal to $50 divided by such Applicable Market Value;

in each case rounded upward or downward to the nearest 1/10,000th of a share.

                (b)      Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance of such Unit:

(i) irrevocably authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contract on its behalf as its attorney-in-fact (including, without limitation, the execution of Certificates on behalf of such Holder);

(ii) agrees to be bound by the terms and provisions of such Unit, including but not limited to the terms and provisions of the Purchase Contract;

(iii) covenants and agrees to perform its obligations under such Purchase Contract and under this Purchase Contract and Pledge Agreement for so long as such Holder remains a Holder of a Corporate Unit or a Treasury Unit;

(iv) consents to the provisions hereof,

(v) irrevocably authorizes the Purchase Contract Agent to enter into and perform this Agreement on its behalf and in its name as its attorney-in-fact;

(vi) consents to, and agrees to be bound by, the Pledge of such Holder’s right, title and interest in and to the Collateral, including the Convertible Notes or the Treasury Securities pursuant to this Agreement, and the delivery of the Convertible Notes by the Purchase Contract Agent to the Collateral Agent; and

(vii) for United States federal, state and local income and franchise tax purposes, agrees to (A) treat its acquisition of the Corporate Units as an acquisition of the Convertible Notes and Purchase Contracts constituting the Corporate Units, (B) treat the Convertible Notes as indebtedness of the Company and (C) treat itself as the owner of the applicable interests in the Collateral, including the Convertible Notes or the Treasury Securities, as applicable;

provided  that upon a Termination Event, the rights of the Holder of such Units under the Purchase Contract may be enforced without regard to any other rights or obligations.

                (c)      Each Holder of a Corporate Unit or a Treasury Unit, by its acceptance thereof, further covenants and agrees that to the extent and in the manner provided in Section 5.02 hereof, but subject to the terms thereof, on the Purchase Contract Settlement Date, Proceeds of the Pledged Convertible Notes or

the Pledged Treasury Securities, as applicable, equal to the Purchase Price shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contract and such Holder shall acquire no right, title or interest in such Proceeds.

                (d)      Upon registration of transfer of a Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee) by the terms of this Agreement and the Purchase Contracts underlying such Certificate and the transferor shall be released from the obligations under this Agreement and the Purchase Contracts underlying the Certificate so transferred. The Company covenants and agrees, and each Holder of a Certificate, by its acceptance thereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                Section 5.02.  Cash Settlement; Remarketing; Notices; Separate Convertible Notes; Registration.

                (a)      Cash Settlement. (i) Unless (A) a Termination Event has occurred, or (B) a Holder effects an Early Settlement or a Cash Merger Early Settlement of the underlying Purchase Contract, each Holder of Corporate Units shall have the right to satisfy in Cash such Holder’s Obligations with respect to the Purchase Contract Settlement Date. Each Holder of Corporate Units who intends to pay in Cash to satisfy such Holder’s Obligations under the Purchase Contract with respect to the Purchase Contract Settlement Date shall notify the Purchase Contract Agent by use of a notice in substantially the form of Exhibit E hereto of his intention to pay in cash (a “Cash Settlement”) the Purchase Price for the Common Stock to be purchased pursuant to the related Purchase Contract. Such notice shall be given prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first Remarketing Date, but no earlier than the Company’s notice of a Remarketing as set forth under clause (c)(i) below.

(ii) A Holder of a Corporate Unit who has so notified the Purchase Contract Agent of his intention to effect a Cash Settlement in accordance with Section 5.02(a)(i) above shall pay the Purchase Price to the Securities Intermediary for deposit in the Collateral Account prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first Remarketing Date, in lawful money of the United States by certified or cashiers check or wire transfer in immediately available funds payable to or upon the order of the Securities Intermediary.

(iii) If a Holder of a Corporate Unit fails to notify the Purchase Contract Agent of its intention to make a Cash Settlement in accordance with Section 5.02(a)(i), or does notify the Purchase Contract Agent as provided in Section 5.02(a)(i) of its intention to pay the Purchase Price in cash, but fails to make such payment as required by Section 5.02(a)(ii), such Holder shall be deemed to have consented to the disposition of the Convertible Notes underlying the Pledged Convertible Notes pursuant to any Remarketing occurring on a Remarketing Date as described in Section 5.02(b) below.

(iv) Promptly after 5:00 p.m. (New York City time) on the Business Day preceding the first Remarketing Date, the Purchase Contract Agent, based on notices received by the Purchase Contract Agent pursuant to Section 5.02(a)(i) hereof and notice from the Securities Intermediary regarding cash received by it prior to such time in a notice substantially in the form of Exhibit J hereto, shall notify the Collateral Agent in writing of the aggregate principal amount of Convertible Notes attributable to the Pledged Convertible Notes to be remarketed in any Remarketing occurring on a Remarketing Date.

(v) Upon (A) receipt by the Collateral Agent of the instruction from the Purchase Contract Agent in substantially the form of Exhibit P hereto promptly after the receipt by the Purchase Contract Agent of a notice from a Holder of Corporate Units that such Holder has elected, in accordance with Section 5.02(a)(i) to effect a Cash Settlement and (B) the payment by such Holder of the Purchase Price in accordance with Section 5.02(a)(ii) above, the Collateral Agent shall:

(1) instruct the Securities Intermediary to invest any such Cash in Permitted Investments consistent with the instructions of the Company as provided for below in this Section 5.02(a)(v);

(2) release from the Pledge the Convertible Notes underlying the Pledged Convertible Notes related to the Corporate Units as to which such Holder has effected a Cash Settlement; and

(3) instruct the Securities Intermediary to Transfer all such Convertible Notes to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby, whereupon the Purchase Contract Agent shall Transfer such Convertible Notes in accordance with written instructions provided by the Holder thereof or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Convertible Notes, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the relevant abandoned property laws of the state where such Convertible Notes and interest payments thereon, if any, are held.

                Notwithstanding the foregoing, the Purchase Contract Agent may opt to deliver to the Company any funds or property held for two years, in which event the Company shall have sole responsibility for compliance with all applicable escheat laws with respect to all funds or property returned to it pursuant to this sentence.

                The Company shall instruct the Collateral Agent in writing as to the type of Permitted Investments in which any such Cash shall be invested; provided, however, that if the Company fails to deliver such written instructions by 10:30 a.m. (New York City time) on the day such Cash is received by the Collateral Agent or to be reinvested by the Securities Intermediary, the Securities Intermediary shall invest such Cash in the Permitted Investments described in clause (4) of the definition of Permitted Investments, and provided, further, however, that any such Permitted Investments shall mature on or prior to the Purchase Contract Settlement Date. The Collateral Agent may conclusively rely on any written direction and shall bear no liability for any loss or other damage based on acting or omitting to act under this Section 5.02 pursuant to any direction of the Company and in no event shall the Collateral Agent or Securities Intermediary be liable for the selection of Permitted Investments or for investment losses incurred thereon. The Collateral Agent and Securities Intermediary shall have no liability in respect of losses incurred as a result of the failure of the Company to provide timely written investment direction.

                Upon maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall, and is hereby authorized to, (A) instruct the Securities Intermediary to remit to the Company on the Purchase Contract Settlement Date such portion of the proceeds of such Permitted Investments as is equal to the aggregate Purchase Price under all Purchase Contracts in respect of which Cash Settlement has been affected as provided in this Section 5.02 to the Company on the Purchase Contract Settlement Date, and (B) release any amounts in excess of such amount earned from such Permitted Investments to the Purchase Contract Agent for distribution to the Holders who have effected Cash Settlement pro-rata in proportion to the amount paid by such Holders under Section 5.02(a)(ii) above.

                (b)       Remarketing. (i) Unless a Termination Event has occurred prior to the first Remarketing Date, in order to dispose of the Pledged Convertible Notes of any Holders of Corporate Units, who have not notified the Purchase Contract Agent of their intention to effect a Cash Settlement as provided in Section 5.02(a)(i) above, or who have so notified the Purchase Contract Agent but failed to make such payment as required by Section 5.02(a)(ii) above, in each case along with any Separate Convertible Notes, the holders of which have elected to participate in a Remarketing pursuant to clause (c)(ii) below, the Company shall engage the Remarketing Agents pursuant to the Remarketing Agreement to remarket such Convertible Notes on the first Remarketing Date and, unless a Successful Remarketing occurs on such first Remarketing Date, the Company shall engage the Remarketing Agents pursuant to the Remarketing Agreement to remarket such Convertible Notes on the second Remarketing Date. The Purchase Contract Agent, based on the notices specified pursuant to Section 5.02(a)(iv), shall notify the Remarketing Agents in writing, promptly after 5:00 p.m. (New York City time) on the Business Day immediately preceding the Remarketing Date, of the aggregate principal amount of Pledged Convertible Notes that are to be remarketed. Concurrently, the Custodial Agent, based on the notices specified in clause (c)(ii) below, will notify the Remarketing Agents in writing of the aggregate principal amount of Separate Convertible Notes to be remarketed in any Remarketing. Upon receipt of notice from the Purchase Contract Agent as set forth in Section 5.02(b)(i) above and notice of the Separate Convertible Notes (if any) from the Custodial Agent as set forth in Section 5.02(b)(i) above, the Remarketing Agents shall, on the Remarketing Date or Dates, use reasonable efforts to remarket, as provided in the Remarketing Agreement (subject to the execution of a Remarketing Agreement and the satisfaction of the conditions set forth therein), such Convertible Notes and such Separate Convertible Notes at or above the applicable Remarketing Price.

(ii) If the Remarketing Agents are able to remarket such Convertible Notes and Separate Convertible Notes (if any) for at least the Remarketing Price in any Remarketing (other than to the Company) in accordance with the Remarketing Agreement (a “Successful Remarketing”), the Collateral Agent shall cause the Securities Intermediary to transfer to the Remarketing Agents (or a designee appointed by them) the remarketed Pledged Convertible Notes upon confirmation of deposit to the Collateral Account of proceeds of such Successful Remarketing attributable to such Convertible Notes, and the Custodial Agent shall transfer the remarketed Separate Convertible Notes to the Remarketing Agents (or a designee appointed by them) upon confirmation of receipt of proceeds of such Successful Remarketing attributable to such Separate Convertible Notes. Settlement shall occur on the Remarketing Settlement Date. Upon deposit in the Collateral Account of such proceeds, the Collateral Agent shall, on the Purchase Contract Settlement Date, upon written direction of the Purchase Contract Agent (which direction shall include the calculation set forth below of the amount to be remitted by the Securities Intermediary), instruct the Securities Intermediary to remit a portion of such proceeds equal to the aggregate principal amount of such Convertible Notes to satisfy in full the Obligations of Holders of Corporate Units to pay the Purchase Price for

the shares of Common Stock under the related Purchase Contracts, less the amount of any accrued and unpaid Contract Adjustment Payments payable to such Holders, and promptly remit the balance of such proceeds to the Purchase Contract Agent for payment to the Holders of Corporate Units, whereupon the Purchase Contract Agent shall make such payment on the Purchase Contract Settlement Date Pro Rata in accordance with their respective interests. With respect to any Separate Convertible Notes remarketed, the Custodial Agent shall remit such proceeds of the Successful Remarketing received from the Remarketing Agents pro rata to Holders of such Separate Convertible Notes. For the avoidance of doubt, Holders and holders of Separate Notes participating in a Successful Remarketing shall not be liable for payment of any remarketing fee.

(iii) If, in spite of its reasonable efforts, the Remarketing Agents cannot remarket the Convertible Notes on or prior to the second Remarketing Date at a price not less than the Remarketing Price (other than to the Company) or a condition precedent set forth in the Remarketing Agreement is not fulfilled, the remarketing will be deemed to have failed (a “Failed Remarketing”). Following a Failed Remarketing, as of the Purchase Contract Settlement Date, each Holder of any Pledged Convertible Notes, unless such Holder has provided written notice to the Purchase Contract Agent in substantially the form of Exhibit M hereto of its intention to settle the related Purchase Contract with separate cash prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date and on or prior to 5:00 p.m. (New York City time) on such Business Day delivered the Purchase Price to the Securities Intermediary for deposit in the Collateral Account in lawful money of the United States by certified or cashiers check or wire transfer in immediately available funds payable to or upon the order of the Securities Intermediary, shall be deemed to have exercised such Holder’s Put Right with respect to the Pledged Convertible Notes and to have elected to apply the Proceeds of the Put Right equal to the aggregate Purchase Price against such Holder’s obligation to pay the aggregate Purchase Price for the shares of Common Stock to be issued under the related Purchase Contracts in full satisfaction of such Holders’ Obligations under such Purchase Contracts. Following such application, if practicable by way of set-off, each such Holder’s Obligations, including to pay the Purchase Price for the shares of Common Stock, will be deemed to be satisfied in full, and upon written instruction from the Purchase Contract Agent, the Collateral Agent shall cause the Securities Intermediary to release the Pledged Convertible Notes from the Collateral Account and shall promptly transfer such Convertible Notes to the Company. Upon (x) receipt by the Collateral Agent of a notice from the Purchase Contract Agent in substantially the form of Exhibit N hereto promptly after the receipt by the Purchase Contract Agent of a notice from a Holder of Corporate Units that such Holder has elected, in accordance with this Section 5.02(b)(iii), to settle the related Purchase Contract with separate cash and (y) payment by such Holder to the Securities Intermediary of the Purchase Price in accordance with the second sentence of this Section 5.02(b)(iii), in lieu of exercise of such Holder’s Put Right, the Securities Intermediary shall give the Purchase Contract Agent notice of the receipt of such payment in substantially the form of Exhibit O hereto and shall (A) invest the separate cash received in Permitted Investments consistent with the instructions of the Company as provided in Section 5.02(a)(v) with respect to Cash Settlement, (B) promptly release from the Pledge the Convertible Notes related to the Corporate Units as to which such Holder has paid such separate cash and (C) promptly Transfer all such Convertible Notes to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby, whereupon the Purchase Contract Agent shall Transfer such Convertible Notes in accordance with written instructions provided by the Holder thereof or, if no such instructions are given to the Purchase Contract Agent by the Holder, the Purchase Contract Agent shall hold such Convertible Notes, and any interest payment thereon, in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder until the expiration of the time period specified in the relevant abandoned property laws of the state where such Convertible Notes and interest payments thereon, if any, are held. Upon maturity of the Permitted Investments on the Purchase Contract Settlement Date, the Collateral Agent shall upon written instruction from the Company, and is hereby authorized to, (A) instruct the Securities Intermediary to remit to the Company on the Purchase Contract Settlement Date such portion of the proceeds of such Permitted Investments as is equal to the aggregate Purchase Price under all Purchase Contracts in respect of which separate cash has been paid as provided in this Section 5.02(b)(iii) (as set forth in the instruction from the Company) to the Company on the Purchase Contract Settlement Date, and (B) release any amounts in excess of such amount earned from such Permitted Investments to the Purchase Contract Agent for distribution to the Holders who have paid such separate cash pro-rata in proportion to the amount paid by such Holders under this Section 5.02(b)(iii).

                 (c)         Notices, Separate Convertible Notes; Registration. (i) Not later than 15 days prior to the first Remarketing Date, the Company shall issue a press release and request the Depositary or its nominee to notify the Beneficial Owners or Depositary Participants holding Units and Separate Convertible Notes of the Remarketing Dates and the procedures to be followed in the Remarketing including the procedures to be followed by holders of Separate Convertible Notes to participate in the Remarketing, the applicable procedures for Holders of Corporate Units to create Treasury Units or Holders of Treasury Units to recreate Corporate Units, the applicable procedures for Holders of Corporate Units to effect an Early Settlement and, the applicable procedures to effect a Cash Settlement and the applicable procedures that must be followed by a holder of Separate Convertible Notes if such holder wishes to exercise its Put Right or by a Holder if such Holder elects not to exercise its Put Right.

(ii) Prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first Remarketing Date, but no earlier than the Payment Date immediately preceding such date, holders of Separate Convertible Notes may elect to have their Separate Convertible Notes remarketed in the Remarketing to occur on a Remarketing Date under the Remarketing Agreement by delivering their Separate Convertible Notes, along with a notice of such election, substantially in the form of Exhibit K attached hereto, to the Custodial Agent. After such time, such election shall become an irrevocable election to have such Separate Convertible Notes remarketed in the Remarketing to occur on a Remarketing Date. The Custodial Agent shall hold the Separate Convertible Notes in an account separate from the Collateral Account in which the Pledged Convertible Notes shall be held. Holders of Separate Convertible Notes electing to have their Separate Convertible Notes remarketed will also have the right to withdraw that election by written notice to the Custodial Agent, substantially in the form of Exhibit L hereto, on or prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first Remarketing Date, and following such notice the Custodial Agent shall return such Separate Convertible Notes to such holder.

(iii) The Company agrees to use its commercially reasonable efforts to ensure that, if required by applicable law, (x) a registration statement, including a prospectus, under the Securities Act with regard to the full amount of the Convertible Notes to be remarketed in each Remarketing in each case in a form that may be used by the Remarketing Agents in connection with such Remarketing shall be effective with the Securities and Exchange Commission, unless the Company conducts a remarketing in accordance with an exemption from registration under the Securities Act, and (y) to make available copies of such prospectus.

(iv) The Company shall issue a press release and cause a notice of any Failed Remarketing to be published on its website (with a copy of such notice to be provided to the Purchase Contract Agent) before 9:00 a.m. New York City time on the Business Day immediately following the second Remarketing Date by making a timely release to any appropriate news agency, including Bloomberg News and Dow Jones News Service.

                 (d)         In the case of a Treasury Unit, upon the maturity of the Pledged Treasury Securities held by the Securities Intermediary on the Business Day immediately preceding the Purchase Contract Settlement Date, the principal amount of the Treasury Securities received by the Securities Intermediary shall be invested in Permitted Investments consistent with the instructions of the Company as provided in Section 5.02(a) with respect to Cash Settlement. On the Purchase Contract Settlement Date, an amount equal to the Purchase Price for all related Purchase Contracts shall be remitted to the Company as payment of such Holder’s Obligations under such Purchase Contracts without receiving any instructions from the Holder. In the event the sum of the Proceeds from the related Pledged Treasury Securities and the Proceeds from such Permitted Investments is in excess of the aggregate Purchase Price, the Collateral Agent shall cause the Securities Intermediary to distribute such excess, when received by the Securities Intermediary, to the Purchase Contract Agent for the benefit of the Holder of the related Treasury Units.

                 (e)         The obligations of the Holders to pay the Purchase Price are non-recourse obligations and, except to the extent satisfied by Early Settlement, Cash Merger Early Settlement or Cash Settlement or terminated upon a Termination Event, are payable solely out of the proceeds of any Collateral pledged to secure the obligations of the Holders, and in no event will Holders be liable for any deficiency between the proceeds of the disposition of Collateral and the Purchase Price.

                 (f)         The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates thereof to the Holder of the related Units unless the Company shall have received, subject to Section 5.02(e), payment for the Common Stock to be purchased thereunder in the manner herein set forth.

                Section 5.03.  Issuance of Shares of Common Stock. Unless a Termination Event, an Early Settlement or a Cash Merger Early Settlement shall have occurred, subject to Section 5.04(b), on the Purchase Contract Settlement Date upon receipt of the aggregate Purchase Price payable on all Outstanding Units in accordance with Section 5.02, the Company shall issue and deposit with the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Units, one or more certificates representing newly issued shares of Common Stock registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such certificates for shares of Common Stock, together with any dividends or distributions for which a record date and payment date for such dividend or distribution has occurred after the Purchase Contract Settlement Date, being hereinafter referred to as the “Purchase Contract Settlement Fund”) to which the Holders are entitled hereunder; provided, that, in case such Common Stock is to be delivered through the facilities of DTC or another Depositary, the Company shall cause its stock transfer agent to deliver beneficial interests in such

Common Stock on behalf of the Purchase Contract Agent through such facilities to the Holders entitled thereto.

                Subject to the foregoing, upon presentation and surrender of a Certificate, if in certificated form, to the Purchase Contract Agent on or after the Purchase Contract Settlement Date, Early Settlement Date or Cash Merger Early Settlement Date, as the case may be, together with settlement instructions thereon duly completed and executed, the Holder of such Certificate shall be entitled to receive forthwith in exchange therefor a certificate representing that number of newly issued whole shares of Common Stock which such Holder is entitled to receive pursuant to the provisions of this Article 5 (after taking into account all Units then held by such Holder), together with cash in lieu of fractional shares as provided in Section 5.08 and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, but without any interest thereon, and the Certificate so surrendered shall forthwith be cancelled. Such shares shall be registered in the name of the Holder or the Holder’s designee as specified in the settlement instructions set forth on the reverse of the Certificate provided by the Holder to the Purchase Contract Agent. If any shares of Common Stock issued in respect of a Purchase Contract are to be registered in the name of a Person other than the Person in whose name the Certificate evidencing such Purchase Contract is registered (but excluding any Depositary or nominee thereof), no such registration shall be made unless and until the Person requesting such registration has paid any transfer and other taxes (including any applicable stamp taxes) required by reason of such registration in a name other than that of the registered Holder of the Certificate evidencing such Purchase Contract or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

                Section 5.04.  Adjustment of the Maximum Daily Amount.

                (a)     Adjustments for Dividends, Distributions, Stock Splits, Etc.

(i) If the Company issues Common Stock as a dividend or distribution on its Common Stock to all or substantially all holders of its Common Stock, or if the Company effects a share split or share combination, the Maximum Daily Amount shall be adjusted based on the following formula:

MDA1 = MDA0 × OS1 / OS0

where:

MDA0 = the Maximum Daily Amount in effect immediately prior to the Ex-Dividend Date or the effective date of such share split or share combination;

MDA1 = the new Maximum Daily Amount in effect immediately on and after the Ex-Dividend Date, or the effective date of such share split or share combination;

OS0 = the number of shares of Common Stock outstanding immediately prior to such dividend or distribution, or the effective date of such share split or share combination; and

OS1 = the number of shares of Common Stock outstanding immediately after such dividend or distribution, or the effective date of such share split or share combination.

                Any adjustment made pursuant to this paragraph (i) shall become effective as of the open of business on (x) the Ex-Dividend Date or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this paragraph (i) is declared but not so paid or made, the new Maximum Daily Amount shall be readjusted to the Maximum Daily Amount that would then be in effect if such dividend or distribution had not been declared.

(ii) If the Company distributes to all holders of its Common Stock any rights, warrants or options entitling them for a period of not more than 45 days after the date of distribution thereof to subscribe for or purchase Common Stock, in any case at an exercise price per share of Common Stock less than the Closing Price of the Company’s Common Stock on the Business Day immediately preceding the time of announcement of such distribution, the Maximum Daily Amount shall be increased based on the following formula:

MDA1 = MDA0 × (OS0 + X) / (OS0 + Y)

where:

MDA0 = the Maximum Daily Amount in effect immediately prior to the Ex-Dividend Date;

MDA1 = the new Maximum Daily Amount in effect immediately on and after the Ex-Dividend Date;

OS0 = the number of shares of Common Stock outstanding immediately prior to the Ex-Dividend Date;

X = the aggregate number of shares of Common Stock issuable pursuant to such rights, warrants or options; and

Y = the number of shares of Common Stock equal to the quotient of (A) the aggregate price payable to exercise all such rights, warrants or options and (B) the average of the Closing Prices of Common Stock for the 10 consecutive Trading Days ending on the Business Day immediately preceding the date of announcement for the distribution of such rights, warrants or options.

                For purposes of this paragraph (ii), in determining whether any rights, warrants or options entitle the holders to subscribe for or purchase Common Stock at less than the applicable Closing Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or options and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Company. If any right, warrant or option described in this paragraph (ii) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof, the new Maximum Daily Amount shall be readjusted to the Maximum Daily Amount that would then be in effect if such right, warrant or option had not been so issued.

(iii) If the Company distributes shares of capital stock, evidences of indebtedness or other assets or property of the Company to all holders of its Common Stock, excluding:

(A) dividends, distributions, rights, warrants or options referred to in paragraph (i) or (ii) above;

(B) dividends or distributions paid exclusively in cash; and

(C) Spin-Offs described below in this paragraph (iii), then the Maximum Daily Amount shall be increased based on the following formula:

MDA1 = MDA0 × SP0 / (SP0 – FMV)

where

MDA0 = the Maximum Daily Amount in effect immediately prior to the Ex-Dividend Date;

MDA1 = the new Maximum Daily Amount in effect immediately on and after the Ex-Dividend Date;

SP0 = the Closing Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date; and

FMV = the fair market value (as determined in good faith by the Company) of the shares of capital stock, evidences of indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date, expressed as an amount per share of Common Stock.

                An adjustment to the Maximum Daily Amount made pursuant to the immediately preceding paragraph shall become effective as of the open of business on the Ex-Dividend Date.

                If the Company distributes to all holders of its Common Stock capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit (“Spin-Off”), the Maximum Daily Amount in effect immediately following the 10th Trading Day immediately following, and including, the effective date of the Spin-Off shall be increased based on the following formula:

MDA1 = MDA0 × (FMV0 + MP0) / MP0

where:

MDA0 = the Maximum Daily Amount in effect on the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

MDA1 = the new Maximum Daily Amount immediately after the 10th Trading Day immediately following, and including, the effective date of the Spin-Off;

FMV0 = the average of the Closing Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Days after and including the effective date of the Spin-Off; and

MP0 = the average of the Closing Prices of Common Stock over the first 10 consecutive Trading Days after the effective date of the Spin-Off.

                An adjustment to the Maximum Daily Amount made pursuant to the immediately preceding paragraph will occur at the close of business on the 10th Trading Day from and including the effective date of the Spin-Off; provided that in respect of any Purchase Contract Settlement Date that occurs within the 10 Trading Days following the effective date of any Spin-Off, references within this paragraph (iii) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the effective date of such Spin-Off and the Purchase Contract Settlement Date in determining the Applicable Maximum Daily Amount.

                If any such dividend or distribution described in this paragraph (3) is declared but not paid or made, the new Maximum Daily Amount shall be readjusted to be the Maximum Daily Amount that would then be in effect if such dividend or distribution had not been declared.

(iv) If any regular, quarterly cash dividend or distribution made to all or substantially all holders of the Company’s Common Stock during any quarterly fiscal period does not equal $0.30 per share (the “Initial Dividend Threshold”), the Maximum Daily Amount shall be adjusted based on the following formula:

MDA1 = MDA0 × (SP0 – IDT) / (SP0 – C)

where,

MDA0 = the Maximum Daily Amount in effect immediately prior to the Ex-Dividend Date;

MDA1 = the Maximum Daily Amount in effect immediately after the Ex-Dividend Date;

SP0 = the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date;

C = the amount in cash per share the Company distributes to holders of Common Stock; and

IDT = the Initial Dividend Threshold.

                If the denominator of the foregoing fraction is less than $1.00 (including a negative amount) then in lieu of any adjustment under this Section 5.04(iv), the Company shall make adequate provision so that each Holder of Purchase Contracts shall have the right to receive upon settlement, in addition to the shares of Common Stock issuable upon such settlement, the amount of cash such Holder would have received had such Holder settled such Purchase Contracts on the Ex-Dividend Date.

                The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Maximum Daily Amount, provided that no adjustment will be made to the Initial Dividend Threshold for any adjustment made to the Maximum Daily Amount under this Section 5.04(iv)

(v) If the Company pays any cash dividend or distribution that is not a regular, quarterly cash dividend or distribution to all or substantially all holders of its Common Stock, the Maximum Daily Amount shall be adjusted based on the following formula:

MDA1 = MDA0 × SP0 / (SP0 – C)

where,

MDA0 = the Maximum Daily Amount in effect immediately prior to the Ex-Dividend Date;

MDA1 = the Maximum Daily Amount in effect immediately after the Ex-Dividend Date;

SP0 = the Closing Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date; and

C = the amount in cash per share the Company distributes to holders of its Common Stock.

                The Initial Dividend Threshold is subject to adjustment in a manner inversely proportional to adjustments to the Maximum Daily Amount; provided that no adjustment shall be made to the Initial Dividend Threshold for any adjustment made to the Maximum Daily Amount under this Section 5.04(v).

                An adjustment to the Maximum Daily Amount made pursuant to Sections 5.04(iv) or 5.04(v) shall become effective as of the open of business on the ex-dividend date for such dividend or distribution. If any dividend or distribution described in Section 5.04(iv) or 5.04 (v) is declared but not so paid or made, the new Maximum Daily Amount shall be readjusted to the Maximum Daily Amount that would be in effect if such dividend or distribution had not been declared. If the denominator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of any adjustment under this Section 5.04(v), the Company shall make adequate provision so that each Holder of Purchase Contracts shall have the right to receive upon settlement, in addition to the shares of Common Stock issuable upon such settlement, the amount of cash such Holder would have received had such Holder settled such Purchase Contracts on the Ex-Dividend Date.

(vi) If the Company or any of its subsidiaries makes a payment in respect of a tender offer or exchange offer for the Company’s Common Stock to the extent that the cash and value of any other consideration included in the payment per share of the Company’s Common Stock exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Maximum Daily Amount shall be increased based on the following formula:

MDA1 = MDA0 × (AC + (SP1 × OS1)) / (SP1 × OS0)

where:

MDA0 = the Maximum Daily Amount in effect on the Trading Day on which such tender or exchange offer expires;

MDA1 = the Maximum Daily Amount in effect on the Trading Day immediately following the date such tender or exchange offer expires;

AC = the aggregate value of all cash and any other consideration (as determined in good faith by the Company) paid or payable for the Common Stock purchased in such tender or exchange offer;

OS0 = the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1 = the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase or exchange of shares pursuant to such tender or exchange offer); and

SP1 = the Closing Price of Common Stock for the Trading Day next succeeding the date such tender or exchange offer expires.

                If the application of the foregoing formula would result in a decrease in the Maximum Daily Amount, no adjustment to the Maximum Daily Amount shall be made.

                Any adjustment to the Maximum Daily Amount made pursuant to this Section 5.04(vi) shall become effective on the second day immediately following the date such tender offer or exchange offer expires. If the Company or one of its subsidiaries is obligated to purchase the Common Stock pursuant to any such tender or exchange offer but is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the new Maximum Daily Amount shall be readjusted to be the Maximum Daily Amount that would be in effect if such tender or exchange offer had not been made.

                All required calculations will be made to the nearest cent or 1/1000th of a share, as the case may be.

(vii) If the Company has in effect a rights plan while any Purchase Contracts remain outstanding, Holders of Purchase Contracts shall receive, upon a settlement of Purchase Contracts, in addition to Common Stock, if any, rights under the Company’s shareholder rights agreement unless, prior to settlement, the rights have expired, terminated or been redeemed or unless the rights have separated from the Common Stock. If the rights provided for in the rights plan adopted by the

Company have separated from the Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that Holders of Purchase Contracts would not be entitled to receive any rights in respect of any shares of Common Stock delivered upon a settlement of Purchase Contracts, the Maximum Daily Amount shall be adjusted at the time of separation as if the Company had distributed, to all holders of Common Stock, capital stock, evidences of indebtedness or other assets or property pursuant to Section 5.04(iii) above, subject to readjustment upon the subsequent expiration, termination or redemption of the rights.

(viii) In addition to the adjustments pursuant to Sections 5.04(i) through 5.04(vi) above, the Company may increase the Maximum Daily Amount in order to avoid or diminish any income tax to holders of its Common Stock resulting from any dividend or distribution of capital stock (or rights to acquire the Company’s Common Stock) or from any event treated as such for income tax purposes. The Company may also, from time to time, to the extent permitted by applicable law, increase the Maximum Daily Amount by any amount for any period if the Company has determined that such increase would be in its best interests. If the Company makes such determination, it shall be conclusive and the Company shall mail to Holders of Purchase Contracts a notice of the increased Maximum Daily Amount and the period during which it will be in effect at least 15 days prior to the date the increased Maximum Daily Amount takes effect in accordance with applicable law.

(ix) The Company shall not make any adjustment to the Maximum Daily Amount if Holders of Purchase Contracts participate in the dividend, distribution or transaction that would otherwise result in an adjustment to the Maximum Daily Amount at the same time as holders of the Common Stock and as if such Holders of Purchase Contracts owned a number of shares of Common Stock equal to a fraction the numerator of which is the product of the Maximum Daily Amount in effect on the Ex-Dividend Date or effective date for the relevant dividend, distribution or transaction, and the aggregate principal amount of Purchase Contracts held by such Holder and the denominator of which is one thousand ($1,000).

(x) Notwithstanding anything to the contrary contained herein, in addition to the other events set forth herein on account of which no adjustment to the Maximum Daily Amount shall be made, the Maximum Daily Amount shall not be adjusted for:

(A) the issuance of any Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company or those of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;

(B) the issuance of any Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director, trustee or consultant benefit plan, employee agreement or arrangement or program of the Company;

(C) the issuance of any Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security outstanding as of the date the Purchase Contracts were first issued;

(D) a change in the par value of the Common Stock;

(E) accumulated and unpaid dividends or distributions; and

(F) the issuance of limited partnership units by the Company and the issuance of the Common Stock or the payment of cash upon redemption thereof.

                (b)         Adjustment for Recapitalizations, Reclassifications and Changes of Our Common Stock.

(i) In the event of any consolidations, mergers, sales or transfers of assets, share exchanges or other reorganization events (each such event a “Reorganization Event”), pursuant to which all of the Common Stock is converted into the right to receive other securities, cash or property, for each share of Common Stock that a Holder of Units was otherwise entitled to receive on the Purchase Contract Settlement Date, the Cash Merger Early Settlement Date or Early Settlement Date, as applicable, such Holder will receive an amount of the kind and amount of securities, cash or property receivable in any such transaction (without any interest thereon, and without any right to dividends or distribution thereon if such dividends or distributions have a record date that is prior to the Purchase Contract Settlement Date) by a Holder of one share of Common Stock (the “Reference Property”). Immediately following the effective date of any Reorganization Event:

(A) the Maximum Daily Amount will be an aggregate number of units of Reference Property that a holder of a number of shares of Common Stock equal to the Maximum Daily Amount in effect immediately prior to such Reorganization Event would have received in such Reorganization Event; and

(B) the Daily Settlement Amount for each Trading Day during the Observation Period or Cash Merger Observation Period will be calculated based on the value of one unit of Reference Property as it relates to the Reference Price.

                The kind and amount of Reference Property will be determined assuming such holder of one Share of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such Person, a “Constituent Person”), or an Affiliate of a Constituent Person to the extent such Reorganization Event provides for different treatment of Common Stock held by Affiliates of the Company and non-affiliates. If holders of the Common Stock have the opportunity to elect the kind or amount of securities, cash and other property receivable upon such Reorganization Event, then for the purpose of this Section 5.04(b)(i) the kind and amount of securities, cash and other property receivable upon such Reorganization Event shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make an election.

                For purposes of determining the applicable Settlement Rate under this Section 5.04(b)(i) and Section 5.04(b)(ii), the term “Applicable Market Value” shall be deemed to refer to the “Applicable Market Value” of the Reference Property, and such value shall be determined (A) with respect to any publicly traded securities that compose all or part of the Reference Property, based on the Daily VWAP of such securities, (B) in the case of any cash that composes all or part of the Reference Property, based on the amount of such cash and (C) in the case of any other property that composes all or part of the Reference Property, based on the value of such property, as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that prior to the separation of the Rights or any similar stockholder rights from the Common Stock, such Rights or similar stockholder rights shall be deemed to have no value. For the purposes of this paragraph only, the term “Trading Day” shall be deemed to refer to any publicly traded securities that comprise all or part of the Reference Property.

                In the event of such a Reorganization Event, the Person formed by such consolidation, merger or exchange or the Person that acquires the assets of the Company shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Unit shall have the rights provided by this Section 5.04(b)(i). Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5.04. The above provisions of this Section 5.04 shall similarly apply to successive Reorganization Events.

(ii) Prior to the Purchase Contract Settlement Date, upon the occurrence of any transaction or event (whether by means of a share exchange or tender offer applicable to the Common Stock, a liquidation, consolidation, recapitalization, reclassification, combination or merger of us or a sale, lease or other transfer of all or substantially all of our consolidated assets) or a series of related transactions or events pursuant to which 50% or more of outstanding Common Stock is exchanged for, converted into or constitutes solely the right to receive cash, securities or other property, more than 10% of which consists of cash, securities or other property that is not, or will not be upon consummation of such transaction, listed on a national securities exchange (a “Cash Merger”), then a Holder of a Unit may settle (“Cash Merger Early Settlement”) its Purchase Contract, upon the conditions and in the manner set forth below; provided that no Cash Merger Early Settlement will be permitted pursuant to this Section 5.04(b)(ii) unless, at the time such Cash Merger Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Cash Merger Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable efforts to (x) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (y) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Cash Merger Early Settlement. If a Holder elects a Cash Merger Early Settlement of some or all of its Purchase Contracts, such Holder shall be entitled to receive, on the Cash Merger Early Settlement Date, the aggregate amount of any accrued and unpaid Contract Adjustment Payments, with respect to such Purchase Contracts (except when the Cash Merger Early Settlement Date falls after any Record Date and prior to the next succeeding Payment Date, in which case Contract Adjustment Payments shall be payable to the Person in whose name a Certificate is registered at the close of business on such Record Date relating to the next succeeding Payment Date). The Company shall pay such amount as a credit against the amount otherwise payable by such Holder to effect such Cash Merger Early Settlement.

                Within five Business Days of the completion of a Cash Merger, the Company shall provide written notice to Holders of such completion of a Cash Merger, which shall specify the deadline for submitting the notice to settle early in cash pursuant to this Section 5.04(b)(ii), the date on which such Cash Merger Early Settlement shall occur (which date shall be at least ten days after the date of such written notice by the Company and shall in no event be later than the earlier of (x) 20 days after the date of such written notice by the Company and (y) two Business Days immediately preceding the first Remarketing Date) (the “Cash Merger Early Settlement Date”), the consideration receivable (including the manner of determining the amount of such consideration as described below) by the Holder, including the amount of Contract Adjustment Payments receivable, upon settlement.

                In order to exercise the right to effect Cash Merger Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units shall deliver, no later than 5:00 p.m. (New York City time) on the third Business Day immediately preceding the Cash Merger Early Settlement Date, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount equal to the result of:

(i) the product of (A) the Stated Amount times (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Cash Merger Early Settlement, less

(ii) the amount of any accrued and unpaid Contract Adjustment Payments (except when the Cash Merger Early Settlement Date falls after any Record Date and prior to the next succeeding Payment Date).

                Upon receipt of such Certificate and payment of such funds, the Purchase Contract Agent shall pay the Company from such funds the related Purchase Price pursuant to the terms of the related Purchase Contracts, and notify the Collateral Agent that all the conditions necessary for a Cash Merger Early Settlement by a Holder have been satisfied pursuant to which the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Purchase Price.

                Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the immediately preceding paragraph, the Collateral Agent shall release from the Pledge, (1) the Pledged Convertible Notes in the case of a Holder of Corporate Units or (2) the Pledged Treasury Securities, in the case of a Holder of Treasury Units, in each case with a Value (as determined by the Purchase Contract Agent) equal to the product of (x) the Stated Amount and (y) the number of Purchase Contracts as to which such Holder has elected to effect Cash Merger Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Convertible Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

                If a Holder properly effects an effective Cash Merger Early Settlement in accordance with the provisions of this Section 5.04(c)(ii), the Company will deliver (or will cause the Collateral Agent to deliver) to the Holder on the Cash Merger Early Settlement Date:

(A) Units of Reference Property at a Settlement Rate calculated as set forth in Section 5.01(a), but based on the sum of the Daily Settlement Amounts determined over a 20 consecutive Trading Day period ending on and including the effective date of the Cash Merger (the “Cash Merger Observation Period”);

(B) the Convertible Notes or Treasury Securities, as the case may be, related to the Purchase Contracts with respect to which the Holder is effecting a Cash Merger Early Settlement; and

(C) if so required under the Securities Act, a Prospectus as contemplated by this Section 5.04(b)(ii).

                The Corporate Units or the Treasury Units of the Holders who do not elect Cash Merger Early Settlement in accordance with the foregoing will continue to remain outstanding and be subject to settlement on the Purchase Contract Settlement Date in accordance with the terms hereof.

                (d)          All calculations and determinations pursuant to this Article 5 shall be made by the Company or its agent and the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall have no responsibility with respect to this Agreement.

                Section 5.05.  Notice of Adjustments and Certain Other Events. (a) Whenever the Maximum Daily Amount is adjusted as herein provided, the Company shall within 10 Business Days following the occurrence of an event that requires an adjustment to each Maximum Daily Amount pursuant to Section 5.04 (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware)

(i) compute each adjusted Maximum Daily Amount in accordance with Section 5.04 and prepare and transmit to the Purchase Contract Agent an Officer’s Certificate setting forth each Maximum Daily Amount, the method of calculation thereof in reasonable detail, and the facts requiring such adjustment and upon which such adjustment is based; and

(ii) provide a written notice to the Holders of the Units of the occurrence of such event and a statement in reasonable detail setting forth the method by which the adjustment to each Maximum Daily Amount was determined and setting forth each adjusted Maximum Daily Amount.

                  (b)          The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of each Maximum Daily Amount, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall be fully authorized and protected in relying on any Officer’s Certificate delivered pursuant to Section 5.05(a)(i) and any adjustment contained therein and the Purchase Contract Agent shall not be deemed to have knowledge of any adjustment unless and until it has received such certificate. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at the time be issued or delivered with respect to any Purchase Contract; and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5.

                Section 5.06. Termination Event; Notice.

                The Purchase Contracts and all obligations and rights of the Company and the Holders thereunder, including, without limitation, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments), and the rights and obligations of Holders to purchase Common Stock, shall immediately and automatically terminate, without the necessity of any notice or action by any Holder, the Purchase Contract Agent or the Company, if, prior to or on the Purchase Contract Settlement Date, a Termination Event shall have occurred.

                Upon and after the occurrence of a Termination Event, the Units shall thereafter represent the right to receive the Convertible Notes or the Treasury Securities, as the case may be, forming part of such Units, in accordance with the provisions of Section 3.15 hereof. Upon the occurrence of a Termination Event, the Company shall promptly but in no event later than two Business Days thereafter give written notice to the Purchase Contract Agent, the Collateral Agent and the Holders, at their addresses as they appear in the Security Register.

                Section 5.07.  Early Settlement. (a) Subject to and upon compliance with the provisions of this Section 5.07, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early (“Early Settlement”) at any time prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first scheduled Trading Day of the Observation Period; provided that no Early Settlement will be permitted pursuant to this Section 5.07 unless, at the time such Early Settlement is effected, there is an effective Registration Statement with respect to any securities to be issued and delivered in connection with such Early Settlement, if such a Registration Statement is required (in the view of counsel, which need not be in the form of a written opinion, for the Company) under the Securities Act. If such a Registration Statement is so required, the Company covenants and agrees to use its commercially reasonable best efforts to (i) have in effect a Registration Statement covering any securities to be delivered in respect of the Purchase Contracts being settled and (ii) provide a Prospectus in connection therewith, in each case in a form that may be used in connection with such Early Settlement (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, the Company will not be required to provide such a Prospectus, and the right to effect Early Settlement will not be available, until the Company has publicly disclosed such transaction or development, provided that the Company will use its commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so).

                  (b)          In order to exercise the right to effect Early Settlement with respect to any Purchase Contracts, the Holder of the Certificate evidencing Units (in the case of Certificates in definitive certificated form) shall deliver, at any time prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first scheduled Trading Day of the Observation Period, such Certificate to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank with the form of Election to Settle Early on the reverse thereof duly completed and accompanied by payment (payable to the Company in immediately available funds) in an amount (the “Early Settlement Amount”) equal to the sum of:

(i) the product of (A) the Stated Amount and (B) the number of Purchase Contracts with respect to which the Holder has elected to effect Early Settlement, plus,

(ii) if such delivery is made with respect to any Purchase Contracts during the period from the close of business on any Record Date next preceding any Payment Date to the opening of business on such Payment Date, an amount equal to the Contract Adjustment Payments payable on such Payment Date with respect to such Purchase Contracts.

                In the case of Book-Entry Interests, each Beneficial Owner electing Early Settlement must deliver the Early Settlement Amount to the Purchase Contract Agent along with a facsimile of the Election to Settle Early form duly completed, make book-entry transfer of such Book-Entry Interests and comply with the applicable procedures of the Depositary by the applicable time set forth above in this Section 5.07.

                Except as provided in Section 5.10(d), no payment shall be made upon Early Settlement of any Purchase Contract on account of any Contract Adjustment Payments accrued on such Purchase Contract or on account of any dividends on the Common Stock issued upon such Early Settlement. If the foregoing requirements are first satisfied with respect to Purchase Contracts underlying any Units at or prior to 5:00 p.m. (New York City time) on a Business Day, such day shall be the “Early Settlement Date” with respect to such Units and if such requirements are first satisfied after 5:00 p.m. (New York City time) on a Business Day or on a day that is not a Business Day, the Early Settlement Date with respect to such Units shall be the next succeeding Business Day.

                Upon the receipt of such Certificate, Election to Settle Early form duly completed and Early Settlement Amount from the Holder, the Purchase Contract Agent shall pay to the Company such Early Settlement Amount, the receipt of which payment the Company shall confirm in writing. The Purchase Contract Agent shall then notify the Collateral Agent that (A) such Holder has elected to effect an Early Settlement, which notice shall set forth the number of such Purchase Contracts as to which such Holder has elected to effect Early Settlement, (B) the Purchase Contract Agent has received from such Holder, and paid to the Company as confirmed in writing by the Company, the related Early Settlement Amount and (C) all conditions to such Early Settlement expressly set forth in this Agreement have been satisfied.

                Upon receipt by the Collateral Agent of the notice from the Purchase Contract Agent set forth in the preceding paragraph, the Collateral Agent shall release from the Pledge, (1) in the case of a Holder of Corporate Units, the Pledged Convertible Notes relating to the Purchase Contracts to which Early Settlement is effected, or (2) in the case of a Holder of Treasury Units, Pledged Treasury Securities, in each case with a Value (as determined by the Purchase Contract Agent) equal to the product of (x) the Stated Amount times (y) the number of Purchase Contracts as to which such Holder has elected to effect Early Settlement, and shall instruct the Securities Intermediary to Transfer all such Pledged Convertible Notes or Pledged Treasury Securities, as the case may be, to the Purchase Contract Agent for distribution to such Holder, in each case free and clear of the Pledge created hereby.

                Upon Early Settlement of the Purchase Contracts, the rights of the Holders to receive and the obligation of the Company to pay any Contract Adjustment Payments (including any accrued and unpaid Contract Adjustment Payments) with respect to such Purchase Contracts shall immediately and automatically terminate, except as provided in Section 5.10(d).

                 (c)          Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Company shall issue, and the Holder shall be entitled to receive, a number of shares of Common Stock (or in the case of an Early Settlement following a Reorganization Event, a number of units of Reference Property) equal to the product of 0.85 and the Settlement Rate calculated as set forth in Section 5.01(a) for each Purchase Contract as to which Early Settlement is effected; provided that for purposes of this Section 5.07, the Settlement Rate shall be equal to the sum of the Daily Settlement Amounts determined over a 20 consecutive Trading Day period beginning on, and including, the Trading Day immediately following the Early Settlement Date (the “Early Settlement Observation Period”).

                 (d)          No later than the third Business Day after the last Trading Day of the Early Settlement Observation Period, the Company shall cause the shares of Common Stock issuable upon Early Settlement of Purchase Contracts to be issued and delivered, together with payment in lieu of any fraction of a share, as provided in Section 5.08.

                 (e)          Upon Early Settlement of any Purchase Contracts, and subject to receipt of shares of Common Stock from the Company and the Convertible Notes, or Treasury Securities, as the case may be, from the Securities Intermediary, as applicable, the Purchase Contract Agent shall, in accordance with the instructions provided by the Holder thereof on the applicable form of Election to Settle Early on the reverse of the Certificate evidencing the related Units:

(i) transfer to the Holder the Convertible Notes or Treasury Securities related to such Units, as the case may be,

(ii) deliver to the Holder a certificate or certificates for the full number of shares of Common Stock issuable upon such Early Settlement, together with payment in lieu of any fraction of a share, as provided in Section 5.08, and

(iii) if so required under the Securities Act, deliver a Prospectus for the shares of Common Stock issuable upon such Early Settlement as contemplated by Section 5.07(a).

                 (f)          In the event that Early Settlement is effected with respect to Purchase Contracts underlying less than all the Units evidenced by a Certificate, upon such Early Settlement the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, authenticate and deliver to the Holder thereof, at the expense of the Company, a Certificate evidencing the Units as to which Early Settlement was not effected.

                Section 5.08.  No Fractional Shares. No fractional shares or scrip representing fractional shares of Common Stock shall be issued or delivered upon settlement on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement of any Purchase Contracts. If Certificates evidencing more than one Purchase Contract shall be surrendered for settlement at one time by the same Holder, the number of full shares of Common Stock which shall be delivered upon settlement shall be computed on the basis of the aggregate number of Purchase Contracts evidenced by the Certificates so surrendered. Instead of any fractional share of Common Stock which would otherwise be deliverable upon settlement of any Purchase Contracts on the Purchase Contract Settlement Date, or upon Early Settlement or Cash Merger Early Settlement, the Company, through the Purchase Contract Agent, shall make a cash payment in respect of such fractional interest in an amount equal to the percentage of such fractional share multiplied by the Applicable Market Value calculated on the last Trading Day of the Observation Period, Early Settlement Observation Period or Cash Merger Observation Period, as the case may be. The Company shall provide the Purchase Contract Agent from time to time with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 5.08 in a timely manner.

                Section 5.09.  Charges and Taxes. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the Purchase Contracts; provided, however, that the Company shall not be required to pay any such tax or taxes which may be payable in respect of any exchange of or substitution for a Certificate evidencing a Unit or any issuance of a share of Common Stock in a name other than that of the registered Holder of a Certificate surrendered in respect of the Units evidenced thereby, other than in the name of the Purchase Contract Agent, as custodian for such Holder, and the Company shall not be required to issue or deliver such share certificates or Certificates unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                Section 5.10.  Contract Adjustment Payments. (a) Subject to Section 5.10(d) and Section 5.10(e) through (q), the Company shall pay, on each Payment Date, the Contract Adjustment Payments payable in respect of each Purchase Contract for the period from and including the immediately preceding Payment Date on which Contract Adjustment Payments were paid (or if none, March 20, 2007) to but excluding such Payment Date to the Person in whose name a Certificate is registered at the close of business on the Record Date relating to such Payment Date. Contract Adjustment Payments on Global Certificates will be made by wire transfer of immediately available funds to the Depositary. If the book-entry system for the Units has been terminated, the Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in the

Borough of Manhattan, City of New York, New York maintained for that purpose or, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register as of the Record Date, or by wire transfer to the account designated by such Person by a prior written notice to the Purchase Contract Agent, given at least ten calendar days prior to the Payment Date. If any Payment Date is not a Business Day, then payment of the Contract Adjustment Payments payable on such date will be made on the next succeeding day that is a Business Day; provided that if such Business Day falls in the next succeeding calendar month, the payment date for Contract Adjustment Payments or other distributions shall be brought forward to the immediately preceding Business Day; provided further that no interest or other amount shall accrue or be payable by the Company or to any Holder in respect of such delay. Contract Adjustment Payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The Contract Adjustment Payments will accrue from March 20, 2007.

                 (b)          Upon the occurrence of a Termination Event, the Company’s obligation to pay future Contract Adjustment Payments (including any accrued Contract Adjustment Payments) shall cease.

                 (c)          Each Certificate delivered under this Agreement upon registration of transfer of or in exchange for or in lieu of (including as a result of a Collateral Substitution or the recreation of Corporate Units) any other Certificate shall carry the right to accrued and unpaid Contract Adjustment Payments, which right was carried by the Purchase Contracts underlying such other Certificates.

                 (d)          In the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected on a date that is after any Record Date and prior to or on the next succeeding Payment Date, Contract Adjustment Payments otherwise payable on such Payment Date shall be payable on such Payment Date notwithstanding such Early Settlement or Cash Merger Early Settlement, and such Contract Adjustment Payments shall be paid to the Person in whose name the Certificate evidencing such Unit is registered at the close of business on such Record Date. Except as otherwise expressly provided in the immediately preceding sentence, and the right to receive accrued and unpaid Contract Adjustment Payments as set forth in Section 5.04(c)(ii), in the case of any Unit with respect to which Early Settlement or Cash Merger Early Settlement of the underlying Purchase Contract is effected, Contract Adjustment Payments that would otherwise be payable after the most recent Payment Date, in the event of an Early Settlement or the Cash Merger Early Settlement Date, in the event of a Cash Merger Early Settlement, with respect to such Purchase Contract shall not be payable.

                 (e)          The Company’s obligations with respect to Contract Adjustment Payments will be subordinated and junior in right of payment to the Company’s obligations under any Senior Indebtedness as set forth in this Section 5.10.

                 (f)          In the event (x) of any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution, winding-up, liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, or (y) subject to the provisions of Section 5.10(h) below, that (A) a default shall have occurred and be continuing with respect to the payment of principal, interest or any other monetary amounts due and payable on any Senior Indebtedness and such default shall have continued beyond the period of grace, if any, specified in the instrument evidencing such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), or (B) the maturity of any Senior Indebtedness shall have been accelerated because of a default in respect of such Senior Indebtedness (and the Purchase Contract Agent shall have received written notice thereof from the Company or one or more holders of Senior Indebtedness or their representative or representatives or the trustee or trustees under any indenture pursuant to which any such Senior Indebtedness may have been issued), then:

(i) the holders of all Senior Indebtedness shall first be entitled to receive, in the case of clause (x) above, payment of all amounts due or to become due upon all Senior Indebtedness and, in the case of subclauses (A) and (B) of clause (y) above, payment of all amounts due thereon, or provision shall be made for such payment in money or money’s worth, before the Holders of any of the Units are entitled to receive any Contract Adjustment Payments on the Purchase Contracts underlying the Units;

(ii) any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, to which the Holders of any of the Units would be entitled except for the provisions of Section 5.10(e) through (q), including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of such Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be paid or delivered by the Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Senior Indebtedness held or represented by each, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness, before any payment or distribution is made of such Contract Adjustment Payments to the Holders of such Units; and

(iii) in the event that, notwithstanding the foregoing, any payment by, or distribution of assets of, the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of Contract Adjustment Payments on the Purchase Contracts underlying the Units, shall be received by the Purchase Contract Agent or the Holders of any of the Units when such payment or distribution is prohibited pursuant to Section 5.10(e) through (q), such payment or distribution shall be paid over to the representative or representatives of the holders of Senior Indebtedness or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, ratably as aforesaid, for application to the payment of all Senior Indebtedness remaining unpaid until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of such Senior Indebtedness.

                 (g)          For purposes of Section 5.10(e) through (q), the words “cash, property or securities” shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other Person provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in Section 5.10(e) through (q) with respect to such Contract Adjustment Payments on the Units to the payment of all Senior Indebtedness which may at the time be outstanding; provided that (i) the Senior Indebtedness is assumed by the Person, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of the Senior Indebtedness are not, without the consent of each such holder adversely affected thereby, altered by such reorganization or readjustment.

                 (h)          Any failure by the Company to make any payment on or perform any other obligation under Senior Indebtedness, other than any indebtedness incurred by the Company or assumed or guaranteed, directly or indirectly, by the Company for money borrowed (or any deferral, renewal, extension or refunding thereof) or any indebtedness or obligation as to which the provisions of Section 5.10(e) through (q) shall have been waived by the Company in the instrument or instruments by which the Company incurred, assumed, guaranteed or otherwise created such indebtedness or obligation, shall not be deemed a default or event of default if (i) the Company shall be disputing its obligation to make such payment or perform such obligation and (ii) either (A) no final judgment relating to such dispute shall have been issued against the Company which is in full force and effect and is not subject to further review, including a judgment that has become final by reason of the expiration of the time within which a party may seek further appeal or review, and (B) in the event a judgment that is subject to further review or appeal has been issued, the Company shall in good faith be prosecuting an appeal or other proceeding for review and a stay of execution shall have been obtained pending such appeal or review.

                 (i)          Subject to the irrevocable payment in full of all Senior Indebtedness, the Holders of the Units shall be subrogated (equally and ratably with the holders of all obligations of the Company which by their express terms are subordinated to Senior Indebtedness of the Company to the same extent as payment of the Contract Adjustment Payments in respect of the Purchase Contracts underlying the Units is subordinated and which are entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until all such Contract Adjustment Payments owing on the Units shall be paid in full, and as between the Company, its creditors other than holders of such Senior Indebtedness and the Holders, no such payment or distribution made to the holders of Senior Indebtedness by virtue of Section 5.10(e) through (q) that otherwise would have been made to the Holders shall be deemed to be a payment by the Company on account of such Senior Indebtedness, it being understood that the provisions of Section 5.10(e) through (q) are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Indebtedness, on the other hand.

                 (j)          Nothing contained in Section 5.10(e) through (q) or elsewhere in this Agreement or in the Units is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders such Contract Adjustment Payments on the Units as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Purchase Contract Agent or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Agreement, subject to the rights, if any, under Section 5.10(e) through (q), of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

                 (k)          Upon payment or distribution of assets of the Company referred to in Section 5.10(e) through (q), the Purchase Contract Agent and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or trustee or other person making any payment or distribution, delivered to the Purchase Contract Agent or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Section 5.10(e) through (q).

                 (l)          The Purchase Contract Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee or representative on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness or a trustee or representative on behalf of any such holder or holders. In the event that the Purchase Contract Agent determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to Section 5.10(e) through (q), the Purchase Contract Agent may request such Person to furnish evidence to the reasonable satisfaction of the Purchase Contract Agent as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under Section 5.10(e) through (q), and, if such evidence is not furnished, the Purchase Contract Agent may defer payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                 (m)          Nothing contained in Section 5.10(e) through (q) shall affect the obligations of the Company to make, or prevent the Company from making, payment of the Contract Adjustment Payments, except as otherwise provided in these Section 5.10(e) through (q).

                 (n)          Each Holder, by its acceptance thereof, authorizes and directs the Purchase Contract Agent on its behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in Section 5.10(e) through (q) and appoints the Purchase Contract Agent as its attorney-in-fact for any and all such purposes.

                 (o)          The Company shall give prompt written notice to the Purchase Contract Agent of any fact known to the Company that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent in respect of the Units pursuant to the provisions of this Section. Notwithstanding the provisions of Section 5.10(e) through (q) or any other provisions of this Agreement, the Purchase Contract Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Purchase Contract Agent, or the taking of any other action by the Purchase Contract Agent, unless and until the Purchase Contract Agent shall have received written notice thereof mailed or delivered to the Purchase Contract Agent at its Corporate Trust Office from the Company, any Holder, or the holder or representative of any Senior Indebtedness; provided that if at least two Business Days prior to the date upon which by the terms hereof any such moneys may become payable for any purpose, the Purchase Contract Agent shall not have received with respect to such moneys the notice provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Purchase Contract Agent shall have full power and authority to receive such moneys and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to or on or after such date.

                 (p)          The Purchase Contract Agent in its individual capacity shall be entitled to all the rights set forth in this Section 5.10 with respect to any Senior Indebtedness at the time held by it, to the same extent as any other holder of Senior Indebtedness and nothing in this Agreement shall deprive the Purchase Contract Agent of any of its rights as such holder.

                 (q)          No right of any present or future holder of any Senior Indebtedness to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of this Agreement, regardless of any knowledge thereof which any such holder may have or be otherwise charged with.

                 (r)           Nothing in this Section 5.10 shall apply to claims of, or payments to, the Purchase Contract Agent under or pursuant to Section 7.07.

                 (s)          With respect to the holders of Senior Indebtedness, (i) the duties and obligations of the Purchase Contract Agent shall be determined solely by the express provisions of this Agreement; (ii) the Purchase Contract Agent shall not be liable to any such holders if it shall, acting in good faith, mistakenly pay over or distribute to the Holders or to the Company or any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Section 5.10 or otherwise; (iii) no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and (iv) the Purchase Contract Agent shall not be deemed to be a fiduciary as to holders of such Senior Indebtedness.

ARTICLE 6
RIGHTS AND REMEDIES OF HOLDERS

                Section 6.01.  Unconditional Right of Holders to Receive Contract Adjustment Payments and to Purchase Shares of Common Stock. Each Holder of a Unit shall have the right, which is absolute and unconditional, (a) subject to Article 5, to receive each Contract Adjustment Payment with respect to the Purchase Contract comprising part of such Unit on the respective Payment Date for such Unit pursuant to the terms hereof and (b) except upon and following a Termination Event, to purchase shares of Common Stock pursuant to such Purchase Contract and, in each such case, to institute suit for the enforcement of any such right to receive Contract Adjustment Payments and the right to purchase shares of Common Stock, and such rights shall not be impaired without the consent of such Holder.

                Section 6.02.  Restoration of Rights and Remedies. If any Holder has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding, the Company and such Holder shall be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of such Holder shall continue as though no such proceeding had been instituted.

                Section 6.03.  Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                Section 6.04.  Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right upon a default or remedy upon a default shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article 6 or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

                Section 6.05.  Undertaking for Costs. All parties to this Agreement agree, and each Holder of a Unit, by its acceptance of such Unit shall be deemed to have agreed, that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Purchase Contract Agent, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for the enforcement of the obligation to pay interest on any Convertible Notes owed pursuant to such Holder’s Convertible Notes or Contract Adjustment Payments on or after the respective Payment Date therefor in respect of any Unit held by such Holder, or for enforcement of the right to purchase shares of Common Stock under the Purchase Contracts constituting part of any Unit held by such Holder.

                Section 6.06.  Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 7
THE PURCHASE CONTRACT AGENT

                  Section 7.01.  Certain Duties and Responsibilities.

                  (a)          The Purchase Contract Agent:

(i) undertakes to perform, with respect to the Units, such duties and only such duties as are specifically set forth in this Agreement and the Remarketing Agreement to be performed by the Purchase Contract Agent and no implied covenants or obligations shall be read into this Agreement or the Remarketing Agreement against the Purchase Contract Agent; and

(ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement or the Remarketing Agreement, as applicable, but in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement or the Remarketing Agreement, as applicable (but need not confirm or investigate the accuracy of the mathematical calculations or other facts or matters stated therein).

                 (b)          No provision of this Agreement or the Remarketing Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(i) this Section 7.01(b) shall not be construed to limit the effect of Section 7.01(a) or Section 7.01(c);

(ii) the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be conclusively determined by a court of competent jurisdiction that the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts; and

(iii) the Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Certificates, relating to the time, method and place of conducting any proceeding for any right or remedy available to the Purchase Contract Agent, or exercising any power conferred upon the Purchase Contract Agent, under this Agreement with respect to the Units.

                 (c)          no provision of this Agreement or the Remarketing Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d)          Whether or not therein expressly so provided, every provision of this Agreement and the Remarketing Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section.

                  (e)          The Purchase Contract Agent is authorized to execute and deliver the Remarketing Agreement in its capacity as Purchase Contract Agent.

                  (f)          In case a default by the Company under this Agreement has occurred (that has not been cured or waived), and a Responsible Officer of the Purchase Contract Agent have received written notice thereof, the Purchase Contract Agent shall exercise such of the rights and powers, if any, with respect to such default, vested in it by this Agreement, and use the same degree of care and skill in the exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                Section 7.02.  Notice of Default. Within 90 days after the occurrence of any default by the Company hereunder of which a Responsible Officer of the Purchase Contract Agent has received written notice thereof, the Purchase Contract Agent shall transmit by mail to the Holders, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such default shall have been cured or waived; provided that, except for a default in any payment obligation hereunder, the Purchase Contract Agent shall be protected in withholding such notice if and so long as a Responsible Officer of the Purchase Contract Agent in good faith determines that the withholding of such notice is in the interests of Holders of the Units.

                Section 7.03.  Certain Rights of Purchase Contract Agent.

                Subject to the provisions of Section 7.01:

                 (a)          the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b)          any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate, Issuer Order or Issuer Request, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

                 (c)          whenever in the administration of this Agreement or the Remarketing Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder or thereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed in this Agreement) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate of the Company;

                  (d)          the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (e)          the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity to examine the relevant books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

                  (f)          the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees or an Affiliate of the Purchase Contract Agent and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney, custodian or nominee or an Affiliate appointed with due care by it hereunder;

                  (g)          the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (h)          the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                   (i)          the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder, and to each officer, director, employee of the Purchase Contract Agent and each agent, custodian and other Person employed, in any capacity whatsoever, by the Purchase Contract Agent to act hereunder and shall survive the resignation or removal of the Purchase Contract Agent and the termination of this Agreement;

                   (j)          the Purchase Contract Agent shall not be deemed to have notice or be charged with knowledge of any default unless a Responsible Officer of the Purchase Contract Agent has received written notice from the Company or any Holder of such default at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Units and this Agreement and identifies such default; and

                   (k)          the Purchase Contract Agent may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement.

                   (l)          anything in this Agreement notwithstanding, in no event shall the Purchase Contract Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Purchase Contract Agent has been advised as to the likelihood of such loss or damage and regardless of the form of action;

                   (m)          the Purchase Contract Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action; and

                   (n)          the permissive right of the Purchase Contract Agent to take or refrain from taking action hereunder shall not be construed as a duty.

                   Section 7.04.  Not Responsible for Recitals or Issuance of Units. The recitals contained herein, in the Remarketing Agreement and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy or validity. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Units or the Pledge or the Collateral or the Remarketing Agreement. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

                   Section 7.05.  May Hold Units. Any Security Registrar or any other agent of the Company, or the Purchase Contract Agent and its Affiliates, in their individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company, the Collateral Agent or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or the Purchase Contract Agent. The Company may become the owner or pledgee of Units.

                   Section 7.06.  Money Held in Custody. Money held by the Purchase Contract Agent in custody hereunder need not be segregated from the Purchase Contract Agent’s other funds except to the extent required by law. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder except as otherwise expressly provided hereunder or agreed in writing with the Company.

                   Section 7.07. Compensation and Reimbursement.

                   The Company agrees:

                   (a)          to pay to the Purchase Contract Agent compensation for all services rendered by it hereunder and under the Remarketing Agreement as the Company and the Purchase Contract Agent shall from time to time agree in writing;

                   (b)          except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement and the Remarketing Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence, bad faith or willful misconduct;

                   (c)          to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent (collectively, with the Purchase Contract Agent, the “Indemnitees”) for, and to hold each Indemnitee harmless against, any loss, liability or expense (including reasonable fees and expenses of counsel) including taxes (other than taxes based upon, measured by or determined by the income of the Purchase Contract Agent) incurred without gross negligence, bad faith or willful misconduct on its part, arising out of or in connection with this Agreement or the Remarketing Agreement, including the acceptance or administration of its duties hereunder and the Remarketing Agreement and the Indemnitees’ reasonable costs and expenses of defending themselves against any claim (whether asserted by the Company, a Holder or any other Person) or liability in connection with the exercise or performance of any of the Purchase Contract Agent’s powers or duties hereunder or thereunder; and

                   (d)          to pay or reimburse the Purchase Contract Agent for transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein.

                Purchase Contract Agent for purposes of this Section shall include any predecessor Purchase Contract Agent; provided, however, that the negligence, willful misconduct or bad faith of any Purchase Contract Agent hereunder shall not affect the rights of any other Purchase Contract Agent hereunder.

                The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent and the termination of this Agreement.

                Section 7.08.  Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder which shall be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in the Borough of Manhattan, New York City, if there be such a Person in the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such Person publishes or files reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published or filed. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                Section 7.09.  Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

                 (b)          The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company 60 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

                 (c)          The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Units delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after such Act, the Purchase Contract Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

                  (d)          If at any time:

(i) the Purchase Contract Agent fails to comply with Section 310(b) of the TIA, and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Unit for at least six months;

(ii) the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(iii) the Purchase Contract Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Purchase Contract Agent, or (ii) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

                  (e)          If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Purchase Contract Agent for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Unit for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

                  (f)          The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract

Agent by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the applicable Security Register. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

                  (g)          If the Purchase Contract Agent has or shall acquire any “conflicting interest” within the meaning of Section 310(b) of the TIA, the Purchase Contract Agent and the Company shall in all respects comply with the provisions of Section 310(b) of the TIA.

                Section 7.10.  Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, on the request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent and duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder.

                  (b)          Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in clause (a) of this Section 7.10.

                  (c)          No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article 7.

                Section 7.11.  Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Purchase Contract Agent may be merged or converted or with which it maybe consolidated, or any Person resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any Person succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder, provided that such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Certificates shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Certificates so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Units.

                Section 7.12.  Preservation of Information; Communications to Holders. (a) The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders received by the Purchase Contract Agent in its capacity as Security Registrar.

                 (b)          If three or more Holders (herein referred to as “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication which such Applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment, of the reasonable expenses of such mailing.

                Section 7.13.  No Obligations of Purchase Contract Agent. Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement, the Remarketing Agreement or any Purchase Contract in respect of the obligations of the Holder of any Unit thereunder. The Company agrees, and each Holder of a Certificate, by its acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Certificates on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent expressly provided in Article 5 hereof.

                Section 7.14.  Tax Compliance. (a) The Company, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any payments made with respect to the Units or (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Units. Such compliance shall include, without limitation, the preparation and timely filing of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.

                 (b)          The Purchase Contract Agent shall comply in accordance with the terms hereof with any reasonable written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a) hereof.

                  (c)          The Purchase Contract Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

ARTICLE 8
SUPPLEMENTAL AGREEMENTS

               Section 8.01.  Supplemental Agreements without Consent of Holders. Without the consent of any Holders, the Company, when authorized by a Board Resolution, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company and the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary to:

                 (a)          evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Certificates;

                 (b)          evidence and provide for the acceptance of appointment hereunder by a successor Purchase Contract Agent, Collateral Agent, Securities Intermediary or Custodial Agent;

                 (c)          add to the covenants of the Company for the benefit of the Holders, or surrender any right or power herein conferred upon the Company;

                 (d)          make provision with respect to the rights of Holders pursuant to the requirements of Section 5.04(b); or

                 (e)          except as provided for in Section 5.04, cure any ambiguity, to correct or supplement any provisions herein that may be inconsistent with any other provision herein, or to make such other provisions in regard to matters or questions arising under this Agreement that do not adversely affect the interests of any Holders, provided that any amendment made solely to conform the provisions of this Agreement to the description of the Units and the Purchase Contracts contained in the Units Prospectus will not be deemed to adversely affect the interests of the Holders.

                Section 8.02.  Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority of the Outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company and the Purchase Contract Agent, the Company, when authorized by a Board Resolution, the Collateral Agent, the Securities Intermediary, the Custodial Agent and the Purchase Contract Agent may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Units. However, that, except as contemplated herein, no supplemental agreement shall, without the consent of the Holder of each outstanding Purchase Contract affected thereby,

                 (a)          change any Payment Date;

                 (b)          change the amount or the type of Collateral required to be Pledged to secure a Holder’s obligations under the Purchase Contract (except for the rights of holders of Corporate Units to substitute Treasury Securities for the Pledged Convertible Notes or the rights of Holders of Treasury Units to substitute Convertible Notes for the Pledged Treasury Securities, impair the right of the Holder of any Purchase Contract to receive distributions on the related Collateral or otherwise adversely affect the Holder’s rights in or to such Collateral;

                 (c)          impair the Holders’ right to institute suit for the enforcement of any Purchase Contract or any Contract Adjustment Payments;

                 (d)          except as set forth in Section 5.04, reduce the number of shares of Common Stock or the amount of any other property to be purchased pursuant to any Purchase Contract, increase the price to purchase shares of Common Stock or any other property upon settlement of any Purchase Contract or change the Purchase Contract Settlement Date or the right to Early Settlement or Cash Merger Early Settlement or otherwise adversely affect the Holder’s rights under the Purchase Contract in any material respect;

                 (e)          reduce any Contract Adjustment Payments or change any place where, or the coin or currency in which, any Contract Adjustment Payment is payable; or

                 (f)          reduce the percentage of the outstanding Purchase Contracts whose Holder’s consent is required for any modification or amendment to the provisions of this Agreement or the Purchase Contracts;

provided  that if any amendment or proposal referred to above would adversely affect only the Corporate Units or the Treasury Units, then only the affected class of Holders as of the record date for the Holders entitled to vote thereon will be entitled to vote on such amendment or proposal, and such amendment or proposal shall not be effective except with the consent of each such Holder affected thereby; and provided, further, that the unanimous consent of the Holders of each outstanding Purchase Contract of such class affected thereby shall be required to approve any amendment or proposal specified in clauses (a) through (f) of this Section 8.02.

                It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

                Section 8.03.  Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent shall be provided, and (subject to Section 7.01 with respect to the Purchase Contract Agent) shall be fully authorized and protected in relying upon, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied. The Purchase Contract Agent, the Collateral Agent, the Securities Intermediary and the Custodial Agent may, but shall not be obligated to, enter into any such supplemental agreement which affects their own rights, duties or immunities under this Agreement or otherwise.

                Section 8.04.  Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Certificates theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

                Section 8.05.  Reference to Supplemental Agreements. Certificates authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Certificates so modified as to conform, in the opinion of the Purchase Contract Agent and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Certificates.

ARTICLE 9
CONSOLIDATION, MERGER, SALE, CONVEYANCE, TRANSFER OR DISPOSITION

                Section 9.01.  Covenant Not To Consolidate, Merge, Sell, Convey, Transfer or Dispose Property except under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell, convey, transfer or otherwise dispose of all or substantially all of its assets, unless:

                (a)          either the Company shall be the surviving Person, or the successor (if other than the Company) shall not be a Person, other than an individual organized and existing under the laws of the United States of America or any State thereof or the District of Columbia and such corporation or limited liability company, as the case may be, shall expressly assume all the obligations of the Company under the Purchase Contracts, this Agreement (including the Pledge provided for herein), the Indenture (including any supplement thereto) and the Remarketing Agreement by one or more supplemental agreements in form reasonably satisfactory to the Purchase Contract Agent and the Collateral Agent, executed and delivered to the Purchase Contract Agent and the Collateral Agent by such Person; and

                (b)          the Company or such successor Person shall not, immediately after such merger, consolidation, sale, conveyance, transfer or other disposition, be in default of payment obligations under the Purchase Contracts, this Agreement, the Indenture (including any supplement thereto) or the Remarketing Agreement or in material default in the performance of any other covenants under any of the foregoing agreements.

                Section 9.02.  Rights and Duties of Successor Corporation. In case of any such merger, consolidation, sale, conveyance (other than by way of lease), transfer or other disposition and upon any such assumption by a successor Person in accordance with Section 9.01, such surviving Person shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company and the Company shall be relieved of any further obligation hereunder and under the Corporate Units or Treasury Units. Such surviving Person thereupon may cause to be signed, and may issue either in its own name or in the name of The Stanley Works any or all of the Certificates evidencing Units issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the order of such surviving Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any Certificates which previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any Certificate evidencing Units which such surviving Person thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Certificates issued shall in all respects have the same legal rank and benefit under this Agreement as the Certificates theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Certificates had been issued at the date of the execution hereof.

                In case of any such merger, consolidation, sale, assignment, transfer, or disposition such change in phraseology and form (but not in substance) may be made in the Certificates evidencing Units thereafter to be issued as may be appropriate.

                Section 9.03.  Opinion of Counsel Given to Purchase Contract Agent. The Purchase Contract Agent, subject to Section 7.01 and Section 7.03, shall receive an Opinion of Counsel as conclusive evidence that any such merger, consolidation, sale, assignment, transfer, or disposition, and any such assumption, complies with the provisions of this Article and that all conditions precedent to the consummation of any such merger, consolidation, sale, conveyance, transfer or other disposition have been met.

ARTICLE 10
COVENANTS

                Section 10.01.  Performance under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

                Section 10.02.  Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, City of New York, New York an office or agency where Certificates may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Purchase Contract Settlement Date or upon Early Settlement or Cash Merger Early Settlement and for transfer of Collateral upon occurrence of a Termination Event, where Certificates may be surrendered for registration of transfer or exchange, or for a Collateral Substitution and where notices and demands to or upon the Company in respect of the Units and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. The Company initially designates the Corporate Trust Office of the Purchase Contract Agent as such office of the Company. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

                The Company may also from time to time designate one or more other offices or agencies where Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, City of New York, New York for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Units the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

                Section 10.03.  Company to Reserve Common Stock. The Company shall at all times prior to the Purchase Contract Settlement Date reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock the full number of shares of Common Stock issuable against tender of payment in respect of all Purchase Contracts constituting a part of the Units evidenced by Outstanding Certificates.

                Section 10.04.  Covenants as to Common Stock; Listing. (a) The Company covenants that all shares of Common Stock which may be issued against tender of payment in respect of any Purchase Contract constituting a part of the Outstanding Units will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable. The Company shall comply, in all material respects, with all applicable securities laws regulating the offer, issuance and delivery of shares of Common Stock upon settlement of Purchase Contracts and will issue such shares of Common Stock as freely-tradable shares, except to the extent holders thereof are underwriters (within the meaning of the Securities Act) or Affiliates of the Company.

                (b)          The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon Settlement of Purchase Contracts; provided, however, that, if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the date on which any Purchase Contract is first settled in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock issuable upon settlement of the Purchase Contracts in accordance with the requirements of such exchange or automated quotation system no later than at such time.

                Section 10.05.  ERISA. Each Holder from time to time of the Units that is a Plan or who used assets of a Plan to purchase Units hereby represents that either (a) no portion of the assets used by such Holder to acquire the Corporate Units constitutes assets of the Plan or (b) the purchase or holding of the Corporate Units by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4973 of the Code or similar violation under any applicable laws.

                Section 10.06.  Tax Treatment. The Company covenants and agrees, for United States federal, state and local income and franchise tax purposes, to (a) treat a Holder’s acquisition of the Corporate Units as the acquisition of the Convertible Notes and Purchase Contract constituting the Corporate Units and (b) treat each Holder as the owner of the Collateral, including the Convertible Notes or the Treasury Securities.

ARTICLE 11
PLEDGE

                Section 11.01.  Pledge. Each Holder, acting through the Purchase Contract Agent as such Holder’s attorney-in-fact, and the Purchase Contract Agent, acting solely as such attorney-in-fact, hereby pledges and grants to the Collateral Agent, as agent of and for the benefit of the Company, a continuing first priority security interest in and to, and a lien upon and right of set-off against, all of such Person’s right, title and interest in and to the Collateral to secure the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Obligations. The Collateral Agent shall have all of the rights, remedies and recourses with respect to the Collateral afforded a secured party by the UCC, in addition to, and not in limitation of, the other rights, remedies and recourses afforded to the Collateral Agent by this Agreement.

                Section 11.02.  Termination. As to each Holder, the Pledge created hereby shall terminate upon the satisfaction of such Holder’s Obligations. Upon a Termination Event (and subject to the Collateral Agent’s notification thereof by the Purchase Contract Agent), the Collateral Agent shall instruct the Securities Intermediary to Transfer such portion of the Collateral attributable to such Holder to the Purchase Contract Agent for distribution to such Holder, free and clear of the Pledge created hereby.

ARTICLE 12
ADMINISTRATION OF COLLATERAL

                Section 12.01.  Initial Deposit of Convertible Notes. (a) Prior to or concurrently with the execution and delivery of this Agreement, the Purchase Contract Agent, on behalf of the initial Holders of the Corporate Units, shall Transfer without recourse or representation to the Securities Intermediary, for credit to the Collateral Account, the Convertible Notes or security entitlements relating thereto and the Securities Intermediary shall indicate by book-entry that a securities entitlement with respect to such Convertible Notes has been credited to the Collateral Account.

                (b)          The Collateral Agent may, but shall not be obligated to, at any time or from time to time, in its sole discretion, cause any or all securities or other property underlying any financial assets credited to the Collateral Account to be registered in the name of the Securities Intermediary, the Collateral Agent or their respective nominees; provided, however, that unless any Event of Default (as defined in the Indenture) shall have occurred and be continuing, the Collateral Agent agrees not to cause any Convertible Notes to be so re-registered.

                Section 12.02.  Establishment of Collateral Account. The Securities Intermediary hereby confirms that:

                (a)          the Securities Intermediary has established the Collateral Account;

                (b)          the Collateral Account is a securities account;

                (c)          subject to the terms of this Agreement, the Securities Intermediary shall identify in its records the Collateral Agent as the entitlement holder entitled to exercise the rights that comprise any financial asset credited to the Collateral Account;

                (d)          all property delivered to the Securities Intermediary pursuant to this Agreement, including Treasury Securities and the Permitted Investments, will be credited promptly to the Collateral Account; and

                (e)          all securities or other property underlying any financial assets credited to the Collateral Account shall be (i) registered in the name of the Purchase Contract Agent and indorsed, without recourse or representation, to the Securities Intermediary or in blank, (ii) registered in the name of the Securities Intermediary or (iii) credited to another securities account maintained in the name of the Securities Intermediary. In no case will any financial asset credited to the Collateral Account be registered in the name of the Purchase Contract Agent (in its capacity as such) or any Holder or specially indorsed to the Purchase Contract

Agent (in its capacity as such) or any Holder, unless such financial asset has been further indorsed to the Securities Intermediary or in blank.

                Section 12.03.  Treatment as Financial Assets. Each item of property (whether investment property, financial asset, security, instrument or cash) credited to the Collateral Account shall be treated as a financial asset.

                Section 12.04.  Sole Control by Collateral Agent. Except as provided in Section 15.01, at all times prior to the termination of the Pledge, the Collateral Agent shall have sole control of the Collateral Account, and the Securities Intermediary shall take instructions and directions, and comply with entitlement orders, with respect to the Collateral Account or any financial asset credited thereto solely from the Collateral Agent as set forth in this Agreement. If at any time the Securities Intermediary shall receive an entitlement order issued by the Collateral Agent and relating to the Collateral Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Purchase Contract Agent or any Holder or any other Person. Except as otherwise permitted under this Agreement, until termination of the Pledge, the Securities Intermediary will not comply with any entitlement orders issued by the Purchase Contract Agent or any Holder.

                Section 12.05.  Jurisdiction. The Collateral Account, and the rights and obligations of the Securities Intermediary, the Collateral Agent, the Purchase Contract Agent and the Holders with respect thereto, shall be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for the purposes of the UCC the Securities Intermediary’s jurisdiction is the State of New York.

                Section 12.06.  No Other Claims. Except for the claims and interest of the Collateral Agent and of the Purchase Contract Agent and the Holders in the Collateral Account, the Securities Intermediary (without having conducted any investigation) does not know of any claim to, or interest in, the Collateral Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in any financial asset carried therein, the Securities Intermediary will promptly notify the Collateral Agent and the Purchase Contract Agent.

                Section 12.07.  Investment and Release. All proceeds of financial assets from time to time credited to the Collateral Account shall be invested and reinvested as provided in this Agreement. At all times prior to termination of the Pledge, no property shall be released from the Collateral Account except in accordance with this Agreement or upon written instructions of the Collateral Agent.

                Section 12.08.  Statements and Confirmations. The Securities Intermediary will promptly send copies of all statements, confirmations and other correspondence concerning the Collateral Account and any financial assets credited thereto simultaneously to each of the Purchase Contract Agent and the Collateral Agent at their addresses for notices under this Agreement.

                Section 12.09.  Tax Allocations. The Purchase Contract Agent shall report all items of income, gain, expense and loss recognized in the Collateral Account, to the extent such reporting is required by law, to the Internal Revenue Service authorities in the manner required by law. Neither the Securities Intermediary, the Collateral Agent nor the Custodial Agent shall have any tax reporting duties hereunder.

                Section 12.10.  No Other Agreements. The Securities Intermediary, acting solely in its capacity as Securities Intermediary, has not entered into, and prior to the termination of the Pledge will not enter into, any agreement with any other Person relating to the Collateral Account or any financial assets credited thereto, including, without limitation, any agreement to comply with entitlement orders of any Person other than the Collateral Agent.

                Section 12.11.  Powers Coupled with an Interest. The rights and powers granted in this Purchase Contract and Pledge Agreement to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and will be affected neither by the bankruptcy of the Purchase Contract Agent or any Holder nor by the lapse of time. The obligations of the Securities Intermediary under this Purchase Contract and Pledge Agreement shall continue in effect until the termination of the Pledge.

                Section 12.12.  Waiver of Lien Waiver of Set-off. The Securities Intermediary waives any security interest, lien or right to make deductions or set-offs that it may now have or hereafter acquire in or with respect to the Collateral Account, any financial asset credited thereto or any security entitlement in respect thereof. Neither the financial assets credited to the Collateral Account nor the security entitlements in respect thereof will be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Company.

ARTICLE 13
RIGHTS AND REMEDIES OF THE COLLATERAL AGENT

                Section 13.01.  Rights and Remedies of the Collateral Agent. (a) In addition to the rights and remedies set forth herein or otherwise available at law or in equity, after a collateral event of default (as specified in Section 13.01(b) below) hereunder, the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not the

UCC is in effect in the jurisdiction where the rights and remedies are asserted) and the TRADES Regulations and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted. Without limiting the generality of the foregoing, such remedies may include, to the extent permitted by applicable law, (1) retention of the Pledged Convertible Notes or the Pledged Treasury Securities in full satisfaction of the Holders’ obligations under the Purchase Contracts and this Agreement or (2) sale of the Pledged Convertible Notes or the Pledged Treasury Securities in one or more public or private sales.

                 (b)  Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, in the event the Collateral Agent is unable to make payments to the Company on account of Proceeds of (i) the Pledged Convertible Notes (other than any interest payments thereon) or (ii) the Pledged Treasury Securities as provided in this Agreement in satisfaction of the Obligations of the Holder of the Units of which such applicable Pledged Convertible Notes or such Pledged Treasury Securities are a part under the related Purchase Contracts, the inability to make such payments shall constitute a “collateral event of default” hereunder and the Collateral Agent shall have and may exercise, with reference to such Pledged Convertible Notes or Pledged Treasury Securities, as applicable, any and all of the rights and remedies available to a secured party under the UCC and the TRADES Regulations after default by a debtor, and as otherwise granted herein or under any other law.

                 (c)  Without limiting any rights or powers otherwise granted by this Agreement to the Collateral Agent, the Collateral Agent is hereby irrevocably authorized to receive, collect and apply to the satisfaction of the Obligations all payments with respect to (i) the Pledged Convertible Notes (other than any interest payments thereon) and (ii) the Pledged Treasury Securities, subject, in each case, to the provisions of this Agreement, and as otherwise provided herein.

                 (d)  Subject to Section 7.04, the Purchase Contract Agent and each Holder agrees that, from time to time, upon the written request of the Collateral Agent, the Purchase Contract Agent, on behalf of such Holder, shall execute and deliver such further documents and do such other acts and things as the Company may reasonably request in order to maintain the Pledge, and the perfection and priority thereof, and to confirm the rights of the Collateral Agent hereunder. The Purchase Contract Agent shall have no liability to any Holder for the maintenance of the Pledge or the perfection or priority hereof or for executing any documents or taking any such acts requested by the Collateral Agent hereunder, except for liability for its own grossly negligent acts, its own grossly negligent failure to act or its own willful misconduct.

ARTICLE 14
REPRESENTATIONS AND WARRANTIES TO
COLLATERAL AGENT; HOLDER COVENANTS

                 Section 14.01.  Representations and Warranties. Each Holder from time to time, acting through the Purchase Contract Agent as attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any representation or warranty made by or on behalf of a Holder), hereby represents and warrants to the Collateral Agent (with respect to such Holder’s interest in the Collateral), which representations and warranties shall be deemed repeated on each day a Holder effects a Transfer of Collateral, that:

                 (a)  such Holder has the power to grant a security interest in and lien on the Collateral;

                 (b)  such Holder is the sole beneficial owner of the Collateral and, in the case of Collateral delivered in physical form, is the sole holder of such Collateral and is the sole beneficial owner of, or has the right to Transfer, the Collateral it Transfers to the Collateral Agent for credit to the Collateral Account, free and clear of any security interest, lien, encumbrance, call, liability to pay money or other restriction other than the security interest and lien granted under Article 11;

                 (c)  upon the Transfer of the Collateral to the Securities Intermediary for credit to the Collateral Account, the Collateral Agent, for the benefit of the Company, will have a valid and perfected first priority security interest therein (assuming that any central clearing operation or any securities intermediary or other entity not within the control of the Holder involved in the Transfer of the Collateral, including the Collateral Agent and the Securities Intermediary, gives the notices and takes the action required of it hereunder and under applicable law for perfection of that interest and assuming the establishment and exercise of control pursuant to Article 12 hereof); and

                 (d)  the execution and performance by the Holder of its obligations under this Agreement will not result in the creation of any security interest, lien or other encumbrance on the Collateral (other than the security interest and lien granted under Article 11 hereof) or violate any provision of any existing law or regulation applicable to it or of any mortgage, charge, pledge, indenture, contract or undertaking to which it is a party or which is binding on it or any of its assets.

                Section 14.02.  Covenants. The Purchase Contract Agent and the Holders from time to time, acting through the Purchase Contract Agent as their attorney-in-fact (it being understood that the Purchase Contract Agent shall not be liable for any covenant made by or on behalf of a Holder), hereby covenant to the Collateral Agent that for so long as the Collateral remains subject to the Pledge:

                 (a)  neither the Purchase Contract Agent nor such Holders will create or purport to create or allow to subsist any mortgage, charge, lien, pledge or any other security interest whatsoever over the Collateral or any part of it other than pursuant to this Agreement; and

                 (b)  neither the Purchase Contract Agent nor such Holders will sell or otherwise dispose (or attempt to dispose) of the Collateral or any part of it except for the beneficial interest therein, subject to the Pledge hereunder, transferred in connection with a Transfer of the Units.

ARTICLE 15
THE COLLATERAL AGENT, THE CUSTODIAL AGENT
AND THE SECURITIES INTERMEDIARY

                 It is hereby agreed as follows:

                 Section 15.01.  Appointment, Powers and Immunities. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall act as agent for the Company hereunder with such powers as are specifically vested in the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, by the terms of this Agreement. The Collateral Agent, the Custodial Agent and Securities Intermediary shall:

                 (a)  have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, liabilities or obligations shall be inferred from this Agreement against the Collateral Agent, the Custodial Agent or the Securities Intermediary, nor shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be bound by the provisions of any agreement by any party hereto beyond the specific terms hereof and none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any fiduciary duty to the Holders or any other Person;

                 (b)  not be responsible for any recitals contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by it under, this Agreement or the Units, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement (other than as against the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be), the Units, any Collateral or any other document referred to or provided for herein or therein or for any failure by the Company or any other Person (except the Collateral Agent, the Custodial Agent or Securities Intermediary, as the case may be) to perform any of its obligations hereunder or thereunder or, for the perfection, priority or maintenance of any security interest created hereunder;

                 (c)  not be required to initiate or conduct any litigation or collection proceedings hereunder (except pursuant to directions furnished under Section 15.02 hereof, subject to Section 15.08 hereof);

                 (d)  not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith or therewith, except for its own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction; and

                 (e)  not be required to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.

                Subject to the foregoing, during the term of this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall take all reasonable action in connection with the safekeeping and preservation of the Collateral hereunder as determined by industry standards.

                The Collateral Agent, the Custodial Agent and the Securities Intermediary shall only be responsible for transferring money, securities or other property in accordance with the terms herein to the extent that such money, securities or other property is credited to the Collateral Account.

                No provision of this Agreement shall require the Collateral Agent, the Custodial Agent or the Securities Intermediary to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or the exercise of any of its rights or powers hereunder. In no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary be liable for any amount in excess of the Value of the Collateral.

                Section 15.02.  Instructions of the Company. The Company shall have the right, by one or more written instruments executed and delivered to the Collateral Agent, to direct the time, method and place of conducting any proceeding for the realization of any right or remedy available to the Collateral Agent, or of exercising any power conferred on the Collateral Agent, or to direct the taking or refraining from taking of any action authorized by this Agreement; provided, however, that (a) such direction shall not conflict with the provisions of any law or of this Agreement or involve the Collateral Agent in personal liability and (b) the Collateral Agent shall be indemnified to its satisfaction as provided herein. Nothing contained in this Section 15.02 shall impair the right of the Collateral Agent in its discretion to take any action or omit to take any action which it deems proper and which is not inconsistent with such direction. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary has any obligation or responsibility to file UCC financing or continuation statements or to take any other actions to create, preserve or maintain the security interest in the Collateral.

                Section 15.03.  Reliance by Collateral Agent, Custodial Agent and Securities Intermediary. Each of the Securities Intermediary, the Custodial Agent and the Collateral Agent shall be entitled to rely conclusively upon any certification, order, judgment, opinion, notice or other written communication (including, without limitation, any thereof by e-mail or similar electronic means, telecopy, telex or facsimile) believed by it in good faith to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons (without being required to determine the correctness of any fact stated therein) and consult with and conclusively rely upon advice, opinions and statements of legal counsel and other experts selected by the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be. As to any matters not expressly provided for by this Agreement, the Collateral Agent, the Custodial Agent and the Securities Intermediary shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with instructions given by the Company in accordance with this Agreement.

                In each case that the Collateral Agent, the Custodial Agent or the Securities Intermediary may or is required hereunder to take any action, including without limitation to make any determination or judgment, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder, the Collateral Agent, the Custodial Agent or Securities Intermediary may seek direction from the Company. The Collateral Agent, the Custodial Agent or Securities Intermediary shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction from the Company. Unless direction or otherwise is expressly provided herein, if the Collateral Agent, the Custodial Agent or the Securities Intermediary shall request direction from the Company with respect to any action, the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be entitled to refrain from such action unless and until such agent shall have received direction from the Company, and the agent shall not incur liability to any Person by reason of so refraining.

                Section 15.04.  Certain Rights. (a) Whenever in the administration of the provisions of this Agreement the Collateral Agent, the Custodial Agent or the Securities Intermediary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action to be taken hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, be deemed to be conclusively proved and established by a certificate signed by one of the Company’s officers, and delivered to the Collateral Agent, the Custodial Agent or the Securities Intermediary and such certificate, in the absence of gross negligence or willful misconduct on the part of the Collateral Agent, the Custodial Agent or the Securities Intermediary, shall be full warrant to the Collateral Agent, the Custodial Agent or the Securities Intermediary for any action taken, suffered or omitted by it under the provisions of this Agreement upon the faith thereof.

                 (b)  The Collateral Agent, the Custodial Agent or the Securities Intermediary shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, entitlement order, approval or other paper or document.

                 Section 15.05.  Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Collateral Agent, the Custodial Agent or the Securities Intermediary may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be the successor of the Collateral Agent, the Custodial Agent or the Securities Intermediary, provided such Person shall be otherwise qualified and eligible under this Article hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                 Section 15.06.  Rights in Other Capacities. The Collateral Agent, the Custodial Agent and the Securities Intermediary and their affiliates may (without having to account therefor to the Company) accept deposits from, lend money to, make their investments in and generally engage in any kind of banking, trust or other business with the Purchase Contract Agent, any other Person interested herein and any Holder (and any of their respective subsidiaries or affiliates) as if it were not acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, and the Collateral Agent, the Custodial Agent, the Securities Intermediary and their affiliates may accept fees and other consideration from the Purchase Contract Agent and any Holder without having to account for the same to the Company; provided that each of the Collateral Agent, the Custodial Agent and the Securities Intermediary covenants and agrees with the Company that it shall not accept, receive or permit there to be created in favor of itself and shall take no affirmative action to permit there to be created in favor of any other Person, any security interest, lien or other encumbrance of any kind in or upon the Collateral other than the lien created by the Pledge.

                 Section 15.07.  Non-reliance on the Collateral Agent, Custodial Agent and Securities Intermediary. None of the Collateral Agent, the Custodial Agent and

the Securities Intermediary shall be required to keep itself informed as to the performance or observance by the Purchase Contract Agent or any Holder of this Agreement, the Units or any other document referred to or provided for herein or therein or to inspect the properties or books of the Purchase Contract Agent or any Holder. None of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have any duty or responsibility to provide the Company with any credit or other information concerning the affairs, financial condition or business of the Purchase Contract Agent or any Holder (or any of their respective affiliates) that may come into the possession of the Collateral Agent, the Custodial Agent or the Securities Intermediary or any of their respective affiliates.

                 Section 15.08.  Compensation and Indemnity. The Company agrees to:

                 (a)  pay the Collateral Agent, the Custodial Agent and the Securities Intermediary from time to time such compensation as shall be agreed in writing between the Company and the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, for all services rendered by them hereunder;

                 (b)  indemnify and hold harmless the Collateral Agent, the Custodial Agent, the Securities Intermediary and each of their respective directors, officers, agents and employees (collectively, the “Pledge Indemnitees”), from and against any and all claims, liabilities, losses, and reasonable expenses (including reasonable fees and expenses of counsel) (collectively, “Losses” and individually, a “Loss”) that may be imposed on, incurred by, or asserted against, the Pledge Indemnitees or any of them for following any instructions, acting upon any notices or other directions (which shall include an instruction, notice or direction not to act) upon which any of the Collateral Agent, the Custodial Agent or the Securities Intermediary is entitled to rely pursuant to the terms of this Agreement, provided that the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought; and

                 (c)  in addition to and not in limitation of paragraph (b) of this Section 15.08, indemnify and hold the Pledge Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by or asserted against, the Pledge Indemnitees or any of them in connection with or arising out of the Collateral Agent’s, the Custodial Agent’s or the Securities Intermediary’s acceptance or performance of its rights, powers and duties under this Agreement, including but not limited to the rights and powers set forth in Section 15.09, provided the Collateral Agent, the Custodial Agent or the Securities Intermediary has not acted with negligence or engaged in willful misconduct or bad faith with respect to the specific Loss against which indemnification is sought.

                The provisions of this Section and Section 15.14 shall survive the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary and the termination of this Agreement.

                Section 15.09.  Failure to Act. In the event that, in the good faith belief of the Collateral Agent, the Custodial Agent or the Securities Intermediary, an ambiguity in the provisions of this Agreement arises or any actual dispute between or conflicting claims by or among the parties hereto or any other Person with respect to any funds or property deposited hereunder has been asserted in writing, then at its sole option, each of the Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled, after prompt notice to the Company and the Purchase Contract Agent, to refuse to comply with any and all claims, demands or instructions with respect to such property or funds so long as such dispute or conflict shall continue, and the Collateral Agent, the Custodial Agent and the Securities Intermediary, as the case may be, shall not be or become liable in any way to any of the parties hereto for its failure or refusal to comply with such conflicting claims, demands or instructions. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall be entitled to refuse to act until either:

                 (a)  such conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in a writing satisfactory to the Collateral Agent, the Custodial Agent or the Securities Intermediary; or

                 (b)  the Collateral Agent, the Custodial Agent or the Securities Intermediary shall have received security or an indemnity satisfactory to it sufficient to hold it harmless from and against any and all loss, liability or reasonable out-of-pocket expense which it may without gross negligence, willful misconduct, or bad faith incur by reason of its acting.

                The Collateral Agent, the Custodial Agent and the Securities Intermediary may in addition elect to commence an interpleader action or seek other judicial relief or orders as the Collateral Agent, the Custodial Agent or the Securities Intermediary may deem necessary. Notwithstanding anything contained herein to the contrary, none of the Collateral Agent, the Custodial Agent or the Securities Intermediary shall be required to take any action that is in its opinion contrary to law or to the terms of this Agreement, or which would in its opinion subject it or any of its officers, employees or directors to liability.

                Section 15.10.  Resignation of Collateral Agent, the Custodial Agent and the Securities Intermediary. (a) Subject to the appointment and acceptance of a successor Collateral Agent, Custodial Agent or Securities Intermediary as provided below:

(i) the Collateral Agent, the Custodial Agent or the Securities Intermediary may resign at any time by giving notice thereof to the Company and the Purchase Contract Agent as attorney-in-fact for the Holders;

(ii) the Collateral Agent, the Custodial Agent or the Securities Intermediary may be removed at any time by the Company; and

(iii) if the Collateral Agent, the Custodial Agent or the Securities Intermediary fails to perform any of its material obligations hereunder in any material respect for a period of not less than 20 days after receiving written notice of such failure by the Purchase Contract Agent and such failure shall be continuing, the Collateral Agent, the Custodial Agent and the Securities Intermediary may be removed by the Purchase Contract Agent, acting at the direction of the Holders of a majority in number of the Outstanding Units.

                 The Purchase Contract Agent shall promptly notify the Company upon the transmission of notice as contemplated by clause (iii) of this Section 15.10(a) and any removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary pursuant to clause (iii) of this Section 15.10. Upon any such resignation or removal, the Company shall have the right to appoint a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be. If no successor Collateral Agent, Custodial Agent or Securities Intermediary shall have been so appointed and shall have accepted such appointment within 45 days after the retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s giving of notice of resignation or the Company’s or the Purchase Contract Agent’s giving notice of such removal, then the retiring or removed Collateral Agent, Custodial Agent or Securities Intermediary may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Collateral Agent, Custodial Agent or Securities Intermediary. The Collateral Agent, the Custodial Agent and the Securities Intermediary shall each be a bank or a national banking association which has an office (or an agency office) in New York City with a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Collateral Agent, Custodial Agent or Securities Intermediary hereunder by a successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, such successor Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, and the retiring Collateral Agent, Custodial Agent or Securities Intermediary, as the case may be, shall take all appropriate action, subject to payment of any amounts then due and payable to it hereunder, to transfer any money and property held by it hereunder (including the Collateral) to such successor. The retiring Collateral Agent,

Custodial Agent or Securities Intermediary shall, upon such succession, be discharged from its duties and obligations as Collateral Agent, Custodial Agent or Securities Intermediary hereunder. After any retiring Collateral Agent’s, Custodial Agent’s or Securities Intermediary’s resignation hereunder as Collateral Agent, Custodial Agent or Securities Intermediary, the provisions of this Article 15 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary. Any resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary hereunder, at a time when such Person is also acting as the Collateral Agent, the Custodial Agent or the Securities Intermediary, as the case may be, shall be deemed for all purposes of this Agreement as the simultaneous resignation or removal of the Collateral Agent, the Securities Intermediary or the Custodial Agent, as the case may be.

                 Section 15.11.  Right to Appoint Agent or Advisor. The Collateral Agent shall have the right to appoint agents or advisors in connection with any of its duties hereunder, and the Collateral Agent shall not be liable for any action taken or omitted by, or in reliance upon the advice of, such agents or advisors selected in good faith. The appointment of agents pursuant to this Section 15.11 shall be subject to prior written consent of the Company, which consent shall not be unreasonably withheld.

                 Section 15.12.  Survival. The provisions of this Article 15 shall survive termination of this Agreement and the resignation or removal of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                 Section 15.13.  Exculpation. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Collateral Agent, the Custodial Agent or the Securities Intermediary or their officers, directors, employees or agents be liable under this Agreement for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including, but not limited to, lost profits, whether or not the likelihood of such loss or damage was known to the Collateral Agent, the Custodial Agent or the Securities Intermediary, or any of them and regardless of the form of action, incurred without any act or deed that is found to be attributable to gross negligence or willful misconduct on the parts of the Collateral Agent, the Custodial Agent or the Securities Intermediary.

                 Section 15.14.  Expenses, Etc. The Company agrees to reimburse the Collateral Agent, the Custodial Agent and the Securities Intermediary for:

                 (a)  all out-of-pocket costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, the reasonable fees and expenses of counsel to the Collateral Agent, the Custodial Agent and the Securities Intermediary), in connection with (i) the negotiation, preparation, execution and delivery or performance of this Agreement and (ii) any modification, supplement or waiver of any of the terms of this Agreement;

                 (b) all costs and expenses of the Collateral Agent, the Custodial Agent and the Securities Intermediary (including, without limitation, reasonable fees and expenses of counsel) in connection with (i) any enforcement or proceedings resulting or incurred in connection with causing any Holder to satisfy its obligations under the Purchase Contracts forming a part of the Units and (ii) the enforcement of this Section 15.14 and Section 15.08;

                 (c)  all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any other document referred to herein and all costs, expenses, taxes, assessments and other charges incurred in connection with any filing, registration, recording or perfection of any security interest contemplated hereby; and

                 (d)  all reasonable fees and expenses of any agent or advisor appointed by the Collateral Agent and consented to by the Company under Section 15.11 of this Agreement.

ARTICLE 16
TRUST INDENTURE ACT

                 Section 16.01.  Trust Indenture Act; Application. (a) This Agreement is subject to the provisions of the TIA that are required or deemed to be a part of this Agreement and shall, to the extent applicable, be governed by such provisions; and

                 (b)  if and to the extent that any provision of this Agreement limits, qualifies or conflicts with the duties imposed by Section 310 to 317, inclusive, of the TIA, such imposed duties shall control.

                 Section 16.02.  Company to Furnish Purchase Contract Agent Names and Addresses of Holders. (a) The Company shall furnish or cause to be furnished to the Purchase Contract Agent (i) semiannually, not later than December 1 and June 1 in each year, commencing June 1, 2007, a list, in such form as the Purchase Contract Agent may reasonably require, of the names and addresses of the Holders of Units as of a date not more than 15 days prior to the delivery thereof, and (ii) at such other times as the Purchase Contract Agent may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, excluding from any such list names and addresses previously received by the Purchase Contract Agent.

                 (b)  The Purchase Contract Agent shall comply with its obligations under Section 311(a) of the TIA, subject to the provisions of Section 311(b) and Section 312(b) of the TIA.

                 Section 16.03.  Preservation of Information; Communications to Holders. The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Purchase Contract Agent as provided in Section 16.02 and the names and addresses of Holders received by the Purchase Contract Agent. The Purchase Contract Agent may dispose of any list furnished to it as provided in Section 16.02 upon receipt of a new list so furnished.

                 The rights of Holders to communicate with other Holders with respect to their rights under this Agreement or under the Units, and the corresponding rights and privileges of the Purchase Contract Agent, shall be as provided by the TIA.

                 Every Holder of Units, by receiving and holding the same, agrees with the Company and the Purchase Contract Agent that neither the Company nor the Purchase Contract Agent nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the TIA.

                 Section 16.04.  Reports by Purchase Contract Agent. The Purchase Contract Agent shall transmit to Holders such reports concerning the Purchase Contract Agent and its actions under this Agreement as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the TIA, the Purchase Contract Agent shall, within sixty days after each December 15 following the date of this Agreement, deliver to Holders a brief report, dated as of such December 15, which complies with the provisions of such Section 313(a).

                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Purchase Contract Agent with each stock exchange upon which any Units are listed, with the Securities and Exchange Commission and with the Company. The Company will promptly notify the Purchase Contract Agent when any Units are listed on any stock exchange.

                 Section 16.05.  Reports by Company. The Company shall provide to the Purchase Contract Agent such documents, reports information as required by Section 314(a) (if any) and the compliance certificate required by Section 314(a) of the TIA in the form, in the manner and at the times required by Section 314(a) of the TIA; provided that any such information, documents or reports required to be filed with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Purchase Contract Agent within

15 days after the same is so required to be filed with the Securities and Exchange Commission.

                 Delivery of such information, documents and reports to the Purchase Contract Agent is for informational purposes only and the Purchase Contract Agent’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Purchase Contract Agent is entitled to rely exclusively on Officer’s Certificates).

                 Section 16.06.  Evidence of Compliance with Conditions Precedent. The Company shall provide to the Purchase Contract Agent such evidence of compliance with any conditions precedent provided for in this Agreement as and to the extent required by Section 314(c) of the TIA. Any certificate or opinion required to be given by an officer pursuant to Section 314(c)(1) of the TIA may be given in the form of an Officer’s Certificate. Any opinion required to be given pursuant to Section 314(c)(2) of the TIA may be given in the form of an Opinion of Counsel.

                 Section 16.07.  Defaults, Waiver. The Holders of a majority of the Outstanding Purchase Contracts voting together as one class may, by vote or consent, on behalf of all of the Holders, waive any past default by the Company and its consequences, except a default:

                 (a)  In the payment on any Purchase Contract, or

                 (b)  In respect of a provision hereof which under Section 8.02 cannot be modified or amended without the consent of the Holder of each Outstanding Purchase Contract affected.

                 Upon such waiver, any such default shall cease to exist, and any default by the Company arising therefrom shall be deemed to have been cured, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 Section 16.08.  Purchase Contract Agent’s Knowledge of Defaults. The Purchase Contract Agent shall not be deemed to have knowledge of any default unless a Responsible Officer shall have obtained written notice of such default.

                 Section 16.09.  Direction of Purchase Contract Agent. Sections 315(d)(3) and 316(a)(1)(A) of the TIA are hereby expressly excluded from this Agreement, as permitted by the TIA.

ARTICLE 17
MISCELLANEOUS

                 Section 17.01.  Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of the Holders from time to time hereunder pursuant to the Pledge, shall be absolute and unconditional irrespective of:

                 (a)  any lack of validity or enforceability of any provision of the Purchase Contracts or the Units or any other agreement or instrument relating thereto;

                 (b)  any change in the time, manner or place of payment of, or any other term of, or any increase in the amount of, all or any of the obligations of Holders of the Units under the related Purchase Contracts, or any other amendment or waiver of any term of, or any consent to any departure from any requirement of, this Agreement or any Purchase Contract or any other agreement or instrument relating thereto; or

                 (c)  any other circumstance which might otherwise constitute a defense available to, or discharge of, a borrower, a guarantor or a pledgor.

                 Section 17.02.  Notice of Termination Event. Upon the occurrence of a Termination Event, the Company shall deliver written notice to the Purchase Contract Agent, the Collateral Agent and the Securities Intermediary.

[SIGNATURES ON THE FOLLOWING PAGES]

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE STANLEY WORKS

By:	____________________________
Name:
Title:

Address for Notices:

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Bank of New York Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:	__________________________
Name:
Title:

Address for Notices:

                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

HSBC Bank USA, National Association, as Collateral Agent, Custodial Agent and Securities Intermediary

By:	__________________________
Name:
Title:

Address for Notices:

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EXHIBIT A

(FORM OF FACE OF CORPORATE UNITS CERTIFICATE)

                [For inclusion in Global Certificates only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. R-	CUSIP No. 854616 208
Number of Corporate Units:	ISIN No. US8546162087

THE STANLEY WORKS
Corporate Units

                This Corporate Units Certificate certifies that                          is the registered Holder of the number of Corporate Units set forth above [For inclusion in Global Certificates only - or such other number of Corporate Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Corporate Unit consists of (i) a Convertible Note, subject to the Pledge thereof by

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such Holder pursuant to the Purchase Contract and Pledge Agreement and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company.

                All capitalized terms used herein without definition herein and which are defined in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof) have the meaning set forth therein.

                Pursuant to the Purchase Contract and Pledge Agreement, a Convertible Note constituting part of each Corporate Unit evidenced hereby has been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Corporate Unit.

                All payments of the principal amount with respect to the Pledged Convertible Notes or payments of interest on the Pledged Convertible Notes constituting part of the Corporate Units shall be paid on the dates and in the manner set forth in the Purchase Contract and Pledge Agreement. Interest on the Convertible Notes forming part of the Corporate Units evidenced hereby, which is payable on each Payment Date, shall, subject to receipt thereof by the Purchase Contract Agent, be paid to the Person in whose name this Corporate Units Certificate (or a Predecessor Corporate Units Certificate) is registered at the close of business on the Record Date for such Payment Date.

                The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Corporate Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 5.125% per year of the Stated Amount for the period from and including the immediately preceding Payment Date on which Contract Adjustment Payments were paid (or if none, March 20, 2007) to but excluding such Payment Date. Such Contract Adjustment Payments shall be payable to the Person in whose name this Corporate Units Certificate is registered at the close of business on the Record Date for such Payment Date.

                Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date, at a Purchase Price equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, unless on or prior to the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of payment received in the Remarketing of the Pledged Convertible Notes equal to the principal amount thereof pledged to secure the obligations

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under such Purchase Contract of the Holder of the Corporate Units of which such Purchase Contract is a part.

                The Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City, except that all payments with respect to Global Certificates will be made by wire transfer of immediately available funds to the Depositary. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by prior written notice to the Purchase Contract Agent, given at least ten calendar days prior to the Payment Date.

                Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat its acquisition of the Corporate Units as an acquisition of the Convertible Note and Purchase Contract constituting each Corporate Unit, (ii) treat the Convertible Notes as indebtedness of the Company and (iii) treat itself as the owner of the applicable interests in the Collateral Account, including the Convertible Notes.

                Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Corporate Units Certificate shall not be entitled to any benefit under the Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

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                IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

THE STANLEY WORKS

	By:	________________________________
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

	By:	THE BANK OF NEW YORK TRUST COMPANY, N.A., not individually but solely as attorney-in-fact of such Holder

	By:	_____________________________
Name:
Title:

DATED: ____________________

A-5

CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT

                This is one of the Corporate Units Certificates referred to in the within mentioned Purchase Contract and Pledge Agreement.

THE BANK OF NEW YORK TRUST
COMPANY, N.A., as Purchase
Contract Agent

	By:	________________________________
Authorized Signatory

DATED: ____________________

(REVERSE OF CORPORATE UNITS CERTIFICATE)

                Each Purchase Contract evidenced hereby is governed by a Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (as may be supplemented from time to time, the “Purchase Contract and Pledge Agreement”), between the Company and The Bank of New York Trust Company, N.A., as Purchase Contract Agent (including its successors thereunder, the “Purchase Contract Agent”), and HSBC Bank USA, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary (including its successors thereunder, the “Collateral Agent”), to which Purchase Contract and Pledge Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Collateral Agent, the Company, and the Holders and of the terms upon which the Corporate Units Certificates are, and are to be, executed and delivered.

                Each Purchase Contract evidenced hereby obligates the Holder of this Corporate Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount, a number of shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Units of which such Purchase Contract is a part shall have occurred. The Settlement Rate is subject to adjustment as described in the Purchase Contract and Pledge Agreement.

                No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.08 of the Purchase Contract and Pledge Agreement.

                Each Purchase Contract evidenced hereby that is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Corporate Units to purchase at the Purchase Price, and the Company to sell, a number of newly issued shares of Common Stock equal to Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

                In accordance with the terms of the Purchase Contract and Pledge Agreement, unless a Termination Event shall have occurred, the Holder of this Corporate Units Certificate shall pay the Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby by effecting a Cash Settlement, an Early Settlement or, if applicable, a Cash Merger Early Settlement or from the proceeds of a Remarketing of the Pledged Convertible Notes. A Holder of Corporate Units who, (1) does not, on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first Remarketing Date, make an effective Cash Settlement in the manner provided in the Purchase Contract and Pledge Agreement or (2) on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first scheduled Trading Day of the Observation Period does not make an effective Early Settlement, shall pay the Purchase Price for the shares of Common Stock to be delivered under the related Purchase Contract from the proceeds of the sale of the Pledged Convertible Notes held by the Collateral Agent in the Remarketing unless the Holder has previously made a Cash Merger Early Settlement.

                As provided in the Purchase Contract and Pledge Agreement, upon the occurrence of a Failed Remarketing, as of the Purchase Contract Settlement Date, each Holder of any Pledged Convertible Notes, unless such Holder has elected settlement with separate cash and delivered such separate cash in accordance with Section 5.02(b)(iii) of the Purchase Contract and Pledge Agreement, shall be deemed to have exercised such Holder’s Put Right with respect to the Convertible Notes and to have elected to apply the Proceeds of the Put Right equal to the aggregate Purchase Price against such Holder’s obligation to pay the aggregate Purchase Price for the shares of Common Stock to be issued under the related Purchase Contracts in full satisfaction of such Holders’ obligations under such Purchase Contracts.

                The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement.

                Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and to the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Pledged Convertible Notes forming a part of each Corporate Unit from the Pledge. A Corporate Unit shall thereafter represent the right to receive the Convertible Note in accordance with the terms of the Purchase Contract and Pledge Agreement.

                Under the terms of the Purchase Contract and Pledge Agreement, the Purchase Contract Agent will be entitled to exercise the voting and any other consensual rights pertaining to the Pledged Convertible Notes, but only to the extent instructed in writing by the Holders. Upon receipt of notice of any meeting at which holders of Convertible Notes are entitled to vote or upon any solicitation of consents, waivers or proxies of holders of Convertible Notes, the Purchase Contract Agent shall, as soon as practicable thereafter, mail, first class, postage pre-paid, to the Holders of Corporate Units the notice required by the Purchase Contract and Pledge Agreement.

                The Corporate Units Certificates are issuable only in registered form and only in denominations of a single Corporate Unit and any integral multiple thereof. The transfer of any Corporate Units Certificate will be registered and Corporate Units Certificates may be exchanged as provided in the Purchase Contract and Pledge Agreement. A Holder who elects to substitute a Treasury Security for the Convertible Note thereby creating Treasury Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract and Pledge Agreement, such Corporate Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Corporate Unit in respect of the Convertible Note and Purchase Contract constituting such Corporate Unit may be transferred and exchanged only as a Corporate Unit.

                Subject to, and in compliance with, the conditions and terms set forth in the Purchase Contract and Pledge Agreement, the Holder of Corporate Units may effect a Collateral Substitution. From and after such Collateral Substitution, each Unit for which Pledged Treasury Securities secure the Holder’s obligation under the Purchase Contract shall be referred to as a “Treasury Unit”.

                Subject to and upon compliance with the provisions of the Purchase Contract and Pledge Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early by effecting an Early Settlement as provided in the Purchase Contract and Pledge Agreement.

                Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Convertible Notes underlying such Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Early Settlement is effected equal to, the Early Settlement Rate.

                Upon the occurrence of a Cash Merger, a Holder of Corporate Units may effect Cash Merger Early Settlement of the Purchase Contracts underlying such Corporate Units pursuant to the terms of the Purchase Contract and Pledge Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Corporate Units, the Pledged Convertible Notes shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Corporate Unit as to which Cash Merger Early Settlement is effected equal to the applicable Settlement Rate.

                Upon registration of transfer of this Corporate Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement), under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Corporate Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                The Holder of this Corporate Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Corporate Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract and Pledge Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract and Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Convertible Notes underlying this Corporate Units Certificate pursuant to the Purchase Contract and Pledge Agreement. The Holder further covenants and agrees that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, but subject to the terms thereof, any payments with respect the Pledged Convertible Notes (other than interest payments thereon) on the Purchase Contract Settlement Date equal to the aggregate Purchase Price for the related Purchase Contracts shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under the related Purchase Contracts and such Holder shall acquire no right, title or interest in such payments.

                Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

                The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof to the extent a different law would govern as a result.

                The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

                Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Corporate Units Certificate is registered as the owner of the Corporate Units evidenced hereby for the purpose of receiving payments of interest payable on the Convertible Notes and payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

                A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent during regular business hours.

ABBREVIATIONS

                The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in common

UNIF GIFT MN ACT: ___________________ Custodian_______________
(cust)                                        (minor)

Under Uniform Gifts to Minors Act of

TENANT:              as tenants by the entireties

JT TEN:                 as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

____________________________________________________________
(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

____________________________________________________________
(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Corporate Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney , to transfer said Corporate Units Certificates on the books of The Stanley Works, with full power of substitution in the premises

Dated: _____________________________	Signature _________________________________

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Corporate Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee: _____________________________

SETTLEMENT INSTRUCTIONS

                The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _________________________	(if assigned to another person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of Registered Holder:

_________________________________	____________________________________
Name	Name
_________________________________	____________________________________
Address	Address

_________________________________	____________________________________
_________________________________	____________________________________
_________________________________	____________________________________

Social Security or other Taxpayer Identification Number, if any

___________________________________
Signature
Signature Guarantee:_______________

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

                The undersigned Holder of this Corporate Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Corporate Units evidenced by this Corporate Units Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Corporate Units Certificate representing any Corporate Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Convertible Notes deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated: _____________________________	Signature _________________________________

Signature Guarantee: _____________________________

                Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Corporate Units Certificates are to be registered in the name of and delivered to and Pledged Convertible Notes are to be transferred to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER

Please print name and address of Registered Holder:

_________________________________	____________________________________
Name	Name
_________________________________	____________________________________
Address	Address

_________________________________	____________________________________
_________________________________	____________________________________
_________________________________	____________________________________

Social Security or other Taxpayer Identification Number, if any

___________________________________

                Transfer Instructions for Pledged Convertible Notes transferable upon [Early Settlement] [Cash Merger Early Settlement]:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                The initial number of Corporate Units evidenced by this Global Certificate is _______ The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in number of Corporate Units evidenced by the Global Certificate	Amount of decrease in number of Corporate Units evidenced by the Global Certificate	Number of Corporate Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

EXHIBIT B

(FORM OF FACE OF TREASURY UNITS CERTIFICATE)

                [For inclusion in Global Certificate only - THIS CERTIFICATE IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE PURCHASE CONTRACT AND PLEDGE AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS CERTIFICATE IS EXCHANGEABLE FOR CERTIFICATES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AND PLEDGE AGREEMENT AND NO TRANSFER OF THIS CERTIFICATE (OTHER THAN A TRANSFER OF THIS CERTIFICATE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

                UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

No. TR-	CUSIP No. 854616 307
Number of Treasury Units: 0	ISIN No. US8546163077

THE STANLEY WORKS
Treasury Units

                This Treasury Units Certificate certifies that                      is the registered Holder of the number of Treasury Units set forth above [For inclusion in Global Certificates only - or such other number of Treasury Units reflected in the Schedule of Increases or Decreases in Global Certificate attached hereto]. Each Treasury Unit consists of (i) a Treasury Security having a principal amount at

B-1

maturity equal to $1,000, subject to the Pledge of such Treasury Security by such Holder pursuant to the Purchase Contract and Pledge Agreement, and (ii) the rights and obligations of the Holder under one Purchase Contract with the Company.

                All capitalized terms used herein that are defined in the Purchase Contract and Pledge Agreement (as defined on the reverse hereof) have the meaning set forth therein.

                Pursuant to the Purchase Contract and Pledge Agreement, the Treasury Securities underlying each Treasury Unit evidenced hereby have been pledged to the Collateral Agent, for the benefit of the Company, to secure the obligations of the Holder under the Purchase Contract comprising part of such Treasury Unit.

                The Company shall pay, on each Payment Date, in respect of each Purchase Contract forming part of a Treasury Unit evidenced hereby, an amount (the “Contract Adjustment Payments”) equal to 5.125% per year of the Stated Amount. Such Contract Adjustment Payments shall be payable to the Person in whose name this Treasury Units Certificate is registered at the close of business on the Record Date for such Payment Date.

                Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date, at a Purchase Price equal to the Stated Amount, a number of newly issued shares of Common Stock of the Company, equal to the Settlement Rate, unless prior to or on the Purchase Contract Settlement Date there shall have occurred a Termination Event, an Early Settlement or a Cash Merger Early Settlement with respect to such Purchase Contract, all as provided in the Purchase Contract and Pledge Agreement. The Purchase Price for the shares of Common Stock purchased pursuant to each Purchase Contract evidenced hereby, if not paid earlier, shall be paid on the Purchase Contract Settlement Date by application of the proceeds from the Treasury Securities at maturity pledged to secure the obligations under such Purchase Contract of the Holder of the Treasury Units of which such Purchase Contract is a part.

                Contract Adjustment Payments will be payable at the office of the Purchase Contract Agent in New York City, except that Contract Adjustment Payments with respect to Global Certificates will be made by wire transfer of immediately available funds to the Depositary. If the book-entry system for the Corporate Units has been terminated, the Contract Adjustment Payments will be payable, at the option of the Company, by check mailed to the address of the Person entitled thereto at such Person’s address as it appears on the Security Register, or by wire transfer to the account designated by such Person by prior written notice to the Purchase Contract Agent, given at least ten calendar days prior to the Payment Date.

B-2

                Each Purchase Contract evidenced hereby obligates the holder to agree, for United States federal, state and local income and franchise tax purposes, to (i) treat its acquisition of the Treasury Units as an acquisition of the Treasury Security and Purchase Contracts constituting the Treasury Units and (ii) treat itself as the owner of the applicable interest in the Treasury Securities.

                Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                Unless the certificate of authentication hereon has been executed by the Purchase Contract Agent by manual signature, this Treasury Units Certificate shall not be entitled to any benefit under Purchase Contract and Pledge Agreement or be valid or obligatory for any purpose.

B-3

                IN WITNESS WHEREOF, the Company and the Holder specified above have caused this instrument to be duly executed.

THE STANLEY WORKS

By:
Name:
Title:

HOLDER SPECIFIED ABOVE (as to obligations of such Holder under the Purchase Contracts)

By:	THE BANK OF NEW YORK TRUST COMPANY, N.A., not individually but solely as attorney-in-fact or such Holder

By:
Name:
Title:

DATED:____________________

B-4

CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT

                This is one of the Treasury Units referred to in the within mentioned Purchase Contract and Pledge Agreement.

THE BANK OF NEW YORK TRUST COMPANY, N.A.,
as Purchase Contract Agent

By:
Name:
Title:

DATED:

(REVERSE OF TREASURY UNITS CERTIFICATE)

                Each Purchase Contract evidenced hereby is governed by a Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (as may be supplemented from time to time, the “Purchase Contract and Pledge Agreement”) between the Company and The Bank of New York Trust Company, N.A., as Purchase Contract Agent (including its successors thereunder, herein called the “Purchase Contract Agent”), and HSBC Bank USA, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary (including its successors thereunder, the “Collateral Agent”), to which Purchase Contract and Pledge Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Collateral Agent, the Company and the Holders and of the terms upon which the Treasury Units Certificates are, and are to be, executed and delivered.

                Each Purchase Contract evidenced hereby obligates the Holder of this Treasury Units Certificate to purchase, and the Company to sell, on the Purchase Contract Settlement Date at a price equal to the Stated Amount, a number of newly issued shares of Common Stock equal to the Settlement Rate, unless an Early Settlement, a Cash Merger Early Settlement or a Termination Event with respect to the Unit of which such Purchase Contract is a part shall have occurred. The Settlement Rate is subject to adjustment as described in the Purchase Contract and Pledge Agreement.

                No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 5.08 of the Purchase Contract and Pledge Agreement.

                Each Purchase Contract evidenced hereby that is settled through Early Settlement or Cash Merger Early Settlement shall obligate the Holder of the related Treasury Units to purchase at the Purchase Price and the Company to sell, a number of newly issued shares of Common Stock equal to the Early Settlement Rate (in the case of an Early Settlement) or applicable Settlement Rate (in the case of a Cash Merger Early Settlement).

                In accordance with the terms of the Purchase Contract and Pledge Agreement, the Holder of this Treasury Unit shall pay the Purchase Price for the shares of the Common Stock to be purchased pursuant to each Purchase Contract evidenced hereby either by effecting an Early Settlement or, if applicable, a Cash Merger Early Settlement of each such Purchase Contract or by applying the proceeds of the Pledged Treasury Securities underlying such Holder’s Treasury Unit equal to the Purchase Price for such Purchase Contract to the purchase of the Common Stock.

                The Company shall not be obligated to issue any shares of Common Stock in respect of a Purchase Contract or deliver any certificates therefor to the Holder unless it shall have received payment of the aggregate Purchase Price for the shares of Common Stock to be purchased thereunder in the manner set forth in the Purchase Contract and Pledge Agreement.

                Each Purchase Contract evidenced hereby and all obligations and rights of the Company and the Holder thereunder, shall terminate if a Termination Event shall occur. Upon the occurrence of a Termination Event, the Company shall give written notice to the Purchase Contract Agent and the Holders, at their addresses as they appear in the Security Register. Upon and after the occurrence of a Termination Event, the Collateral Agent shall release the Treasury Securities underlying each Treasury Unit from the Pledge. A Treasury Unit shall thereafter represent the right to receive the Treasury Security underlying such Treasury Unit, in accordance with the terms of the Purchase Contract and Pledge Agreement.

                The Treasury Units Certificates are issuable only in registered form and only in denominations of a single Treasury Unit and any integral multiple thereof. The transfer of any Treasury Units Certificate will be registered and Treasury Units Certificates may be exchanged as provided in the Purchase Contract and Pledge Agreement. A Holder who elects to substitute Convertible Notes for Treasury Securities, thereby recreating Corporate Units, shall be responsible for any fees or expenses payable in connection therewith. Except as provided in the Purchase Contract and Pledge Agreement, such Treasury Unit shall not be separable into its constituent parts, and the rights and obligations of the Holder of such Treasury Unit in respect of the Treasury Security and the Purchase Contract constituting such Treasury Unit may be transferred and exchanged only as a Treasury Unit.

                Subject to, and in compliance with, the conditions and terms set forth in the Purchase Contract and Pledge Agreement, the Holder of Treasury Units may effect a Collateral Substitution. From and after such substitution, each Unit for which Pledged Convertible Notes secure the Holder’s obligation under the Purchase Contract shall be referred to as a “Corporate Unit”.

                Subject to and upon compliance with the provisions of the Purchase Contract and Pledge Agreement, at the option of the Holder thereof, Purchase Contracts underlying Units may be settled early by effecting an Early Settlement as provided in the Purchase Contract and Pledge Agreement

                Upon Early Settlement of Purchase Contracts by a Holder of the related Units, the Pledged Treasury Securities underlying such Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Early Settlement is effected equal to the Early Settlement Rate.

                Upon the occurrence of a Cash Merger, a Holder of Treasury Units may effect Cash Merger Early Settlement of the Purchase Contracts underlying such Treasury Units pursuant to the terms of the Purchase Contract and Pledge Agreement. Upon Cash Merger Early Settlement of Purchase Contracts by a Holder of the related Treasury Units, the Pledged Treasury Securities underlying such Treasury Units shall be released from the Pledge as provided in the Purchase Contract and Pledge Agreement and the Holder shall be entitled to receive a number of shares of Common Stock on account of each Purchase Contract forming part of a Treasury Unit as to which Cash Merger Early Settlement is effected equal to the applicable Settlement Rate.

                Upon registration of transfer of this Treasury Units Certificate, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Purchase Contract Agent pursuant to the Purchase Contract and Pledge Agreement), under the terms of the Purchase Contract and Pledge Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts evidenced by this Treasury Units Certificate. The Company covenants and agrees, and the Holder, by its acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

                The Holder of this Treasury Units Certificate, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the related Purchase Contracts forming part of the Treasury Units evidenced hereby on its behalf as its attorney-in-fact, expressly withholds any consent to the assumption (i.e., affirmance) of the Purchase Contracts by the Company or its trustee in the event that the Company becomes the subject of a case under the Bankruptcy Code, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under such Purchase Contracts, consents to the provisions of the Purchase Contract and Pledge Agreement, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract and Pledge Agreement on its behalf as its attorney-in-fact, and consents to the Pledge of the Treasury Securities underlying this Treasury Units Certificate pursuant to the Purchase Contract and Pledge Agreement. The Holder further covenants and agrees, that, to the extent and in the manner provided in the Purchase Contract and Pledge Agreement, but subject to the terms thereof, payments in respect to the aggregate principal amount at maturity of the Pledged Treasury Securities on the Purchase Contract Settlement Date equal to the aggregate Purchase Price for the related Purchase Contracts shall be paid by the Collateral Agent to the Company in satisfaction of such Holder’s obligations under such Purchase Contracts and such Holder shall acquire no right, title or interest in such payments.

                Subject to certain exceptions, the provisions of the Purchase Contract and Pledge Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

                The Purchase Contracts shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law provisions thereof to the extent a different law would govern as a result.

                The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of shares of Common Stock.

                Prior to due presentment of this Certificate for registration of transfer, the Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Treasury Units Certificate is registered as the owner of the Treasury Units evidenced hereby for the purpose of receiving payments of Contract Adjustment Payments (subject to any applicable record date), performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

                A copy of the Purchase Contract and Pledge Agreement is available for inspection at the offices of the Purchase Contract Agent during regular business hours.

ABBREVIATIONS

                The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM: as tenants in common

UNIF GIFT MN ACT: ___________________ Custodian________________
(cust)                                            (minor)

Under Uniform Gifts to Minors Act of

TENANT:              as tenants by the entireties

JT TEN:                  as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Treasury Units Certificates and all rights thereunder, hereby irrevocably constituting and appointing attorney                          , to transfer said Treasury Units Certificates on the books of The Stanley Works, with full power of substitution in the premises.

Dated:		Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Treasury Units Certificates in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

                The undersigned Holder directs that a certificate for shares of Common Stock deliverable upon settlement on or after the Purchase Contract Settlement Date of the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	(if assigned to another person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:	REGISTERED HOLDER Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

Signature
Signature Guarantee:

ELECTION TO SETTLE EARLY/CASH MERGER EARLY SETTLEMENT

                The undersigned Holder of this Treasury Units Certificate hereby irrevocably exercises the option to effect [Early Settlement] [Cash Merger Early Settlement] in accordance with the terms of the Purchase Contract and Pledge Agreement with respect to the Purchase Contracts underlying the number of Treasury Units evidenced by this Treasury Units Certificate specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] be registered in the name of, and delivered, together with a check in payment for any fractional share and any Treasury Units Certificate representing any Treasury Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. Pledged Treasury Securities deliverable upon such [Early Settlement] [Cash Merger Early Settlement] will be transferred in accordance with the transfer instructions set forth below. If shares are to be registered in the name of a Person other than the undersigned, the undersigned will pay any transfer tax payable incident thereto.

Dated:	Signature

Signature Guarantee:

                Number of Units evidenced hereby as to which [Early Settlement] [Cash Merger Early Settlement] of the related Purchase Contracts is being elected:

If shares of Common Stock or Treasury Units Certificates are to be registered in the name of and delivered to and Pledged Treasury Securities, as the case may be, are to be transferred to a Person other than the Holder, please print such Person’s name and address:	Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

REGISTERED HOLDER

                Transfer Instructions for Pledged Treasury Securities Transferable upon [Early Settlement] [Cash Merger Early Settlement]:

[TO BE ATTACHED TO GLOBAL CERTIFICATES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL CERTIFICATE

                The initial number of Treasury Units evidenced by this Global Certificate is 0. The following increases or decreases in this Global Certificate have been made:

Date	Amount of increase in number of Treasury Units evidenced by the Global Certificate	Amount of decrease in number of Treasury Units evidenced by the Global Certificate	Number of Treasury Units evidenced by this Global Certificate following such decrease or increase	Signature of authorized signatory of Purchase Contract Agent

EXHIBIT C

INSTRUCTION TO PURCHASE CONTRACT AGENT FROM HOLDER
(To Create Treasury Units or Corporate Units)

The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent
[Address]

Re:	[ Corporate Units] [ Treasury Units] of The Stanley Works, a Connecticut corporation (the “Company”).

                The undersigned Holder hereby notifies you that it has delivered to HSBC Bank USA, N.A., as Securities Intermediary, for credit to the Collateral Account, $               Value of [Convertible Notes] [Treasury Securities] in exchange for an equal Value of [Pledged Treasury Securities] [Convertible Notes] held in the Collateral Account, in accordance with the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Agreement”; unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein), among you, the Company, the Collateral Agent, the Custodial Agent and the Securities Intermediary. The undersigned Holder has paid all applicable fees and expenses relating to such exchange. The undersigned Holder hereby instructs you to instruct the Collateral Agent to release to you on behalf of the undersigned Holder the [Pledged Convertible Notes] [Pledged Treasury Securities] related to such [Corporate Units] [Treasury Units].

Date:	Signature

Signature Guarantee:

Please print name and address of Registered Holder:

Name	Social Security or other Taxpayer Identification Number, if any
Address

C-1

EXHIBIT D

NOTICE FROM PURCHASE CONTRACT AGENT
TO HOLDERS UPON TERMINATION EVENT

(Transfer of Collateral upon Occurrence of a Termination Event)

[HOLDER]

Attention:
Telecopy:

Re:	[ Corporate Units] [ Treasury Units] of The Stanley Works, a Connecticut corporation (the “Company”)

                Please refer to the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Purchase Contract and Pledge Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), among the Company, the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time, and HSBC Bank USA, N.A., as the Collateral Agent, the Custodial Agent and the Securities Intermediary.

                We hereby notify you that a Termination Event has occurred and that [the Pledged Convertible Notes] [Pledged Treasury Securities] compromising a portion of your ownership interest in                    [Corporate Units] [Treasury Units] have been released and are being held by us for your account pending receipt of transfer instructions with respect to such [Pledged Convertible Notes] [Pledged Treasury Securities] (the “Released Securities”).

                Pursuant to Section 3.15 of the Purchase Contract and Pledge Agreement, we hereby request written transfer instructions with respect to the Released Securities. Upon receipt of your instructions and upon transfer to us of your [Corporate Units] [Treasury Units] effected through book-entry or by delivery to us of your [Corporate Units Certificate] [Treasury Units Certificate], we shall transfer the Released Securities by book-entry transfer or other appropriate procedures, in accordance with your instructions. In the event you fail to effect such transfer or delivery, the Released Securities and any distributions thereon, shall be held in our name, or a nominee in trust for your benefit, until such time as such [Corporate Units] [Treasury Units] are transferred or your [Corporate Units Certificate] [Treasury Units Certificate] is surrendered or satisfactory evidence is provided that such [Corporate Units Certificate] [Treasury Units Certificate] has been destroyed, lost or stolen, together with any indemnification that we or the Company may require.

D-1

Date:	By: The Bank of New York Trust Company, N.A.,
as the Purchase Contract Agent

Name:
Title: Authorized Signatory

D-2

EXHIBIT E

NOTICE OF CASH SETTLEMENT

The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent
[Address]

Re:          Corporate Units of The Stanley Works, a Connecticut corporation (the “Company”)

                The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02(a) of the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Purchase Contract and Pledge Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), among the Company and you, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Corporate Units, and HSBC Bank USA, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first Remarketing Date (in lawful money of the United States by certified or cashiers’ check or wire transfer, in immediately available funds payable to or upon the order of the Securities Intermediary), $                    as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect                                        to                                        Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to make such Cash Settlement with respect to the Purchase Contracts related to such Holder’s Corporate Units.

Date:
Signature

Signature Guarantee:

Please print name and address of Registered Holder:

E-1

EXHIBIT F

INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Creation of Treasury Units)

HSBC Bank USA, N.A.,
as Collateral Agent

Attention:  [                       ]
Fax: [                       ]

Re:          Corporate Units of The Stanley Works (the “Company”)

                Please refer to the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

                We hereby notify you in accordance with Section 3.13 of the Agreement that the holder of securities named below (the “Holder”) has elected to substitute $                  Value of Treasury Securities or security entitlements with respect thereto in exchange for an equal Value of Pledged Convertible Notes relating to                   Corporate Units and has delivered to the undersigned a notice stating that the Holder has Transferred such Treasury Securities or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

                We hereby request that you instruct the Securities Intermediary, upon confirmation that such Treasury Securities or security entitlements thereto have been credited to the Collateral Account, to release to the undersigned an equal Value of Pledged Convertible Notes or security entitlements with respect thereto related to                   Corporate Units of such Holder in accordance with Section 3.13 of the Agreement.

F-1

Date:	The Bank of New York Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:
Name:
Title:
Authorized Signatory

                Please print name and address of Holder electing to substitute Treasury Securities or security entitlements with respect thereto for the Pledged Convertible Notes:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

F-2

EXHIBIT G

INSTRUCTION
FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
(Creation of Treasury Units)

HSBC Bank USA, N.A.,
as Securities Intermediary

Attention:  [    ]
Fax:  [    ]

Re:          Corporate Units of The Stanley Works (the “Company”)

                This notice relates to the securities account of HSBC Bank USA, N.A., as Collateral Agent, maintained by the Securities Intermediary and designated “HSBC Bank USA, N.A., as Collateral Agent of The Stanley Works, as pledgee of The Bank of New York Trust Company, N.A., as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”).

                Please refer to the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and The Bank of New York Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

                When you have confirmed that $                Value of Treasury Securities or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of                   , as Holder of Corporate Units (the “Holder”), you are hereby instructed to release from the Collateral Account an equal Value of Pledged Convertible Notes or security entitlements with respect thereto relating to                Corporate Units of the Holder by Transfer to the Purchase Contract Agent.

Date:	HSBC Bank USA, N.A., as Collateral Agent

By:
Name:
Title:
Authorized Signatory

G-1

EXHIBIT H

INSTRUCTION
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Recreation of Corporate Units)

HSBC Bank USA, N.A.,
as Collateral Agent

Attention:  [    ]
Fax:  [    ]

Re:          Treasury Units of The Stanley Works (the “Company”)

                Please refer to the Purchase Contract and Pledge Agreement dated as of March 20, 2007 (the “Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the holders of Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

                We hereby notify you in accordance with Section 3.14 of the Agreement that the holder of securities named below (the “Holder”) has elected to substitute $                 Value of Convertible Notes or security entitlements with respect thereto in exchange for $                 Value of Pledged Treasury Securities relating to                Treasury Units and has delivered to the undersigned a notice stating that the holder has Transferred such Convertible Notes or security entitlements with respect thereto to the Securities Intermediary, for credit to the Collateral Account.

                We hereby request that you instruct the Securities Intermediary, upon confirmation that such Convertible Notes or security entitlements with respect thereto have been credited to the Collateral Account, to release to the undersigned $              Value of Treasury Securities or security entitlements with respect thereto related to                 Treasury Units of such Holder in accordance with Section 3.14 of the Agreement.

H-1

Date:	The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent

By:
Name:
Title:
Authorized Signatory

                Please print name and address of Holder electing to substitute Convertible Notes or security entitlements with respect thereto for Pledged Treasury Securities:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

H-2

EXHIBIT I

INSTRUCTION
FROM COLLATERAL AGENT
TO SECURITIES INTERMEDIARY
(Recreation of Corporate Units)

HSBC Bank USA, N.A.,
as Securities Intermediary

Attention:  [    ]
Fax:  [    ]

Re:          Treasury Units of The Stanley Works (the “Company”)

                This notice relates to the securities account of HSBC Bank USA, N.A., as Collateral Agent, maintained by the Securities Intermediary and designated “HSBC Bank USA, N.A., as Collateral Agent of The Stanley Works, as pledgee of The Bank of New York Trust Company, N.A., as the Purchase Contract Agent on behalf of and as attorney-in-fact for the Holders” (the “Collateral Account”).

                Please refer to the Purchase Contract and Pledge Agreement dated as of March 20, 2007 (the “Agreement”), among the Company, you, as Securities Intermediary, Custodial Agent and Collateral Agent, and The Bank of New York Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the holders of Treasury Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

                When you have confirmed that $                  Value of Convertible Notes or security entitlements with respect thereto has been credited to the Collateral Account by or for the benefit of                                 , as Holder of Treasury Units (the “Holder”), you are hereby instructed to release from the Collateral Account $                   Value of Treasury Securities or security entitlements thereto by Transfer to the Purchase Contract Agent.

Date:	HSBC Bank USA, N.A., as Collateral Agent

By:
Name:
Title:
Authorized Signatory

I-1

EXHIBIT J

NOTICE OF CASH SETTLEMENT FROM SECURITIES
INTERMEDIARY TO PURCHASE CONTRACT AGENT
(Cash Settlement Amounts)

The Bank of New York Trust Company, N.A.
as Purchase Contract Agent
[Address]

Re:          Corporate Units of The Stanley Works (the “Company”)

                Please refer to the Purchase Contract and Pledge Agreement dated as of March 20, 2007 (the “Agreement”), by and among you, the Company, and HSBC Bank USA, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary. Unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein.

                In accordance with Section 5.02(a)(iv) of the Agreement, we hereby notify you that as of 5:00 p.m. (New York City time) on the Business Day immediately preceding the first Remarketing Date, we have received (i) $            in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to                 Corporate Units and (ii) based on the funds received set forth in clause (i) above, an aggregate principal amount of $                  of Pledged Convertible Notes are to be offered for purchase in the Remarketing on a Remarketing Date.

Date:	HSBC Bank USA, N.A., as Securities Intermediary

By:
Name:
Title:
Authorized Signatory

J-1

EXHIBIT K

INSTRUCTION FROM HOLDER OF SEPARATE CONVERTIBLE NOTES TO CUSTODIAL AGENT REGARDING REMARKETING

HSBC Bank USA, N.A.,
as Custodial Agent

Attention:  [    ]
Fax:  [    ]

Re:          Convertible Notes, of The Stanley Works (the “Company”)

                The undersigned Holder hereby notifies you in accordance with Section 5.02(c)(ii) of the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Agreement”), among the Company, you, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York Trust Company, N.A., as the Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to deliver $                   aggregate principal amount of Separate Convertible Notes for delivery to a Remarketing Agent prior to 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first Remarketing Date for remarketing pursuant to Section 5.02(c)(ii) of the Agreement. The undersigned will, upon request of a Remarketing Agent, execute and deliver any additional documents deemed by such Remarketing Agent or by the Company to be necessary or desirable to complete the sale, assignment and transfer of the Separate Convertible Notes tendered hereby. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

                The undersigned hereby instructs you, upon receipt of the Proceeds of a Successful Remarketing from the Remarketing Agents, to deliver such Proceeds to the undersigned in accordance with the instructions indicated herein under “A. Payment Instructions.” The undersigned hereby instructs you, in the event of a Failed Remarketing, upon receipt of the Separate Convertible Notes tendered herewith from the Remarketing Agents, to deliver such Separate Convertible Notes to the person(s) and the address(es) indicated herein under “B. Delivery Instructions.”

                With this notice, the undersigned hereby (i) represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Separate Convertible Notes tendered hereby and that the undersigned is the record owner of any Separate Convertible Notes tendered herewith in physical form or a participant in The Depository Trust Company (“DTC”) and the beneficial owner of any Separate Convertible Notes tendered herewith by book-

entry transfer to your account at DTC, (ii) agrees to be bound by the terms and conditions of Section 5.02 of the Agreement and (iii) acknowledges and agrees that after 5:00 p.m. (New York City time) on the second Business Day immediately preceding the first Remarketing Date, such election shall become an irrevocable election to have such Separate Convertible Notes remarketed in the Remarketing, and that the Separate Convertible Notes tendered herewith will only be returned in the event of a Failed Remarketing.

Date:

By:
Name:
Title:

Signature Guarantee:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

A.            PAYMENT INSTRUCTIONS

                Proceeds of a Successful Remarketing should be paid by check in the name of the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)

Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

B.            DELIVERY INSTRUCTIONS

                In the event of a Failed Remarketing, Convertible Notes which are in physical form should be delivered to the person(s) set forth below and mailed to the address set forth below.

Name(s)

(Please Print)

Address

(Please Print)

(Zip Code)

(Tax Identification or Social Security Number)

                In the event of a Failed Remarketing, Convertible Notes which are in book-entry form should be credited to the account at The Depository Trust Company set forth below.

DTC Account Number

Name of Account Party:

EXHIBIT L

INSTRUCTION FROM HOLDER OF SEPARATE CONVERTIBLE NOTES TO
CUSTODIAL AGENT REGARDING
WITHDRAWAL FROM REMARKETING

HSBC Bank USA, N.A.,
as Custodial Agent

Attention:  [    ]
Fax:  [    ]

Re:          Convertible Notes, of The Stanley Works (the “Company”)

                The undersigned Holder hereby notifies you in accordance with Section 5.02(c)(ii) of the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Agreement”), among the Company and you, as Collateral Agent, Custodial Agent and Securities Intermediary, and The Bank of New York Trust Company, N.A., as Purchase Contract Agent and as attorney-in-fact for the holders of Corporate Units and Treasury Units from time to time, that the undersigned elects to withdraw the $               aggregate principal amount of Separate Convertible Notes delivered to you for Remarketing pursuant to Section 5.02 of the Agreement. The undersigned hereby instructs you to return such Separate Convertible Notes to the undersigned in accordance with the undersigned’s instructions. With this notice, the Undersigned hereby agrees to be bound by the terms and conditions of Section 5.02 of the Agreement. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

Date:

By:
Name:
Title:

Signature Guarantee:

Name:	Social Security or other Taxpayer Identification Number, if any

L-1

Address

L-2

EXHIBIT M

NOTICE TO SETTLE WITH SEPARATE CASH

The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent
[Address]

Re:          Corporate Units of The Stanley Works, a Connecticut corporation (the “Company”)

                The undersigned Holder hereby irrevocably notifies you in accordance with Section 5.02(b)(iii) of the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Purchase Contract and Pledge Agreement”; unless otherwise defined herein, terms defined in the Purchase Contract and Pledge Agreement are used herein as defined therein), among the Company and you, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Corporate Units, and HSBC Bank USA, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, that such Holder has elected to pay to the Securities Intermediary for deposit in the Collateral Account, on or prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers check or wire transfer, in immediately available funds payable to or upon the order of the Securities Intermediary), $                as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to                 Purchase Contracts on the Purchase Contract Settlement Date. The undersigned Holder hereby instructs you to notify promptly the Collateral Agent of the undersigned Holders’ election to settle the Purchase Contracts related to such Holder’s Corporate Units with separate cash.

Date:
Signature

Signature Guarantee:

Please print name and address of Registered Holder:

M-1

EXHIBIT N

NOTICE
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Settlement with Separate Cash)

HSBC Bank USA, N.A.,
as Collateral Agent

Attention:  [    ]
Fax:  [    ]

Re:          Corporate Units of The Stanley Works, a Connecticut corporation (the “Company”)

                Please refer to the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

                We hereby notify you in accordance with Section 5.02(b)(iii) of the Agreement that the Holder of Corporate Units named below (the “Holder”) has elected to settle the                    Purchase Contracts related to its Pledged Convertible Notes with $                 of separate cash prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the Purchase Contract Settlement Date (in lawful money of the United States by certified or cashiers check or wire transfer, in immediately available funds payable to or upon the order of the Securities Intermediary) and has delivered to the undersigned a notice to that effect.

                We hereby request that you, upon confirmation that the Purchase Price has been paid by the Holder to the Securities Intermediary in accordance with Section 5.02(b)(iii) of the Agreement in lieu of exercise of such Holder’s Put Right, give us notice of the receipt of such payment and (A) promptly invest the separate cash received in Permitted Investments consistent with the instructions of the Company as provided in Section 5.02(b)(iii) of the Agreement with respect to Cash Settlement, (B) promptly release from the Pledge the Pledged Convertible Notes related to the Corporate Units as to which such Holder has paid such separate cash; and (C) promptly Transfer all such Convertible Notes to us for distribution to such Holder, in each case free and clear of the Pledge created by the Agreement.

N-1

Date:	The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:
Name:
Title:
Authorized Signatory

Please print name and address of Holder electing to settle with separate cash:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

N-2

EXHIBIT O

NOTICE OF SETTLEMENT WITH SEPARATE CASH FROM
SECURITIES INTERMEDIARY TO PURCHASE CONTRACT AGENT
(Settlement with Separate Cash)

The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent
[Address]

Re:          Corporate Units of The Stanley Works (the “Company”)

                Please refer to the Purchase Contract and Pledge Agreement dated as of March 20, 2007 (the “Agreement”), by and among you, the Company, and HSBC Bank USA, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary. Unless otherwise defined herein, terms defined in the Agreement are used herein as defined therein.

                In accordance with Section 5.02(a)(v) of the Agreement, we hereby notify you that as of 5:00 p.m. (New York City time) on the Business Day immediately preceding May 17, 2010 (the “Purchase Contract Settlement Date”), (i) we have received from             $               in immediately available funds paid in an aggregate amount equal to the Purchase Price due to the Company on the Purchase Contract Settlement Date with respect to                   Corporate Units and (ii) based on the funds received set forth in clause (i) above, an aggregate principal amount of $                  of Pledged Convertible Notes are to be released from the Pledge and Transferred to you.

Date:	HSBC Bank USA, N.A., as Securities Intermediary

By:
Name:
Title:
Authorized Signatory

O-1

EXHIBIT P

NOTICE
FROM PURCHASE CONTRACT AGENT
TO COLLATERAL AGENT
(Cash Settlement)

HSBC Bank USA, N.A.,
as Collateral Agent

Attention:  [                  ]
Fax: [                  ]

Re:          Corporate Units of The Stanley Works, a Connecticut corporation (the “Company”)

                Please refer to the Purchase Contract and Pledge Agreement, dated as of March 20, 2007 (the “Agreement”), among the Company, you, as Collateral Agent, as Securities Intermediary and as Custodial Agent, and the undersigned, as Purchase Contract Agent and as attorney-in-fact for the Holders of Corporate Units from time to time. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement.

                We hereby notify you in accordance with Section 5.02(a) of the Agreement that the Holder of Corporate Units named below (the “Holder”) has elected to pay to the Securities Intermediary for deposit in the Collateral Account, prior to 5:00 p.m. (New York City time) on the Business Day immediately preceding the first Remarketing Date (in lawful money of the United States by certified or cashiers check or wire transfer, in immediately available funds payable to or upon the order of the Securities Intermediary), $                   as the Purchase Price for the shares of Common Stock issuable to such Holder by the Company with respect to                  Purchase Contracts on the Purchase Contract Settlement Date and has delivered to the undersigned a notice to that effect.

                We hereby request that you, upon confirmation that the Purchase Price has been paid by the Holder in accordance with Section 5.02(a)(ii) of the Agreement, (A) instruct the Securities Intermediary promptly to invest any such Cash in Permitted Investments consistent with the instructions of the Company as provided for in Section 5.02(a)(v) of the Agreement, (B) release from the Pledge the Convertible Notes related to the Corporate Units as to which such Holder has effected a Cash Settlement; and (C) instruct the Securities Intermediary to Transfer all such Convertible Notes to us for distribution to such Holder, in each case free and clear of the Pledge created by the Agreement.

O-2

Date:	The Bank of New York Trust Company, N.A.,
as Purchase Contract Agent and as attorney-in-fact of the Holders from time to time of the Units

By:
Name:
Title:
Authorized Signatory

Please print name and address of Holder electing a Cash Settlement:

Name:	Social Security or other Taxpayer Identification Number, if any

Address

3

EXHIBIT Q

THE STANLEY WORKS

REMARKETING AGREEMENT

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036

Ladies and Gentlemen:

                This Remarketing Agreement is dated as of [__________, 2010] (this “Agreement”) by and among The Stanley Works, a Connecticut corporation (the “Company”), Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as the reset agents and the remarketing agents (each a “Remarketing Agent” and collectively, the “Remarketing Agents”), and The Bank of New York Trust Company, N.A., not individually but solely as Purchase Contract Agent (the “Purchase Contract Agent” or the “Trustee”) and as attorney-in-fact of the holders of Purchase Contracts (as defined in the Purchase Contract and Pledge Agreement referred to below).

                SECTION 1.  Definitions. (a) Capitalized terms used and not defined in this Agreement shall have the meanings set forth in (i) the Purchase Contract and Pledge Agreement, dated as of March 20, 2007, among the Company, the Purchase Contract Agent and HSBC Bank USA, N.A., as Collateral Agent, Custodial Agent and Securities Intermediary, as amended from time to time (the “Purchase Contract and Pledge Agreement”) and (ii) the Supplemental Indenture No. 1 dated as of March 20, 2007 between the Company and the Trustee (the “Supplemental Indenture No. 1”), as the context requires.

                (b)       As used in this Agreement, the following terms have the following meanings:

                “Agreement” has the meaning specified in the first paragraph of this Remarketing Agreement.

“Affiliate” has the meaning specified in Rule 501(b) of Regulation D under the Securities Act.

                “Commencement Date” has the meaning specified in Section 3.

                “Commission” means the Securities and Exchange Commission.

                “Company” has the meaning specified in the first paragraph of this Remarketing Agreement.

                “Convertible Notes” means the series of notes designated the Convertible Notes of the Company issued pursuant to the Supplemental Indenture No. 1.

                “Disclosure Package” means (x) the Statutory Prospectus, (y) the Issuer Free Writing Prospectuses, if any, agreed to, in writing, by the Company and the Remarketing Agents, and (z) any other Free Writing Prospectus, if any, agreed to, in writing, by the Company and the Remarketing Agents.

                “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                “Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 under the Securities Act.

                “Issuer Free Writing Prospectus” means an issuer free writing prospectus, as defined in Rule 433 under the Securities Act.

                “Preliminary Prospectus” means any preliminary prospectus included as part of the Registration Statement prior to the time the Registration Statement became effective or any preliminary prospectus or preliminary prospectus supplement provided by the Company for use by the Remarketing Agents in connection with the Remarketing of the Remarketed Convertible Notes on or prior to a Remarketing Date, including the documents incorporated or deemed to be incorporated by reference therein as of the date of such preliminary prospectus or preliminary prospectus supplement; and any reference to any amendment or supplement to such preliminary prospectus or preliminary prospectus supplement, if permitted by the rules and regulations under the Securities Act, shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or preliminary prospectus supplement under the Exchange Act and incorporated or deemed to be incorporated by reference in such preliminary prospectus or preliminary prospectus supplement.

                “Prospectus” means the prospectus or prospectus supplement constituting a part of the Registration Statement relating to the Remarketed Convertible Notes, including the documents incorporated or deemed to be incorporated by reference therein as of the date of such prospectus or prospectus supplement in the form transmitted for filing to the Commission after the effective date of the

2

Registration Statement pursuant to Rule 424 under the Securities Act; and any reference to any amendment or supplement to such prospectus or prospectus supplement, if permitted by the rules and regulations under the Securities Act, shall be deemed to refer to and include any documents filed after the date of such prospectus or prospectus supplement, under the Exchange Act, and incorporated or deemed to be incorporated by reference in such prospectus or prospectus supplement.

                “Purchase Contract and Pledge Agreement” has the meaning specified in Section 1(a).

                “Registration Statement” means a registration statement under the Securities Act prepared by the Company and filed with the Commission relating to, inter alia, the Remarketing of the Remarketed Convertible Notes pursuant to Section 5(a) hereunder, including all exhibits thereto and the documents incorporated or deemed to be incorporated by reference in the prospectus contained in such registration statement, and any pre-effective or post-effective amendments thereto.

                “Remarketed Convertible Notes” means the aggregate Convertible Notes underlying the Pledged Convertible Notes and the Separate Convertible Notes, if any, subject to Remarketing as identified to the Remarketing Agents by the Purchase Contract Agent and the Custodial Agent, respectively, in each case promptly after 5:00 p.m., New York City time, on the Business Day immediately preceding the first Remarketing Date in accordance with the Purchase Contract and Pledge Agreement and shall include: (a) the Convertible Notes underlying the Pledged Convertible Notes of the Holders of Corporate Units who have not effected a Collateral Substitution or a Cash Merger Early Settlement, in each case prior to the second Business Day immediately preceding the first Remarketing Date, or an Early Settlement prior to April 14, 2010, and Holders of Corporate Units who have not notified the Purchase Contract Agent prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first Remarketing Date of their intention to effect a Cash Settlement of the related Purchase Contracts pursuant to the terms of the Purchase Contract and Pledge Agreement or who have so notified the Purchase Contract Agent but failed to make the required cash payment prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the first Remarketing Date, and (b) the Separate Convertible Notes of the holders of Separate Convertible Notes, if any, who have elected to have their Separate Convertible Notes remarketed in such Remarketing prior to 5:00 p.m., New York City time, on the second Business Day immediately preceding the first Remarketing Date, pursuant to the terms of the Purchase Contract and Pledge Agreement.

                “Remarketing” means the remarketing of the Remarketed Convertible Notes pursuant to this Remarketing Agreement on any Remarketing Date.

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“Remarketing Date” has the meaning specified in Section 2(b).

                “Remarketing Fee” has the meaning specified in Section 4.

                “Remarketing Materials” means the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, the Prospectus or any other information furnished by the Company to the Remarketing Agents for distribution to investors in connection with the Remarketing.

                “Remarketing Settlement Date” means the Purchase Contract Settlement Date.

                “Reset Rate” has the meaning specified in Section 2(c).

                “Securities” has the meaning specified in Section 9.

                “Statutory Prospectus” means, as of any time, the prospectus or prospectus supplement relating to the Remarketed Convertible Notes that is included as part of the Registration Statement immediately prior to that time, including the documents incorporated or deemed to be incorporated by reference therein.

                “Transaction Documents” means this Agreement, the Purchase Contract and Pledge Agreement and the Supplemental Indenture No. 1, in each case as amended or supplemented from time to time.

                “Trustee” means The Bank of New York Trust Company, N.A.

                “Underwriting Agreement” has the meaning specified in Section 3(a).

                SECTION 2.  Appointment and Obligations of the Remarketing Agents. (a) The Company hereby appoints Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated as the exclusive Remarketing Agents, and, subject to the terms and conditions set forth herein, Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated hereby accept appointment as Remarketing Agents, for the purpose of (i) remarketing the Remarketed Convertible Notes on behalf of the holders thereof, (ii) determining, in consultation with the Company, in the manner provided for herein and in the Purchase Contract and Pledge Agreement and the Supplemental Indenture No. 1, the Reset Rate for the Convertible Notes, and (iii) performing such other duties as are assigned to the Remarketing Agents in the Transaction Documents.

                (b)       Unless a Termination Event has occurred prior to such date, the Remarketing Agents shall use their reasonable efforts to remarket the Remarketed Convertible Notes at the Remarketing Price on May 10, 2010 and, unless a Successful Remarketing has occurred on such date, on May 11, 2010 (each, a

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“Remarketing Date”). It is understood and agreed that the Remarketing on any Remarketing Date will be considered successful and no further attempts will be made if the resulting proceeds are at least equal to the Remarketing Price.

                (c)       In connection with each Remarketing, the Remarketing Agents shall determine, in consultation with the Company, an annual rate of interest on the Convertible Notes equal to 3-month LIBOR, reset quarterly on each LIBOR Reset Date beginning on the Remarketing Settlement Date, plus or minus a spread, rounded to the nearest one-thousandth (0.001) of one percent per annum, that the Convertible Notes should bear (the “Reset Rate”) in order for the Remarketed Convertible Notes to have an aggregate market value equal to at least the Remarketing Price and that in the sole reasonable discretion of the Remarketing Agents will enable them to remarket all of the Remarketed Convertible Notes at no less than the Remarketing Price in such Remarketing. The Reset Rate may be equal to or higher than 3-month LIBOR minus 3.500%, but may not be lower than 3-month LIBOR minus 3.500%. However, in no event shall the Reset Rate exceed the maximum rate permitted by applicable law or be less than 0%.

                (d)       If, by 4:00 p.m., New York City time, on the second Remarketing Date, (1) the Remarketing Agents are unable to remarket all of the Remarketed Convertible Notes, other than to the Company, at a price equal to or greater than the Remarketing Price pursuant to the terms and conditions hereof or (2) the Remarketing did not occur on such Remarketing Date because one of the conditions set forth in Section 6 hereof was not satisfied, a Failed Remarketing shall be deemed to have occurred, and the Remarketing Agents shall advise by telephone (promptly confirmed in writing) the Depositary, the Purchase Contract Agent, the Collateral Agent and the Company. Whether or not there has been a Failed Remarketing will be determined in the sole reasonable discretion of the Remarketing Agents. In the event of a Failed Remarketing, the applicable interest rate on the Convertible Notes will not be reset, and will continue to be the Initial Interest Rate set forth in the Supplemental Indenture No. 1.

                (e)       In the event of a Successful Remarketing, by approximately 4:30 p.m., New York City time, on the applicable Remarketing Date, the Remarketing Agents shall advise, by telephone (promptly confirmed in writing in the case of clause (1)):

(1)	the Depositary, the Purchase Contract Agent, the Trustee and the Company of the Reset Rate determined by the Remarketing Agents in such Remarketing and the principal amount of Remarketed Convertible Notes sold in such Remarketing;

(2)	each purchaser (or the Depositary Participant thereof) of Remarketed Convertible Notes of the Reset Rate and the principal

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amount of Remarketed Convertible Notes such purchaser is to purchase;

(3)	each such purchaser (if other than a Depositary Participant) to give instructions to its Depositary Participant to pay the purchase price on the Remarketing Settlement Date in same day funds against delivery of the Remarketed Convertible Notes purchased through the facilities of the Depositary; and

(4)	each such purchaser (or Depositary Participant thereof) that the Remarketed Convertible Notes will not be delivered until the Remarketing Settlement Date, and that if such purchaser wishes to trade the Remarketed Convertible Notes that it has purchased prior to the third Business Day preceding the Remarketing Settlement Date, such purchaser will have to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement.

                (f)       The proceeds from a Successful Remarketing (i) with respect to the Convertible Notes that are components of the Corporate Units shall be paid to the Collateral Agent in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement and (ii) with respect to the Separate Convertible Notes, shall be paid to the Custodial Agent for payment to the holders of such Separate Convertible Notes in accordance with Section 5.02 of the Purchase Contract and Pledge Agreement.

                (g)       The right of each holder of Remarketed Convertible Notes to have such Remarketed Convertible Notes remarketed and sold on any Remarketing Date shall be subject to the conditions that (i) a Termination Event has not occurred prior to such Remarketing Date, (ii) the Remarketing Agents are able to find a purchaser or purchasers for Remarketed Convertible Notes at the Remarketing Price based on the Reset Rate, and (iii) such purchaser or purchasers on the Remarketing Settlement Date of the Remarketed Convertible Notes deliver the purchase price therefor to the Remarketing Agents as and when required.

                (h)       It is understood and agreed that the Remarketing Agents shall not have any obligation whatsoever to purchase any Remarketed Convertible Notes, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of Remarketed Convertible Notes for Remarketing or to otherwise expend or risk its own funds or incur or to be exposed to financial liability in the performance of its duties under this Agreement. Neither the Company nor the Remarketing Agents, nor any agent of the Company or the Remarketing Agents, shall be obligated in any case to provide funds to make payment upon tender of the Remarketed Convertible Notes for Remarketing.

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                SECTION 3.  Representations and Warranties of the Company. The Company represents and warrants (except as may be adapted as necessary to relate to the Remarketed Convertible Notes and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agents), (i) on and as of the date any Remarketing Materials are first distributed in connection with any Remarketing (the “Commencement Date”), (ii) on and as of the applicable Remarketing Date and (iii) on and as of the Remarketing Settlement Date, that:

                (a)       Each of the representations and warranties of the Company as set forth in Sections 3(a) through 3(c), Sections 3(k) through 3(1), Sections 3(n) through 3(o), Section 3(p)(i), Section 3(q) and Sections 3(s) through 3(t)(i) of the Underwriting Agreement dated March 14, 2007 (the “Underwriting Agreement”) among the Company and Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated, as Representatives of the Underwriters identified in Schedule II thereto, is true and correct as if made on each of the dates specified above; provided that for purposes of this Section 3(a), any reference in such sections of the Underwriting Agreement to (i) the “Registration Statement”, the “Prospectus”, the “Statutory Prospectus”, the “Disclosure Package” and the “Preliminary Prospectus” shall be deemed to refer to the correlative terms as defined herein, (ii) the “Closing Date” shall be deemed to refer to the Remarketing Settlement Date, (iii) the “Securities” shall be deemed to refer to the Remarketed Convertible Notes, and (iv) “this Underwriting Agreement” shall be ignored.

                (b)       The Registration Statement has been declared effective by the Commission; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

                (c)       At the time of filing of the Registration Statement and as of the applicable Remarketing Date and the Remarketing Settlement Date, the Company was not and will not be an “ineligible issuer” (as defined in Rule 405 under the Securities Act). The documents incorporated or deemed to be incorporated by reference in the Preliminary Prospectus and the Prospectus, on the date filed with the Commission pursuant to the Exchange Act, complied in all material respects with the applicable provisions of the Exchange Act and the rules and regulations of the Commission thereunder or pursuant to said rules and regulations will be deemed to comply therewith; and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated or deemed to be incorporated by reference in the Preliminary Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents are filed with the Commission, will

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comply in all material respects to the requirements of the Exchange Act or pursuant to said rules and regulations will be deemed to comply therewith. As of the latest date any part of the Registration Statement became, or is deemed to have become, effective by the Commission under the Securities Act, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time that any Preliminary Prospectus is delivered to the Remarketing Agents for its use in remarketing the Remarketed Convertible Notes, such Preliminary Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. At the time the Prospectus is delivered to the Remarketing Agents for its use in making confirmations of sales of the Remarketed Convertible Notes and as of the Remarketing Settlement Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and, on said dates and at such times, the documents then incorporated or deemed to be incorporated by reference in the Prospectus, when read together with the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this paragraph (c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents or on behalf of the Remarketing Agents specifically for use in connection with the preparation of the Registration Statement, the Preliminary Prospectus, or the Prospectus or to any statements in or omissions from the statement of eligibility of the Trustee on Form T-1 under the TIA filed as an exhibit to the Registration Statement (the “Statement of Eligibility”).

                (d)       The Registration Statement as of the latest date any part of the Registration Statement became effective, or is deemed to have become effective by the Commission under the Securities Act, complied (and the Preliminary Prospectus and the Prospectus, if any, and any further amendments or supplements to the Registration Statement or the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply) in all material respects to the requirements of the Securities Act.

                (e)       No consent, approval, authorization, filing with or order of any court or governmental agency or body is required for the Remarketing or the consummation by the Company of the transactions contemplated by the Transaction Documents except such as may be or have been obtained under the Securities Act, the TIA and such as may be required under the blue sky laws of any jurisdiction in connection with the Remarketing.

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                (f)       The Company is not required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

                (g)       As of the applicable Remarketing Date, the Disclosure Package, and each electronic roadshow agreed to in writing by the Company and the Remarketing Agents, when taken together with the Disclosure Package, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents or on behalf of the Remarketing Agents specifically for use in connection with the preparation of the Disclosure Package.

                (h)       Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereof does not include any information that conflicts with the information contained in the Registration Statement, the Prospectus or the Statutory Prospectus, including any document incorporated or deemed to be incorporated by reference therein that has not been superseded or modified. If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will notify promptly the Remarketing Agents so that any use of the Disclosure Package may cease until it is amended or supplemented. The foregoing two sentences do not apply to statements in or omissions from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company by the Remarketing Agents or on behalf of the Remarketing Agents specifically for use in connection with the preparation of the Disclosure Package.

                SECTION 4.  Fees. In the event of a Successful Remarketing of the Remarketed Convertible Notes, the Company shall pay the Remarketing Agents a remarketing fee to be agreed upon in writing by the Company and each Remarketing Agent prior to any such Remarketing (the “Remarketing Fee”). Such Remarketing Fee shall be paid by the Company on the Remarketing Settlement Date in cash by wire transfer of immediately available funds to an account designated by each Remarketing Agent.

                SECTION 5.  Covenants of the Company. The Company covenants and agrees as follows:

                (a)       to prepare the Registration Statement, and the Prospectus, in a form approved by the Remarketing Agents, to file any such Prospectus pursuant to the

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Securities Act within the period required by the Securities Act and the rules and regulations thereunder and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the Commission prior to the second Business Day immediately preceding the first Remarketing Date;

                (b)       to prepare a final term sheet, containing solely a description of final terms of the Remarketed Convertible Notes and the offering thereof, in a form approved by the Remarketing Agents and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule. Such term sheet shall be an Issuer Free Writing Prospectus and the prior written consent of the parties hereto shall be deemed to have been given in respect of such Issuer Free Writing Prospectus;

                (c)       to file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Company or the Remarketing Agents, be required by the Securities Act or requested by the Commission;

                (d)       to advise the Remarketing Agents, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Remarketing Agents with copies thereof;

                (e)       to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a Prospectus is required (but for Rule 172 under the Securities Act) in connection with the offering or sale of the Remarketed Convertible Notes;

                (f)       to advise the Remarketing Agents, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of any of the Remarketed Convertible Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information, and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

                (g)       to furnish promptly to the Remarketing Agents such copies of the following documents as the Remarketing Agents shall reasonably request: (A)

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conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits); (B) the Preliminary Prospectus and any amended or supplemented Preliminary Prospectus; (C) the Disclosure Package; (D) the Prospectus and any amended or supplemented Prospectus; and (E) any document incorporated by reference in the Disclosure Package (excluding exhibits thereto);

                (h)       during such period of time as the Remarketing Agents are required by law to deliver a prospectus (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) after a Remarketing Date, if any event relating to or affecting the Company, or of which the Company shall be advised by either Remarketing Agent in writing, shall occur which in the Company’s opinion should be set forth in a supplement or amendment to the Prospectus or the Disclosure Package in order to make the Prospectus or the Disclosure Package not misleading in the light of the circumstances when it (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) is delivered to a purchaser of the Remarketed Convertible Notes, the Company will amend or supplement the Prospectus or the Disclosure Package by preparing and filing with the Commission and furnishing to the Remarketing Agents a reasonable number of copies of a supplement or supplements or an amendment or amendments to the Prospectus or the Disclosure Package, so that, as supplemented or amended, the Prospectus or the Disclosure Package will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act) or the Disclosure Package is delivered to a purchaser, not misleading. Unless such event relates solely to the activities of either Remarketing Agent (in which case such Remarketing Agent shall assume the expense of preparing any such amendment or supplement), the expenses of complying with this Section 5(h) shall be borne by the Company;

                (i)       the Company will not file any amendment to the Registration Statement or any supplement to the Prospectus or the Disclosure Package, in each case relating to the Remarketed Convertible Notes, without prior notice to the Remarketing Agents and to Davis Polk & Wardwell (“Counsel for the Remarketing Agents”), or any such amendment or supplement to which said Counsel shall reasonably object on legal grounds in writing;

                (j)       the Company will make generally available to its security holders, as soon as practicable, an earning statement (which need not be audited) covering a period of at least twelve months beginning after the “effective date of the registration statement” within the meaning of Rule 158 under the Securities Act, which earning statement shall be in such form, and be made generally available to security holders in such a manner, as to meet the requirements of the last

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paragraph of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

                (k)       to take such action as the Remarketing Agents may reasonably request in order to qualify the Remarketed Convertible Notes for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Remarketing Agents may reasonably request; provided that in no event shall the Company be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                (l)       to pay: (1) the costs incident to the preparation and filing of the Registration Statement and any post-effective amendments thereto; (2) the qualification of the Securities under the blue sky laws of various jurisdictions in an amount not to exceed $3,500; (3) the printing and delivery to the Remarketing Agents of reasonable quantities of copies of the Registration Statement, the preliminary (and any supplemental) blue sky survey, any Preliminary Prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendment or supplement thereto, except as otherwise provided in paragraph (g) of this Section 5; (4) the costs of filings or other notices (if any) with or to, as the case may be, the National Association of Securities Dealers, Inc. (the “NASD”) in connection with its review of the terms of the offering, (5) all other costs and expenses incident to the performance of the obligations of the Company hereunder and the Remarketing Agents hereunder; and (6) the reasonable fees and expenses of counsel to the Remarketing Agents in connection with its duties hereunder;

                (m)       to furnish the Remarketing Agents with such information and documents as the Remarketing Agents may reasonably request in connection with the transactions contemplated hereby, and to make reasonably available to the Remarketing Agents and any accountant, attorney or other advisor retained by the Remarketing Agents such information that parties would customarily require in connection with a due diligence investigation conducted in accordance with applicable securities laws and to cause the Company’s officers, directors, employees and accountants to participate, to the extent requested, in all such discussions and to supply all such information reasonably requested by any such Person in connection with such investigation; and

                (n)       the Company agrees that, unless it has obtained or will obtain, as the case may be, the prior written consent of each Remarketing Agent, and each Remarketing Agent agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Remarketed Convertible Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act, other than the final term sheet prepared and filed pursuant to Section 5(b) hereto,

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under the Securities Act; any such Free Writing Prospectus consented to by the Remarketing Agents or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including, if applicable, in respect of timely filing with the Commission, legending and record keeping.

                SECTION 6.  Conditions to the Remarketing Agents’ Obligations. The obligations of the Remarketing Agents hereunder shall be subject to the following conditions:

                (a)       The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act prior to 5:30 P.M., New York City time, on the second Business Day following its use by the Remarketing Agents, or such other time and date as may be agreed upon by the Company and the Remarketing Agents.

                (b)       No stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall be in effect at or prior to the Remarketing Settlement Date; no proceedings for such purpose or pursuant to Section 8A of the Securities Act against the Company or relating to the offering of the Remarketed Convertible Notes shall be pending before, or, to the knowledge of the Company or either of the Remarketing Agents, threatened by, the Commission on the Remarketing Date;

                (c)       There shall not have occurred any of the following: (a)(i) trading in the securities of the Company or generally shall have been suspended or limited on the New York Stock Exchange by the NYSE, the Commission or other governmental authority, (ii) minimum or maximum ranges for prices shall have been generally established on the New York Stock Exchange by The New York Stock Exchange, Inc., the Commission or other governmental authority, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearing services in the United States shall have occurred, (iv) any material outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of either of the Remarketing Agents, is material and adverse, or (v) any material adverse change in financial, political or economic conditions in the United States or elsewhere shall have occurred and (b) in the case of any of the events specified in clauses (a)(i) through (v), such event singly or together with any other such event makes it, in the judgment of either of the Remarketing Agents, impracticable or

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inadvisable to proceed with the Remarketing or to enforce contracts for the sale of any of the Remarketed Convertible Notes.

                (d)       The representations and warranties of the Company contained herein shall be true and correct on and as of the applicable Remarketing Date and the Remarketing Settlement Date, and the Company, the Purchase Contract Agent and the Collateral Agent shall have performed all covenants and agreements contained herein or in the Purchase Contract and Pledge Agreement to be performed on their part at or prior to such Remarketing Date and such Remarketing Settlement Date.

                (e)       The Company shall have furnished to the Remarketing Agents a certificate, dated the applicable Remarketing Settlement Date, of the President, a Vice President, the Treasurer or an Assistant Treasurer of the Company stating that: (1) no order suspending the effectiveness of the Registration Statement, or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or prohibiting the sale of the Remarketed Convertible Notes is in effect, and no proceedings for such purpose are pending before or, to the knowledge of such officer, threatened by the Commission; (2) the representations and warranties of the Company in Section 3 hereof are true and correct on and as of the applicable Remarketing Settlement Date and the Company has performed in all material respects all covenants and agreements contained herein to be performed on its part at or prior to such Remarketing Settlement Date; and (3) the Registration Statement, as of the latest date any part of the Registration Statement became, or is deemed to have become, effective by the Commission under the Securities Act, and the Remarketing Materials, as of their respective dates, did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus does not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                (f)       On the applicable Remarketing Date and the Remarketing Settlement Date, the Remarketing Agents shall have received a letter addressed to the Remarketing Agents and dated such date, in form and substance satisfactory to the Remarketing Agents, of the independent registered public accountants of the Company, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to certain financial information contained in the Remarketing Materials, if any.

                (g)       Counsel for the Company reasonably acceptable to the Remarketing Agents shall have furnished to the Remarketing Agents its or their opinion or opinions, addressed to the Remarketing Agents and dated the Remarketing Settlement Date, in form and substance reasonably satisfactory to the

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Remarketing Agents addressing such matters as are set forth in such counsel’s opinion or opinions furnished pursuant to Section 7(d) of the Underwriting Agreement, adapted as necessary to relate to the Remarketed Convertible Notes and to the Remarketing Materials, if any, or to any changed circumstances or events occurring subsequent to the date of this Agreement, such adaptations being reasonably acceptable to counsel to the Remarketing Agents.

                (h)       Counsel for the Remarketing Agents shall have furnished to the Remarketing Agents its opinion, addressed to the Remarketing Agents and dated the Remarketing Settlement Date, in form and substance reasonably satisfactory to the Remarketing Agents.

                (i)       Subsequent to the Commencement Date and prior to the Remarketing Settlement Date, there shall not have occurred any downgrading, withdrawal or suspension in the rating accorded any of the Company’s securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act that currently has publicly released a rating of the Company’s securities and no such organization shall have publicly announced that it has under surveillance or review, with negative implications, its rating of any of the Company’s securities.

                SECTION 7.  Indemnification. (a) The Company agrees to indemnify and hold harmless each Remarketing Agent, the directors, officers, employees, Affiliates and agents of each Remarketing Agent and each person who controls any Remarketing Agent within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Prospectus, any Preliminary Prospectus, the Statutory Prospectus, or any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Remarketing Agent specifically for inclusion

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therein.  This indemnity agreement will be in addition to any liability that the Company may otherwise have.

                (b)       Each Remarketing Agent severally, and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Remarketing Agent, but only with reference to written information relating to such Remarketing Agent furnished to the Company by or on behalf of such Remarketing Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Remarketing Agent may otherwise have. The Company acknowledges that the statements contained in the “Underwriting” section of any Preliminary Prospectus and the Statutory Prospectus (i) in the third sentence of the fifth paragraph of text, (ii) in the second sentence of the sixth paragraph of text and (iii) in the ninth, tenth and eleventh paragraphs of text of such section constitute the only information furnished in writing by or on behalf of the Remarketing Agents for inclusion in any Preliminary Prospectus the Statutory Prospectus or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto.

                (c)       Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of no more than one such separate counsel if (i) the use of counsel chosen by the indemnifying party to

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represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement or an admission of fault, culpability by failure to act, by or on behalf of any indemnified party.

                (d)       In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Remarketing Agents severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which the Company and one or more of the Remarketing Agents may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Remarketing Agents on the other in connection with the Remarketing of the Remarketed Convertible Notes; provided, however, that in no case shall any Remarketing Agent be responsible for any amount in excess of the amount by which the Remarketing Fee exceeds the amount of any damages that such Remarketing Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Remarketing Agents severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Remarketing Agents on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information

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provided by the Company on the one hand or the Remarketing Agents on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Remarketing Agents agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls a Remarketing Agent within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of a Remarketing Agent shall have the same rights to contribution as such Remarketing Agent, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                SECTION 8.  Resignation and Removal of the Remarketing Agents. Either of the Remarketing Agents may resign and be discharged from its duties and obligations hereunder, and the Company may remove either of the Remarketing Agents, by giving 10 days’ prior written notice, in the case of a resignation, to the Company and the Purchase Contract Agent and, in the case of a removal, to the removed Remarketing Agent and the Purchase Contract Agent.

                In any such case, the Company will use commercially reasonable efforts to appoint a successor Remarketing Agent and enter into a remarketing agreement (or an appropriate amendment to this Agreement) with such person as soon as reasonably practicable. The provisions of Section 7 shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

                SECTION 9.  Dealing in Securities. A Remarketing Agent, when acting as a Remarketing Agent or in its individual or any other capacity, may, to the extent permitted by law, buy, sell, hold and deal in any of the Remarketed Convertible Notes, Corporate Units, Treasury Units or any of the securities of the Company (together, the “Securities”). A Remarketing Agent may exercise any vote or join in any action which any beneficial owner of such Securities may be entitled to exercise or take pursuant to the Indenture with like effect as if it did not act in any capacity hereunder. A Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

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                SECTION 10.  Remarketing Agents’ Performance; Duty of Care. The duties and obligations of the Remarketing Agents hereunder shall be determined solely by the express provisions of this Agreement and the other Transaction Documents. No implied covenants or obligations of or against the Remarketing Agents shall be read into this Agreement or any of the other Transaction Documents. In the absence of bad faith on the part of a Remarketing Agent, a Remarketing Agent may conclusively rely upon any document furnished to it, as to the truth of the statements expressed in any of such documents. A Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties except as otherwise set forth herein. A Remarketing Agent shall have no obligation to determine whether there is any limitation under applicable law on the Reset Rate on the Convertible Notes or, if there is any such limitation, the maximum permissible Reset Rate on the Convertible Notes, and it shall rely solely upon written notice from the Company (which the Company agrees to provide prior to the third Business Day before the applicable Remarketing Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. A Remarketing Agent, acting under this Agreement, shall incur no liability to the Company or to any holder of Remarketed Convertible Notes in its individual capacity or as Remarketing Agent for any action or failure to act, on its part in connection with a Remarketing or otherwise, except if such liability is judicially determined to have resulted from its failure to comply with the material terms of this Agreement or bad faith, gross negligence or willful misconduct on its part. The provisions of this Section 10 shall survive the termination of this Agreement and shall survive the resignation or removal of any Remarketing Agent pursuant to this Agreement.

                SECTION 11.  Survival of Certain Representations and Obligations. Any other provision of this Agreement to the contrary notwithstanding, (a) the indemnity and contribution agreements contained in Section 7 hereof, and the representations and warranties and other agreements of the Company and the Remarketing Agents contained in this Agreement shall remain in full force and effect regardless of (i) any investigation made by or on behalf of a Remarketing Agent or by or on behalf of the Company or its directors or officers, or any of the other persons referred to in Section 7 hereof and (ii) acceptance of and payment for the Remarketed Convertible Notes, and (b) the indemnity and contribution agreements contained in Section 7 shall remain operative and in full force and effect regardless of any termination of this Agreement.

                SECTION 12.  Termination. This Agreement shall automatically terminate (i) as to a Remarketing Agent on the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 8 hereof and (ii) on the earlier of (x) the occurrence of a Termination Event and (y) the Business Day immediately following the Remarketing Settlement Date. If this Agreement is terminated pursuant to any of the other provisions hereof, except as otherwise

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provided herein, the Company shall not be under any liability to either of the Remarketing Agents and the Remarketing Agents shall not be under any liability to the Company, except that if this Agreement is terminated by a Remarketing Agent with respect to such Remarketing Agent because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse such Remarketing Agent for all of its out-of-pocket expenses (including the fees and disbursements of its counsel) reasonably incurred by it. Notwithstanding any termination of this Agreement, in the event there has been a Successful Remarketing, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under said Section 4 shall have been paid in full. In addition, Sections 7 and 10 hereof shall survive the termination of this Agreement or the resignation or removal of the Remarketing Agents.

                SECTION 13.  Miscellaneous. THE RIGHTS AND DUTIES OF THE PARTIES TO THIS REMARKETING AGREEMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CHOICE OF LAW PRINCIPLES THAT MIGHT CALL FOR THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION. EACH PARTY HERETO, AND EACH HOLDER OF A UNIT BY ACCEPTANCE THEREOF, HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. This Agreement shall become effective when a fully executed copy hereof is delivered to the Remarketing Agents by the Company. This Agreement may be executed in any number of separate counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same agreement. This Agreement shall inure to the sole benefit of each of the Company, the Remarketing Agents, and the Purchase Contract Agent, except that with respect to the provisions of Section 7 hereof, such provisions shall also be deemed to be for the benefit of each director, officer and other persons referred to in Section 7 hereof, and their respective successors. Should any part of this Agreement for any reason be declared invalid, such declaration shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated. Nothing herein is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of any provision in this Agreement. The term “successor” as used in this Agreement shall not include any purchaser, as such purchaser, of any Securities from a Remarketing Agent.

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                SECTION 14.  Notices. All communications hereunder shall be in writing and, if to the Remarketing Agents, shall be delivered or sent by mail, telex or facsimile transmission to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel (fax: 212-816-7912) and Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Serkan Savasoglu (fax: 212 404-9481); if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the Company, 1000 Stanley Drive, New Britain, CT 06053, Attention: Donald Riccitelli (fax: 860-827-3911); and if to the Purchase Contract Agent, shall be delivered or sent by mail or facsimile transmission to The Bank of New York Trust Company, N.A., 2 North LaSalle Street, Suite 1020, Chicago, Illinois 60602. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

                SECTION 15.  Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

                SECTION 16.  Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                SECTION 17.  Severability. If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdictions because it conflicts with any provisions of any constitution, statute, rule or public policy or for any other reason, then, to the extent permitted by law, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

                SECTION 18.  Amendments. This Agreement may be amended by an instrument in writing signed by the parties hereto. Each of the Company and the Purchase Contract Agent agrees that it will not enter into, cause or permit any amendment or modification of the Transaction Documents or any other instruments or agreements relating to the Convertible Notes or the Corporate Units that would in any way adversely affect the rights, duties and obligations of the Remarketing Agents, without the prior written consent of such Remarketing Agent.

                SECTION 19.  Successors and Assigns. Except in the case of a succession pursuant to the terms of the Purchase Contract and Pledge Agreement, the rights and obligations of the Company hereunder may not be assigned or delegated to any other Person without the prior written consent of the Remarketing Agents.

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The rights and obligations of the Remarketing Agents hereunder may not be assigned or delegated to any other Person (other than an affiliate of such Remarketing Agent) without the prior written consent of the Company.

                If the foregoing correctly sets forth the agreement by and among the Company, the Remarketing Agents and the Purchase Contract Agent, please indicate your acceptance in the space provided for that purpose below.

[SIGNATURES ON THE FOLLOWING PAGE]

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Very truly yours,

THE STANLEY WORKS

By: _________________________________________________
Name:
Title:

CONFIRMED AND ACCEPTED:

CITIGROUP GLOBAL MARKETS INC., as Remarketing Agent

By: _________________________________________________
Name:
Title:

MORGAN STANLEY & CO. INCORPORATED, as Remarketing Agent

By: _________________________________________________
Name:
Title:

THE BANK OF NEW YORK TRUST COMPANY, N.A., not individually, but solely as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts

By: _________________________________________________
Name:
Title: